As filed with the Securities and Exchange Commission on February 4, 2014

Registration No. 333-193109

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AudioEye, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7372	20-2939845
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5210 E. Williams Circle, Fifth Floor Tucson, Arizona 85711 (866) 331-5324	Nathaniel Bradley Chief Executive Officer 5210 E. Williams Circle, Fifth Floor Tucson, Arizona 85711 (866) 331-5324
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

David L. Ficksman, Esq.

TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067

(310) 553-4441

Approximate date of commencement of proposed sale to public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee
common stock, par value $0.00001 per share(1)	12,643,669 shares	$.34	(4)	$4,298,847	$553.69
common stock, par value $0.00001 per share, underlying warrants(2)	1,221,360 shares	$.34	(4)	$415,262	$53.49
common stock, par value $0.00001 per share, underlying warrants(3)	12,421,807 shares	$.34	(4)	$4,223,414	$543.98

TOTAL	26,286,836 shares			$8,937,523	$1,151.16(5)

(1)The 12,643,669 shares are currently outstanding shares to be offered for resale by selling stockholders.

(2)The 1,221,360 shares are currently unissued shares to be offered for resale by selling stockholders following issuance upon exercise of outstanding warrants that have an exercise price of $0.50 per share.

(3)The 12,421,807 shares are currently unissued shares to be offered for resale by selling stockholders following issuance upon exercise of outstanding warrants that have an exercise price of $0.40 per share.

(4)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.  The price per share is based on the average of the bid and asked price of the Registrant’s common stock on the OTC Bulletin Board on January 30, 2014.

(5)$1,122.50 has been previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The securities offered pursuant to this prospectus may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject To Completion, Dated February 4, 2014

AudioEye, Inc.
26,286,836

 SHARES OF COMMON STOCK

This prospectus covers the sale by the selling stockholders identified in this prospectus under the section titled “Selling Stockholders” (the “Selling Stockholders”) of up to 26,286,836 shares of the common stock of AudioEye, Inc., a Delaware corporation (together with its subsidiary, “we” or “our”), which includes 13,643,167 shares of common stock issuable upon the exercise of warrants.

We will pay all expenses, except for any brokerage expenses, fees, discounts and commissions, which will all be paid by the Selling Stockholders, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities.”

Our common stock is quoted on the OTC Bulletin Board (“OTCBB”) under the symbol “AEYE.”  The closing price of our common stock as reported on the OTCBB on January 30, 2014, was $0.34 per share.

The prices at which the Selling Stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, or at such a price negotiated price or prices determined, from time to time, by the Selling Stockholders. See “Plan of Distribution.”  The Selling Stockholders may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with the sale of their common stock under this prospectus.

We will not receive any of the proceeds from the sale of the shares of common stock owned by the Selling Stockholders, but we may receive funds from the exercise of their warrants upon exercise. Any proceeds received from the exercise of the warrants will be used by us for working capital and general corporate purposes.

You should read this prospectus, and any amendment or supplement, together with additional information described under the heading “General” before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Our principal executive offices are located at 5210 E. Williams Circle, Fifth Floor, Tucson, Arizona 85711, and our telephone number is (866) 331-5324.  Our home page on the Internet can be located at www.audioeye.com.  Information included on our website is not part of this prospectus.

See the section of this document titled “Risk Factors” beginning on page 8 for certain factors relating to an investment in the shares of common stock offered hereby.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK OFFERED HEREBY OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                       , 2014

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that, which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

i

STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements included in this prospectus and any prospectus supplement contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus and any prospectus supplement, including statements regarding our plans, objectives, goals, strategies, future events, capital expenditures, future results, our competitive strengths, our business strategy and the trends in our industry are forward-looking statements. The words “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “appear,” “future,” “likely,” “probably,” “suggest,” “goal,” “potential” and similar expressions, as they relate to our company, are intended to identify forward-looking statements. All statements, other than statements of historical fact, included in this prospectus and any prospectus supplement regarding our financial position, business strategy and plans or objectives for future operations are forward looking statements.

These forward looking statements are based on our management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “proposed,” “intended,” or “continue” or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully, because they discuss our expectations about our future operating results or our future financial condition or state other “forward-looking” information.  Many factors could cause our actual results to differ materially from those projected in these forward-looking statements, including but not limited to: variability of our revenues and financial performance; risks associated with product development and technological changes; the acceptance our products in the marketplace by existing and potential future customers; and general economic conditions.  You should be aware that the occurrence of any of the events described in this prospectus could substantially harm our business, results of operations and financial condition, and that upon the occurrence of any of these events, the trading price of our securities could decline. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, growth rates, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

Forward-looking statements reflect only our current expectations. In any forward-looking statement, where we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but we cannot assure you that the statement of expectation or belief will be achieved or accomplished. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements due to a number of uncertainties, many of which are unforeseen, including:

•                                          the uncertain market acceptance of our existing and future products;

•                                          our need for, and the availability of, additional capital in the future to fund our operations and the development of new products;

•                                          rapid changes in Internet-based applications that may affect the utility and commercial viability of our products;

•                                          the timing and magnitude of expenditures we may incur in connection with our ongoing product development activities;

•                                          the success, timing and financial consequences of new strategic relationships or licensing agreements we may enter into;

•                                          the level of competition from our existing and from new competitors in our marketplace; and

•                                          regulatory environment for our products and services.

In addition, you should refer to the “Risk Factors” section of this prospectus beginning on page 8 for a discussion of other factors that may cause our actual results to differ materially from those implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. Accordingly, you should not place undue reliance on these forward-looking statements. All subsequent written and oral forward looking statements attributable to us or the persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We undertake no obligation to update any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Because it is a summary, it does not contain all the information you should consider before investing in our common stock. Before making any investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section of this prospectus beginning on page 8, the financial statements and the notes to the financial statements. Unless stated otherwise, the terms “we,” “us” or “our” refer to AudioEye, Inc., a Delaware corporation.

The Company

Overview

We were incorporated in 2005 and founded on patented technology at the center of the shift of mobile Internet consumers from keypad, mouse and other vision-dependent user experiences to a completely voice-driven and conversational medium.

We generate revenues through the sale of our software as a service (SaaS) technology platform called the Audio Internet® to Internet and mobile publishers, developers, owners and operators. Our solutions and services enable users of AudioEye-enabled customers’ website or mobile environments to transact, communicate and engage with products, brands and content using our patented interactive voice technologies.

We are focused on creating voice driven technologies that will improve the mobility, usability and accessibility of all Internet and mobile content. We believe that our value propositions to our web publishing customers in a wide range of industries and applications include the following:

•                                          Accessibility — We help our customers comply with accessibility laws. We help increase website traffic and effectiveness.

•                                          Mobility — Our solution enables eyes and hands-free mobile technology interaction. We aim to improve mobile technology interaction beyond where other voice-driven technologies leave off.

•                                          Usability — Narration, comprehension and usage all add value to websites and increase audience.

Our technology dramatically expands the power and functionality of the voice-controlled browser. Voice recognition and artificial intelligence engines that exist in the market today provide only a partial solution, allowing users to get an “answer” to a specific question. Our patented technologies enable an essential third ingredient delivering audio menus that allow users to choose among multiple responses and navigate the Internet via keypad or voice just as they would with familiar mouse/icon or gestural interfaces.

Our technology platform, when connected to voice recognition and artificial intelligence engines, can provide for a fully Audio Internet® experience complete with voice navigation and voice-driven transactions.

Our technology development was initiated at the University of Arizona Science & Technology Park in Tucson, Arizona. In 2006, we received technology development venture funding from the Maryland Technology Development Corporation (TEDCO), which contributed to the development of our platform strategy. TEDCO was created by the Maryland State Legislature in 1998 to facilitate the transfer and commercialization of technology from Maryland’s research universities and federal labs into the marketplace and to assist in the creation and growth of technology-based businesses in all regions of the State of Maryland, where we formerly had a technology development and administration office. Beginning in 2009 and continuing to the present, we have been involved in a multi-year technology development program with the Eller College of Management’s Department of Management Information Systems at the University of Arizona. In

connection with our proprietary technology, our company has been issued a number of U.S. patents in two distinct patent families.

Our patented voice infrastructure technology was a 2013 Edison Gold Award winner for innovation in the category of “Quality of Life.”

Summary Financial Data

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you.  Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before making a decision to invest in our common stock. The information contained in the following summary is derived from our financial statements for the nine months ended September 30, 2013 and 2012 and the years ended December 31, 2012 and 2011.

	Nine Months ended September 30,		Years ended December 31,
	2013	2012	2012	2011
Revenues	$806,068	$278,837	$282,062	$138,021
Cost of goods sold	226,561	219,926	265,300	641,124
Net profit	579,507	58,911	16,732	(503,103)

Selling and marketing	167,509	—	—	2,300
General and administrative	1,287,693	731,515	904,347	835,055
Amortization and depreciation	862,168	57,760	149,179	153,461
Operating expenses	2,317,370	789,275	1,053,526	990,816

Loss from operations	(1,737,863)	(730,364)	(1,036,794)	(1,493,919)
Other income (expense)	(58,933)	(12,000)	(129,495)	(280,050)
Net loss	$(1,796,796)	$(742,364)	$(1,166,289)	$(1,776,969)

Business History

AudioEye, Inc. was formed as a Delaware corporation on May 20, 2005. On March 31, 2010, CMG Holdings Group, Inc. (“CMGO”) acquired our company.  In connection with the acquisition, our former stockholders retained rights to receive cash from the exploitation of our technology (the “Rights”) consisting of 50% of any cash received from income earned, settlements or judgments directly resulting from our patent strategy and a share of our net income for 2010, 2011 and 2012 from the exploitation of our technology.  The Rights were then contributed to a newly formed Nevada corporation, AudioEye Acquisition Corporation (“AEAC”) in exchange for shares of AEAC.  During the period as a wholly-owned subsidiary of CMGO, we continued to expand our patent portfolio to protect our proprietary Internet content publication and distribution technology.

On June 22, 2011, CMGO entered into a Master Agreement with AEAC pursuant to which: (i) the stockholders of AEAC would acquire from the CMGO 80% of our capital stock (the “Separation”) and (ii) CMGO would distribute to its stockholders, in the form of a dividend, 5% of our capital stock (the “Spin-off”).  Pursuant to the Master Agreement, AEAC was required to arrange for the release of senior secured notes (the “Senior Notes”) issued by CMGO in an aggregate principal amount of $1,025,000, which CMGO had been unable to service.  On August 15, 2012, we, CMGO and AEAC completed the Separation.  In connection with the Separation, AEAC arranged for the release of CMGO under the Senior Notes by payment to the holders thereof of $700,000, the delivery of a secured promissory note in the principal amount of $425,000 and the issuance of 1,500,000 shares of the common stock of AEAC.  On February 6, 2013, the note was paid in full.

On January 29, 2013, the Securities and Exchange Commission declared effective our registration statement on Form S-1 with respect to 1,500,259 shares of our common stock to be issued in the Spin-off. On February 22, 2013, CMGO completed the Spin-off.

In connection with the Separation, we entered into a Royalty Agreement with CMGO. Pursuant to the Royalty Agreement, for a period of five years, we would pay to CMGO 10% of cash received from income earned or settlements on judgments directly resulting from our patent enforcement and licensing strategy, whether received by us on any of our affiliates, net in either case of any direct costs or tax implications incurred in pursuit of such strategy as they relate to the patents described in the Master Agreement.  Additionally, we entered into a Services Agreement with CMGO whereby, without duplication to the amounts payable under the Royalty Agreement, for a period of 5 years, CMGO will receive a commission of 7.5% of all revenues received by us after the Separation from all business, clients or other sources of revenue procured by CMGO or its employees, officers or subsidiaries and directed to us and 10% of net revenues obtained from a specified customer.

On March 22, 2013, we and AEAC entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which AEAC would be merged with and into our company (the “Merger”) with our company being the surviving entity.  Pursuant to the Merger Agreement, each share of AEAC common stock issued and outstanding immediately prior to the Merger effective date would be converted into .94134 share of our common stock and the outstanding convertible debentures of AEAC (the “AEAC Debentures”) in the aggregate principal amount of $1,400,200, together with accrued interest thereon, would be assumed by us and then exchanged for convertible debentures of our company (the “AE Debentures”).

Effective March 25, 2013, the Merger was completed.  In connection with the Merger, the stockholders of AEAC received on a pro rata basis the 24,004,143 shares of our common stock that were held by AEAC, and the former holders of the AEAC Debentures received an aggregate of 5,871,752 shares of our common stock pursuant to their conversion of all of the AE Debentures issued to replace the AEAC Debentures.  The principal assets of AEAC were the Rights that had been contributed to AEAC by the former stockholders of our company. As a result of the Merger, the Rights have been extinguished.

On November 12, 2013, we and CMGO terminated the Royalty Agreement.

On December 30, 2013, we completed the repurchase of 2,184,583 shares of our common stock owned by CMGO which shares were transferred to us in January, 2014 and retired to treasury.  In connection, with the repurchase, we paid CMGO $573,000 and forgave a $50,000 payable from an affiliate of CMGO.

Our Principal Executive Offices

Our principal executive offices are located at 5210 E. Williams Circle, Fifth Floor, Tucson, Arizona 85711.  Our telephone number is (866) 331-5324.

General

We maintain an Internet website at http://www.audioeye.com. Our annual reports, quarterly reports, current reports on Form 8-K and amendments to such reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and other information related to our company, are available, free of charge, on our website as soon as we electronically file those documents with, or otherwise furnish them to, the Securities and Exchange Commission. Our company’s Internet website and the information contained therein, or connected thereto, are not, and are not intended, to be incorporated into this prospectus.

THE OFFERING

During the period from June 17, 2013 to November 13, 2013, we sold an aggregate of 1,142,000 units to 16 accredited investors (who are part of the Selling Stockholders) for gross proceeds of $571,000 in a private placement (the “First Private Placement”).   The units in the First Private Placement consisted of 1,142,000 shares of our common stock and warrants to purchase an additional 1,221,360 shares of common stock, which warrants include warrants to purchase 79,360 shares of our common stock issued to the placement agent in connection with their services.  The warrants in the First Private Placement are for a term of three years (four years for the warrants issued to the placement agent) and have an exercise price of $0.50 per share.  On December 23, 2013, we sold an aggregate of 10,835,002 units to 15 accredited investors (who are also part of the Selling Stockholders) for gross proceeds of $3,250,500 and on January 30, 2014 we sold an additional 666,667 units for gross proceeds of $200,000 to two accredited investors (the “Second Private Placement”).  The units in the Second Private Placement consisted of 11,501,669 shares of our common stock and warrants to purchase an additional 12,421,807 shares of our common stock, which warrants include warrants to purchase 920,138 shares of our common stock issued to the placement agent in connection with their services.  The warrants in the Second Private Placement are for a term of five years and have an exercise price of $0.40 per share.  The warrants issued in the First Private Placement and Second Private Placement are referred to herein as the “Warrants.”  We are registering 26,286,836 shares of our common stock for resale by the Selling Stockholders, of which 12,643,669 shares are currently outstanding and were issued to the Selling Stockholders in the First Private Placement and the Second Private Placement.  The remaining 13,643,167 shares included in this prospectus represent the estimated maximum number of shares that may be issued to Selling Stockholders upon the exercise of the Warrants.

We are registering the shares in this offering pursuant to a registration rights agreement we entered into with the investors who purchased the shares and Warrants referred to herein in the First Private Placement and the Second Private Placement.  We agreed to file this registration statement in order to permit the investors that participated in the First Private Placement and the Second Private Placement to publicly sell their shares and the shares that they may acquire upon exercise of the Warrants.

Outstanding common stock	55,206,035 common shares issued and outstanding as of January 31, 2014.

Securities Offered	26,286,836 shares of common stock, including 13,643,167 shares issuable upon the exercise of Warrants.

Common stock to be outstanding after the offering, assuming the exercise of the Warrants for 13,643,167 of the shares included in this prospectus	68,849,202 shares (1)

Proceeds

We may receive proceeds upon the exercise of the Warrants. The Selling Stockholders are under no obligation to exercise the Warrants. Proceeds received from the exercise of Warrants will be used for general corporate purposes.

Risk Factors

The securities offered hereby involve a high degree of risk. See “Risk Factors” on Page 8 and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in the shares of common stock offered hereby.

OTC Bulletin Board Symbol	AEYE

(1)                                 Does not include 5,985,250 shares of common stock issuable upon the exercise of outstanding options (with exercise prices ranging from $0.25 to $1.00 per share), and 4,797,425 shares of common stock issuable upon the exercise of outstanding warrants (with exercise prices ranging from $0.25 to $1.22).

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

RISK FACTORS

In addition to the other information included in this prospectus and any prospectus supplement, the following factors should be carefully considered in evaluating our business, financial position and future prospects. Any of the following risks, either alone or taken together, could materially and adversely affect our business, financial position or future prospects. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we have projected.  Investing in our common stock is highly speculative and involves a high degree of risk. Any potential investor should carefully consider the risks and uncertainties described below before purchasing any shares of our common stock.  There may be additional risks that we do not presently know or that we currently believe are immaterial which could also materially adversely affect our business, financial position or future prospects.  As a result, the trading price of our stock could decline, and you might lose all or part of your investment. Our business, financial condition and operating results, or the value of any investment you make in the stock of our company, or both, could be adversely affected by any of the factors listed and described below.

Risks Relating to Our Business and Industry

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Primarily as a result of our losses, limited cash balances and debt obligations, our independent registered public accounting firm has included in its report for the year ended December 31, 2012 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern is contingent upon, among other factors, increasing revenues or obtaining alternate financing.  If we are not able to increase revenues or obtain alternate financing, our ability to continue in business would be adversely affected.

We have a history of generating significant losses and may not be able to achieve and sustain profitability.

To date, we have not been profitable, and we may never achieve profitability on a full-year or consistent basis.  We incurred net losses of $800,957 for the year ended December 31, 2012.  As of September 30, 2013, we have an accumulated deficit of $6,226,336 and a working capital deficit of $394,242.  If we continue to experience losses, we may not be able to continue our operations, and investors may lose their entire investment.

Our future development and operations require substantial capital, and we may be unable to obtain needed capital or financing on satisfactory terms, which would prevent us from fully developing our business and generating revenues.

Currently, we have limited operating capital.  As of September 30, 2013, our cash available was $73,435.  Our business is capital intensive and we anticipate that we will need to raise significant amounts of capital to meet our funding requirements.  We expect our capital outlays and operating expenditures to increase substantially over at least the next several years as we implement our business plan.  We expect that we will need to raise substantial additional capital, through future private or public equity offerings, strategic alliances or debt financing.  Our future capital requirements will depend on many factors, including:  market conditions, sales force cost, cost of litigation in enforcing our patents, and information technology (IT) development and acquisition costs.

We do not currently have any commitments for future external funding and we do not expect to generate any significant revenue from our business for some period of time.  Additional financing may not be available on favorable terms, or at all.  Even if we succeed in selling additional securities to raise funds, at such time, the ownership percentage of our existing stockholders would be diluted, and new investors may demand rights, preferences or privileges senior to those of existing stockholders.  If we raise additional capital through debt financing, the financing may involve covenants that restrict our business activities.  If we are not able to obtain financing when needed, we may be unable to carry out our business plan.  As a result, we may have to significantly limit our operations and our business, financial condition and results of operations would be materially harmed.

Current economic and credit conditions could adversely affect our plan of operations.

Our ability to secure additional financing and satisfy our financial obligations under indebtedness outstanding from time to time will depend upon our future operating performance, which is subject to the prevailing general economic and credit market conditions, including interest rate levels and the availability of credit generally, and financial, business and other factors, many of which are beyond our control.  The prolonged continuation or worsening of current credit market conditions would have a material adverse effect on our ability to secure financing on favorable terms, if at all.

Our revenue and collections may be materially adversely affected by the economic downturn.

A continuation or worsening of the recent economic downturn could result in reduced demand for our services and products, which could have a material adverse effect on our business financial position or results of operations.

An increase in market interest rates could increase our interest costs on future debt and could adversely affect our stock price.

If interest rates increase, so could our interest costs for any new debt.  This increased cost could make the financing of any acquisition more costly.  We may incur variable interest rate indebtedness in the future.  Rising interest rates could limit our ability to refinance debt when it matures, or cause us to pay higher interest rates upon refinancing and increased interest expense on refinanced indebtedness.

We are dependent on certain members of our management and technical team.

Investors in our common stock must rely upon the ability, expertise, judgment and discretion of our management and the success of our technical team in exploiting our technology.  Our performance and success are dependent, in part, upon key members of our management and technical team, including Nathaniel Bradley, Chief Executive Officer and President, Paul Arena, Executive Chairman/Chairman of the Board, Sean Bradley, Chief Technical Officer, and James Crawford, Chief Operating Officer. The departure of such key persons could be detrimental to our future success. Members of our management hold a significant percentage of our common stock.  We cannot assure you that our management will remain in place.  The loss of any of our management and technical team members could have a material adverse effect on our results of operations and financial condition, as well as on the market price of our common stock.

We intend to seek acquisitions and other strategic opportunities, which may result in the use of a significant amount of our management resources or significant costs, and we may not be able to fully realize the potential benefit of such transactions.

We intend to seek acquisitions and other strategic opportunities.  Accordingly, we may often be engaged in evaluating potential transactions and other strategic alternatives.  In addition, from time to time, we may engage in discussions that may result in one or more transactions.  Although there would be uncertainty that any of these discussions would result in definitive agreements or the completion of any transaction, we may devote a significant amount of our management resources to such a transaction, which could negatively impact our operations.  In addition, we may incur significant costs in connection with seeking acquisitions or other strategic opportunities regardless of whether the transaction is completed and in combining its operations if such a transaction is completed.  In the event that we consummate an acquisition or strategic alternative in the future, we cannot assure you that we would fully realize the potential benefit of such a transaction.

Our business plan may not be realized. If our business plan proves to be unsuccessful, our business may fail and you may lose your entire investment.

Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including inadequate working capital and a limited operating history. The likelihood of our success must be considered in light of the problems, expenses, complications and delays frequently encountered in connection with the development of a new business. Unanticipated events may occur that could affect the actual results achieved during the forecast periods. Consequently, the actual results of operations during the forecast periods will vary from the forecasts, and such variations may be material. In addition, the degree of uncertainty increases with each successive year presented. We cannot assure you that we will succeed in the anticipated operation of our business plan. If our business plan proves to be unsuccessful, our business may fail and you may lose your entire investment.

If we are not able to adequately protect our patented rights, our operations would be negatively impacted.

Our ability to compete largely depends on the superiority, uniqueness and value of our technology and intellectual property.  To protect our intellectual property rights, we will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions.  We cannot assure you that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or that any such assertions or prosecutions will not materially adversely affect our business.

Regardless of whether these or any future claims are valid or can be successfully asserted, defending against such claims could cause us to incur significant costs, could jeopardize or substantially delay a successful outcome in any future litigation, and could divert resources away from our other activities.  In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products.  In addition to challenges against our existing patents, any of the following could also reduce the value of our intellectual property now, or in the future:

•                                          our applications for patents, trademarks and copyrights relating to our business may not be granted and, if granted, may be challenged or invalidated;

•                                          issued trademarks, copyrights or patents may not provide us with any competitive advantages;

•                                          our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology; or

•                                          our efforts may not prevent the development and design by others of products or technologies similar to, competitive with, or superior to those that we develop.

Also, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business in the future or from which competitors may operate.  Obtaining patents will not necessarily protect our technology or prevent our international competitors from developing similar products or technologies.  Our inability to adequately protect our patented rights would have a negative impact on our operations and revenues.

In addition, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related businesses are uncertain and still evolving.  Because of the growth of the Internet and Internet-related businesses, patent applications are continuously and simultaneously being filed in connection with Internet-related technology.  There are a significant number of U.S. and foreign patents and patent applications in our areas of interest, and we believe that there has been, and is likely to continue to be, significant litigation in the industry regarding patent and other intellectual property rights.

We may commence legal proceedings against third parties who we believe are infringing on our intellectual property rights, and if we are forced to litigate to defend our intellectual property rights, or to defend claims by third parties against us relating to intellectual property rights, legal fees and court injunctions could adversely affect our financial condition or potentially end our business.

At present, we do not have any active or pending litigation.  However, we believe that certain third parties may be violating our patents.  We expect the number of third parties violating our patents to grow in number as the market develops new uses of voice controlled Internet usage and consumers begin to increase their adoption of the technology and integrate it into their daily lives.  We foresee the potential need to enter into active litigation to defend the enforcement of our patents.  We anticipate that these legal proceedings could continue for several years and may require significant expenditures for legal fees and other expenses.  In the event we are not successful through appeal and do not subsequently obtain monetary and injunctive relief, these litigation matters may significantly reduce our financial resources and have a material impact on our ability to continue our operations.  The time and effort required of our management to effectively pursue these litigation matters may adversely affect our ability to operate our business, since time spent on matters related to the lawsuits will take away from the time spent on managing and operating the business. We cannot assure you that any such potential lawsuits will result in a final outcome that is favorable to our stockholders or us.

We may or may not be able to capitalize on potential market opportunities related to our licensing strategy or our patent portfolio.

In order to capitalize on our patent portfolio, our business strategy calls for us to enter into licensing relationships with leading companies in our target markets in order to reach a larger end-user base than we could reach through direct sales and marketing efforts.  Although we may enter into certain license agreements, we cannot assure you that we will be able to continue to capitalize on our patent portfolio or any potential market opportunity in the foreseeable future.  Our inability to generate licensing revenues associated with the potential market opportunities could result from a number of factors, including, but not limited to:

•                                          we may not be successful in entering into licensing relationships with our targeted customers on commercially acceptable terms; and

•                                          challenges to the validity of certain of our patents that underlie the licensing opportunities.

We have experienced and will continue to experience competition as more companies seek to provide products and services similar to our products and services; and because larger and better-financed competitors may affect our ability to operate our business and achieve profitability, our business may fail.

We expect competition for our products and services to be intense.  We expect to compete directly against other companies offering similar products and services that will compete directly with our proposed products and services.  We also expect that we will compete against established vendors in our markets.  These companies may incorporate other competitive technologies into their product offerings, whether developed internally or by third parties.  For the foreseeable future, substantially all of our competitors are likely to be larger, better-financed companies that may develop products superior to our current and proposed products, which could create significant competitive advantages for those companies.  Our future success depends on our ability to compete effectively with our competitors.  As a result, we may have difficulty competing with larger, established competitors.  Generally, these competitors have:

•                                          substantially greater financial, technical and marketing resources;

•                                          a larger customer base;

•                                          better name recognition; and

•                                          more expansive product offerings.

These competitors are likely to command a larger market share than us, which may enable them to establish a stronger competitive position, in part, through greater marketing opportunities.  Further, our competitors may be able to respond more quickly to new or emerging technologies and changes in user preferences and to devote greater resources to developing new products and offering new services.  These competitors may develop products or services that are comparable or superior to ours.  If we fail to address competitive developments quickly and effectively, we may not be able to remain a viable business.

The burdens of being a public company may adversely affect our ability to develop our business and pursue a litigation strategy.

As a public company, our management must devote substantial time, attention and financial resources to comply with U.S. securities laws.  This may have a material adverse effect on our management’s ability to effectively and efficiently develop our business initiatives.  In addition, our disclosure obligations under U.S. securities laws may require us to disclose information publicly that could have a material adverse effect on our potential litigation strategies.

The current regulatory environment for our products and services remains unclear.

We cannot assure you that our existing or planned product and service offerings will be in compliance with local, state and/or federal U.S. laws or the laws of any foreign jurisdiction where we may operate in the future.  Further, we cannot assure you that we will not unintentionally violate such laws or that such laws will not be modified, or that new laws will not be enacted in the future, which would cause us to be in violation of such laws.   More aggressive domestic or international regulation of the Internet may materially and adversely affect our business, financial condition, operating results and future prospects.

Our business greatly depends on the growth of mobile services, streaming, file transfer, remote desktop and other next-generation Internet-based applications.

The Internet may ultimately prove not to be a viable commercial marketplace for such applications for a number of reasons, including:

•                                          unwillingness of consumers to shift to and use other such next-generation Internet-based audio applications;

•                                          refusal to purchase our products and services;

•                                          perception by the licensees with respect to product and service quality and performance;

•                                          limitations on access and ease of use;

•                                          congestion leading to delayed or extended response times;

•                                          inadequate development of Internet infrastructure to keep pace with increased levels of use; and

•                                          increased government regulations.

If the market for our mobile services, audio control of the Internet browser, file transfer and remote desktop does not grow as anticipated, our business would be adversely affected.

While other next-generation Internet-based applications have grown rapidly in personal and professional use, we cannot assure you that the adoption of our products and services will grow at a comparable rate, or grow at all.

We expect that we will experience long and unpredictable sales cycles, which may impact our operating results.

We expect that our sales cycles will be long and unpredictable due to a number of uncertainties such as:

•                                          the need to educate potential customers about our patent rights and our product and service capabilities;

•                                          customers’ willingness to invest potentially substantial resources and infrastructures to take advantage of our products and services;

•                                          customers’ budgetary constraints;

•                                          the timing of customers’ budget cycles; and

•                                          delays caused by customers’ internal review processes.

We expect that we will be substantially dependent on a concentrated number of customers.

As of September 30, 2013, one major customer generated 51% of our revenue. If we are unable to establish, maintain, grow or replace our relationships with customers and develop a diversified customer base, our revenues may fluctuate and our growth may be limited.

If we do not successfully develop our planned products and services in a cost-effective manner to customer demand in the rapidly evolving market for next-generation Internet-based applications and services, our business may fail.

The market for next-generation Internet-based applications and services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, and frequent new service and product introductions.  Our future success will depend, in part, on our ability to use new technologies effectively, to continue to develop our technical expertise and proprietary technology, to enhance our existing products and services, and to develop new products and services that meet changing customer needs on a timely and cost-effective basis.  We may not be able to adapt quickly enough to changing technology, customer requirements and industry standards.  If we fail to use new technologies effectively, to develop our technical expertise and new products and services, or to enhance existing products and services in a timely basis, either internally or through arrangements with third parties, our product and service offerings may fail to meet customer needs, which would adversely affect our revenues and prospects for growth.

In addition, if we are unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions or customer requirements, we could lose customers, strategic alliances and market share.  Sudden changes in user and customer requirements and preferences, the frequent introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products, services and systems obsolete.  The emerging nature of products and services in the technology and communications industry and their rapid evolution will require that we continually improve the performance, features and reliability of our products and services.  Our survival and success will depend, in part, on our ability to:

•                                          design, develop, launch and/or license our planned products, services and technologies that address the increasingly sophisticated and varied needs of our prospective customers; and

•                                          respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

The development of our planned products and services and other patented technology involves significant technological and business risks and requires substantial expenditures and lead-time.  We may be unable to use new technologies effectively.  Updating our technology internally and licensing new technology from third parties may also require us to incur significant additional expenditures.

If our products and services do not gain market acceptance, we may not be able to fund future operations.

A number of factors may affect the market acceptance of our products or services or any other products or services we develop or acquire, including, among others:

•                                          the price of our products or services relative to other competitive products;

•                                          the perception by users of the effectiveness of our products and services;

•                                          our ability to fund our sales and marketing efforts; and

•                                          the effectiveness of our sales and marketing efforts.

If our products and services do not gain market acceptance, we may not be able to fund future operations, including the development of new products and services and/or our sales and marketing efforts for our current products and services, which inability would have a material adverse effect on our business, financial condition and operating results.

Our products and services are highly technical and may contain undetected errors, which could cause harm to our reputation and adversely affect our business.

Our products and services are highly technical and complex and, when deployed, may contain errors or defects.  Despite testing, some errors in our products and services may only be discovered after they have been installed and used by customers.  Any errors or defects discovered in our products and services after commercial release could result in failure to achieve market acceptance, loss of revenue or delay in revenue recognition, loss of customers and increased service and warranty cost, any of which could adversely affect our business, operating results and financial condition.  In addition, we could face claims for product liability, tort or breach of warranty.  The performance of our products and services could have unforeseen or unknown adverse effects on the networks over which they are delivered as well as on third-party applications and services that utilize our products and services, which could result in legal claims against us, harming our business.  Furthermore, we expect to provide implementation, consulting and other technical services in connection with the implementation and ongoing maintenance of our products and services, which typically involves working with sophisticated software, computing and communications systems.  We expect that our contracts with customers will contain provisions relating to warranty disclaimers and liability limitations, which may not be upheld.  Defending a lawsuit, regardless of its merit, is costly and may divert our management’s attention and adversely affect the market’s perception of us and our products and services.  In addition, if our business liability insurance coverage proves inadequate or future coverage is unavailable on acceptable terms or at all, our business, operating results and financial condition could be adversely impacted.

Malfunctions of third-party communications infrastructure, hardware and software expose us to a variety of risks we cannot control.

Our business will depend upon the capacity, reliability and security of the infrastructure owned by third parties over which our offerings would be deployed.  We have no control over the operation, quality or maintenance of a significant portion of that infrastructure or whether or not those third parties will upgrade or improve their equipment.  We depend on these companies to maintain the operational integrity of our connections.  If one or more of these companies is unable or unwilling to supply or expand its levels of service in the future, our operations could be adversely impacted.  Also, to the extent the number of users of networks utilizing our future products and services suddenly increases, the technology platform and secure hosting services which will be required to accommodate a higher volume of traffic may result in slower response times or service interruptions.  System interruptions or increases in response time could result in a loss of potential or existing users and, if sustained or repeated, could reduce the appeal of the networks to users.  In addition, users depend on real-time communications; outages caused by increased traffic could result in delays and system failures.  These types of occurrences could cause users to perceive that our products and services do not function properly and could therefore adversely affect our ability to attract and retain licensees, strategic partners and customers.

System failure or interruption or our failure to meet increasing demands on our systems could harm our business.

The success of our product and service offerings will depend on the uninterrupted operation of various systems, secure data centers, and other computer and communication networks that we use or establish.  To the extent the number of users of networks utilizing our future products and services suddenly increases, the technology platform and hosting services which will be required to accommodate a higher volume of traffic may result in slower response times, service interruptions or delays or system failures.  The deployment of our products, services, systems and operations will also be vulnerable to damage or interruption from:

•                                          power loss, transmission cable cuts and other telecommunications failures;

•                                          damage or interruption caused by fire, earthquake and other natural disasters;

•                                          computer viruses or software defects; and

•                                          physical or electronic break-ins, sabotage, intentional acts of vandalism, terrorist attacks and other events beyond our control.

System interruptions or failures and increases or delays in response time could result in a loss of potential or existing users and, if sustained or repeated, could reduce the appeal of our products and services to users.  These types of occurrences could cause users to perceive that our products and services do not function properly and could therefore adversely affect our ability to attract and retain licensees, strategic partners and customers.

Our ability to sell our solutions will be dependent on the quality of our technical support and our failure to deliver high-quality technical support services could have a material adverse effect on our sales and results of operations.

If we do not effectively assist our customers in deploying our products and services, succeed in helping our customers quickly resolve post-deployment issues and provide effective ongoing support, or if potential customers perceive that we may not be able to successfully deliver the foregoing, our ability to sell our products and services would be adversely affected, and our reputation with potential customers could be harmed.  In addition, if we expand our operations internationally, our technical support team will face additional challenges, including those associated with delivering support, training and documentation in languages other than the English language.  As a result, our failure to deliver and maintain high-quality technical support services to our customers could result in customers choosing to use our competitors’ products or services in the future.

We will need to recruit and retain additional qualified personnel to successfully grow our business.

Our future success will depend in part on our ability to attract and retain qualified operations, marketing and sales personnel as well as technical personnel.  Inability to attract and retain such personnel could adversely affect our business.  Competition for technical, sales, marketing and executive personnel is intense, particularly in the technology and Internet sectors.  We cannot assure you that we will be able to attract or retain such personnel.

Growth of internal operations and business may strain our financial resources.

We may need to significantly expand the scope of our operating and financial systems in order to build our business.  Our growth rate may place a significant strain on our financial resources for a number of reasons, including, but not limited to, the following:

•                                          the need for continued development of our financial and information management systems;

•                                          the need to manage relationships with future licensees, resellers, distributors and strategic partners;

•                                          the need to hire and retain skilled management, technical and other personnel necessary to support and manage our business; and

•                                          the need to train and manage our employee base.

The addition of products and services and the attention they demand, may also strain our management resources.

We do not expect to pay any dividends for the foreseeable future, which will affect the extent to which our investors realize any future gains on their investment.

We do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future.  Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

Risks Related to the Market for Our Common Stock

Our stock price may be volatile, and purchasers of our common stock could incur substantial losses.

Since April 25, 2013, our common shares are quoted on the OTCQB and OTC Bulletin Board services.  Since April 25, 2013, our stock price has been volatile and may continue to be so.  The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies.  As a result of this volatility, investors may not be able to sell their common stock.  The market price for our common stock may be influenced by many factors, including, but not limited to:

•                                          regulatory developments in the United States and any foreign countries where we may operate;

•                                          the recruitment or departure of key personnel;

•                                          quarterly or annual variations in our financial results or those of companies that are perceived to be similar to us;

•                                          market conditions in the industries in which we compete and issuance of new or changed securities;

•                                          analysts’ reports or recommendations;

•                                          the failure of securities analysts to cover our common stock or changes in financial estimates by analysts;

•                                          the inability to meet the financial estimates of analysts who follow our common stock;

•                                          the issuance of any additional securities by us;

•                                          investor perception of us and of the industry in which we compete; and

•                                          general economic, political and market conditions.

Trading on the OTCQB and OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common shares and make it difficult for our stockholders to resell their shares.

Since April 25, 2013, our common shares are quoted on the OTCQB and OTC Bulletin Board services. Trading in shares quoted on the OTCQB and OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of shares of our common stock for reasons unrelated to operating performance. Moreover, the OTCQB and OTC Bulletin Board are not stock exchanges, and trading of securities on the OTCQB and OTC Bulletin Board are often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like Amex. Accordingly, stockholders may have difficulty reselling shares of our common stock.

A substantial number of shares of our common stock may be sold into the market at any time.  This could cause the market price of our common stock to drop significantly, even if our business is doing well.

All of the 1,500,259 shares of our common stock that were registered pursuant to our registration statement that was declared effective as of January 29, 2013 are freely tradable without restrictions or further registration under the federal securities laws, except for shares owned by our “affiliates” as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).  The remaining shares of common stock outstanding after the effective date of our registration statement, including the shares issued in the Separation, are restricted securities as defined in Rule 144. Restricted securities may be sold in the U.S. public market only if registered under the Securities Act or if they qualify for an exemption from registration, including by reason of Rule 144.  All of our restricted shares are eligible for sale in the public market beginning after the effective date, provided that such restricted shares have been held for at least six months, subject in certain circumstances to the volume, manner of sale and other limitations under Rule 144 for shares held by our affiliates.  Sales of a substantial number of shares of our common stock, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

Our stock is a penny stock; trading of shares of our common stock may be restricted by the SEC’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our shares.

Our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the shares that are subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell shares of our common stock.

In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority, or the FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some brokerage customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy shares of our common stock, which may limit your ability to buy and sell shares of our common stock.

We are registering the resale of a maximum of 26,286,836 shares of common stock.  The resale of such shares by the Selling Stockholders could depress the market price of our common stock.

We are registering the resale of a maximum of 26,286,836 shares of common stock under the registration statement of which this prospectus forms a part.  The sale of these shares into the public market by the Selling Stockholders could depress the market price of our common stock. As of January 31, 2014, there were 55,206,035 shares of our common stock issued and outstanding.

When we issue additional shares in the future, it will likely result in the dilution of our existing stockholders.

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock with a $0.00001 par value and 10,000,000 preferred shares with a par value of $0.00001, of which 55,206,035 common shares were issued and outstanding as of January 31, 2014.  From time to time we may increase the number of shares available for issuance in connection with our equity compensation plans. Our board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of preferred stock and may choose to issue some or all of such shares to provide additional financing or acquire more businesses in the future.

Moreover, as of January 31, 2014, we had warrants and options to purchase an aggregate of 24,425,842 shares of our common stock, the exercise of which would further increase the number of outstanding shares.  The issuance of any shares for acquisition, licensing or financing efforts, upon conversion of any preferred stock or exercise of warrants and options, pursuant to our equity compensation plans, or otherwise may result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current stockholders.

Sales of a substantial number of shares of our common stock into the public market may result in significant downward pressure on the price of our common stock and could affect your ability to realize the current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. To the extent stockholders sell shares of common stock, the price of our common stock may decrease due to the additional shares of common stock in the market.

Any significant downward pressure on the price of our common stock as stockholders sell their shares could encourage short sales of our common stock. Any such short sales could place further downward pressure on the price of our common stock.

Risks Relating to Our Charter Documents and Capital Structure

We are close to being controlled by a small number of “insider” stockholders.

Our directors and executive officers currently beneficially own approximately 42.76% of our outstanding common stock. Accordingly, through their collective ownership of our outstanding common stock, if they act together, they will be close to control the voting of our shares at all meetings of stockholders and, because the common stock does not have cumulative voting rights, will be close to determining the outcome of the election of all of our directors and determining corporate and stockholder action on other matters.

Provisions of our certificate of incorporation and by-laws could discourage potential acquisition proposals and could deter or prevent a change in control.

Some provisions in our certificate of incorporation and by-laws, as well as statutes, may have the effect of delaying, deferring or preventing a change in control.  These provisions, including those providing for the possible issuance of shares of our preferred stock, which may be divided into series and with the preferences, limitations and relative rights to be determined by our board of directors, and the right of the board of directors to amend the by-laws, may make it more difficult for other persons, without the approval of our board of directors, to make a tender offer or otherwise acquire a substantial number of shares of our common stock or to launch other takeover attempts that a stockholder might consider to be in his or her best interest.  These provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock.

Delaware law may delay or prevent takeover attempts by third parties and therefore inhibit our stockholders from realizing a premium on their stock.

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, or the DGCL. This section prevents any stockholder who owns 15% or more of our outstanding common stock from engaging in certain business combinations with us for a period of three years following the time that the stockholder acquired such stock ownership unless certain approvals were or are obtained from our board of directors or the holders of 66 2/3% of our outstanding common stock (excluding the shares of our common stock owned by the 15% or more stockholder).  Our board of directors can use these and other provisions to discourage, delay or prevent a change in the control of our company or a change in our management.  Any delay or prevention of a change of control transaction or a change in our board of directors or management could deter potential acquirers or prevent the completion of a transaction in which our stockholders could receive a substantial premium over the then current market price for their shares.  These provisions could also limit the price that investors might be willing to pay for shares of our common stock.

Failure to manage growth effectively could adversely affect our business, results of operations and financial condition.

The success of our future operating activities will depend upon our ability to expand our support system to meet the demands of our growing business. Any failure by our management to effectively anticipate, implement, and manage changes required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations. We cannot assure you that we will be able to successfully operate acquired businesses, become profitable in the future, or effectively manage any other change.

The elimination of monetary liability against our directors, officers and employees under Delaware law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our by-laws contain specific provisions that eliminate the liability of our directors for monetary damages to our company and stockholders, and permit indemnification of our directors and officers to the extent provided by Delaware law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and stockholders.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders, including shares issuable upon the exercise of Warrants by the Selling Stockholders.  We will not receive any of the proceeds from the sale of these shares.

We may receive proceeds upon the exercise of the Warrants, which, if all such Warrants are exercised in full and in cash, would be $5,519,403.  The Selling Stockholders are under no obligation to exercise the Warrants.  We intend to use all proceeds from exercise of the Warrants for working capital and other general corporate purposes. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities to Be Registered.”

BUSINESS

Overview

We were incorporated in 2005 and founded on patented technology at the center of the shift of mobile Internet consumers from keypad, mouse and other vision-dependent user experiences to a completely voice-driven and conversational medium.

We generate revenues through the sale our software as a service (SaaS) technology platform called the Audio Internet® to Internet and mobile publishers, developers, owners and operators. Our solutions and services enable users of AudioEye-enabled customers’ website or mobile environments to transact, communicate and engage with products, brands and content using our patented interactive voice technologies.

We are focused on creating voice driven technologies that will improve the mobility, usability and accessibility of all Internet and mobile content. We believe that our value propositions to our web publishing customers in a wide range of industries and applications include the following:

•                                          Accessibility — We help our customers comply with accessibility laws. We help increase website traffic and effectiveness.

•                                          Mobility — Our solution enables eyes and hands-free mobile technology interaction. We aim to improve mobile technology interaction beyond where other voice-driven technologies leave off.

•                                          Usability — Narration, comprehension and usage all add value to websites and increase audience.

Our technology dramatically expands the power and functionality of the voice-controlled browser. Voice recognition and artificial intelligence engines that exist in the market today provide only a partial solution, allowing users to get an “answer” to a specific question. Our patented technologies enable an essential third ingredient delivering audio menus that allow users to choose among multiple responses and navigate the Internet via keypad or voice just as they would with familiar mouse/icon or gestural interfaces.

Our technology platform, when connected to voice recognition and artificial intelligence engines, can provide for a fully Audio Internet® experience complete with voice navigation and voice-driven transactions.

Our technology development was initiated at the University of Arizona Science & Technology Park in Tucson, Arizona. In 2006, we received technology development venture funding from the Maryland Technology Development Corporation (TEDCO), which contributed to the development of our platform strategy. TEDCO was created by the Maryland State Legislature in 1998 to facilitate the transfer and commercialization of technology from Maryland’s research universities and federal labs into the marketplace and to assist in the creation and growth of technology-based businesses in all regions of the State of Maryland, where we formerly had a technology development and administration office. Beginning in 2009 and continuing to the present, we have been involved in a multi-year technology development program with the Eller College of Management’s Department of Management Information Systems at the University of Arizona. In connection with our proprietary technology, our company has been issued a number of U.S. patents in two distinct patent families.

Our patented voice infrastructure technology was a 2013 Edison Gold Award winner for innovation in the category of “Quality of Life.”

Intellectual Property

Our intellectual property is primarily comprised of trade secrets, trademarks, issued and pending patents, copyrights and technological innovation. We have a patent portfolio comprised of six patents issued in the United States, we have received a notice of allowance from the U.S. Patent and Trademark Office for a seventh patent, and we have several additional patents that are either pending or are being prepared for filing in the United States and internationally.

The U.S. Patent Act secures for a limited time to inventors the exclusive right to their discoveries.  A patent is a document issued by the federal government that grants to its owner a legally enforceable right to exclude others from practicing the invention described and claimed in the document.  The value of a patent is closely tied to the value of the technological contribution of the material disclosed within the patent.  Over the past three decades, patents have become the major asset class for many large corporations.  These intellectual property assets are an essential part of such corporations’ competitive advantage and the foundation for new products and even new industries.

Conventional solutions have been developed to help visually impaired users use websites, but these systems often require software and hardware to be installed on the user’s computer.  Many of these solutions simply use screen reading technology alone or in combination with print magnifying software applications.   Our management believes that these systems are costly, unwieldy and inconvenient.  Furthermore, because such technology is installed on the user’s computer, visually impaired users cannot effectively use conventional computer files anywhere except at their own computers.  As a consequence, websites and other computer files are often inaccessible to visually impaired users anywhere except at home.  Unfortunately, even at home, these systems still have drawbacks.  For one, only text is played back to the user while graphics, music and images are not.  Additionally, large files or those having multiple nesting layers turn the system into a giant automated voice response system, which is difficult to understand or navigate, and can be potentially frustrating to a user.

Our patented invention relates to a server-side method and apparatus that enables users to audibly navigate websites and hear high-quality streaming audio narration and descriptions of websites.  This patented invention involves creating an audible website corresponding to an original website by utilizing voice talent and automated conversion methods to read and describe web content and create audio files for each section within an original website, and then assigning a hierarchy and navigation system based on the original website design.  To implement the system, a program is installed on the home page of an original website which plays a tone upon a user’s visit indicating that the website is accessible with our proprietary technology.  Upon hearing the tone, a user presses a key on the keyboard to exit the original website and enter the audible website.  Audible narration is played through the user’s computer, reading text and describing non-text information, such as images.  The narration includes menus for navigating the site which have a hierarchy substantially similar to that of the original website.  Users navigate the website menus and move from webpage to webpage by making keystroke or audible commands.

Our technology recognizes the possibility to operate the Internet as a spoken medium by cataloging each section of a website into an audio “filing cabinet.”  All the menu items and corresponding content on a given website can be easily converted to a series of audio files using web-based media creation software.  Site owners have the option of personalizing content by reading and recording specific sections via the human voice or relying on state-of-the-art computer generated voices.  Once all content is converted accordingly, all the individual audio files are woven together and connected by our Audio Internet® intuitive keystroke navigation system, allowing users to “Surf-By-Sound.”

Since the solution is network-based, users can seamlessly utilize our software across all their potential Internet points of entry — school, home, office, library or mobile device.  We believe that this is a major advantage over local devices and provides portability while removing technical boundaries.  The solution is triggered by clicking on a hyperlink on a web page, or automatically upon accessing an AudioEye-enabled site.  Our navigation player will launch and allow users to listen to the page or web site so that anyone, regardless of vision, age or computer skill level, can experience the Audio Internet®.

Business Plan and Strategy

Our focus is to create more comprehensive access to devices, Internet, print, broadcast and other media. Our solutions and technology include comprehensive e-learning and e-commerce systems that enable interaction between brands and consumers. We have created a variety of Internet publishing products and Internet cloud-based software services that enable customers to create and deliver highly scalable web-based applications leveraging our intellectual property.

We are in the business of the development and commercial exploitation of our intellectual property.   Functionally, we organize our operations into two distinct business units:

•                                          The IP Group is charged with the development of additional intellectual property, development and implementation of a licensing strategy, and the prosecution and enforcement of our existing patent portfolio.

•              The Services Group is charged with the commercialization of our intellectual property, business development, and sales and marketing of our services and product offerings.

Our business model is built on the commercialization of our intellectual property through multiple avenues and business channels:

•                                          Generate revenue through the sale of services and products to corporate publishers.

•                                          Generate revenue from the sale of services and products to consumer websites.

•                                          Generate revenue from the sale of services and products to federal, state and local governments.

•                                          Generate revenue from the sales of AudioEye Advertising technology.

•                                          Generate revenue from royalties from licensees of our technology.

Our strategy is to establish our company as the leading provider of audio technologies with revenues derived through technology licensing, platform software as a service (SaaS) product sales, technology support services and a comprehensive technology enforcement strategy.  Key operational objectives currently include:

•                                          Implementing a technology-licensing program to commercialize our intellectual property, including our patented technology.

•                                          Developing revenues from licensing royalties from organizations that utilize our patented technology and systems, to include potentially taking equity in or entering into joint ventures with such organizations.

•                                          Leveraging our existing technology to develop a suite of products and services that can be sold directly to governments and corporate enterprises.

We have licensed our technology through a limited field of use license exclusively in the mobile couponing space to Internet start-up Couponicate, Inc., a technology company focused in the area of digital coupons and consumer retail.   In exchange for the license, we retain a 19.5% ownership of Couponicate and have established a revenue stream in the form of royalties to be paid by Couponicate on all future revenues generated from the use of our inventions.

License and Service Offerings

We plan to offer a diversified portfolio of license and service offerings focused on securing our technology within devices and over the Internet — broken into four broad business categories:

•                                          Communications Technology Platform — Offered as Internet Cloud Software as a Service (SaaS)

•                                          Audio Internet®

•                                          AudioEye® Mobile

•                                          AudioEye® Advertising

•                                          Technology Licensing — Offered on an Equity and/or Royalty Licensing Basis

•                                          Digital Coupon

•                                          Mobile Advertising Solutions

•                                          Mobile Marketing Solutions

•                                          Counseling/ Behavioral Health Care

•                                          Medical Applications

•                                          Content Delivery Networks (CDN)

•                                          Mobile Networks

•                                          Others

•                                          Patent Enforcement and Patent Portfolio Licensing Program

•                                          Establishing Enforcement and Licensing Protocols to Combat Infringement

•                                          Pricing Models/Early Adopter License Strategy

•                                          Mobile Device Manufacturers

•                                          Mobile Marketing Providers

•                                          Other Device and Hardware Manufacturers

•                                          Support and Interactive Services

•                                          Support Infrastructure for SaaS Model — Operated as a Revenue Center

•                                          Customized Software and Development — Operated as a Revenue Center

•                                          Sales and Commercialization Support for all Divisions.

Customers

Our potential customer base includes a broad range of private and public sector customers including but not limited to:

•                                          Corporate Publishers

•                                          Consumer Websites

•                                          Federal, State and Local Governments and Agencies

•                                          Mobile Advertisers

If we are unable to establish, maintain or replace our relationships with customers and develop a diversified customer base, our revenues may fluctuate and our growth may be limited. Two major customers generated 81%, or 22% and 59%, respectively, of total sales for the year ended December 31, 2012. For the nine months ended September 30, 2013, one customer generated 51% of total sales.

Patent Enforcement and Licensing

Our patent portfolio provides ownership of claims within the field of Internet-based and device-embedded audio navigation technologies.  We plan to license the exclusive ability to provide these products in the United States in a broad array of industry and product verticals. These potential licensee organizations include but are not limited to the following:

•                                          Mobile Device Manufacturers

•                                          Mobile Device Software Providers

•                                          Mobile Device Operating System Providers

•                                          Mobile Marketing Operations

•                                          Mobile Internet Access Providers

•                                          Internet Device Manufacturers

•                                          Satellite, GPS and Automotive Device Manufacturers

•                                          Internet Browser Providers

•                                          Internet Media Service Providers

•                                          Internet Content Publishers

•                                          Internet Media Publishers

•                                          Internet Service Providers

•                                          Internet Search Providers

•                                          Internet E-commerce Providers

•                                          Internet Marketing Operations

•                                          Internet Accessibility Services Providers

•                                          U.S. Federal Government Internet Operations

•                                          U.S. State Governments Internet Operations

•                                          U.S. Departments, Bureaus, Agencies and Territories Internet Operations

•                                          Native American Business Operations

•                                          Native American Governments

•                                          Content Delivery Networks (CDN)

•                                          Foreign Governments

•                                          Appliance Manufacturers

•                                          Healthcare Products Manufacturers

•                                          Prescription Medication Pharmacy Operations

•                                          Pharmaceutical Companies

•                                          “How To” Operations

•                                          User Manual Publishers

Our technology, with its applications and our issued and pending patents, is intended to serve a broad landscape of clientele.  Our strategy is to hire, partner with, and secure relationships with licensing professionals and value added reseller operations that specialize in addressing each of the above mentioned market verticals.  Through value added resellers, licensing operations and strategic partnerships, we plan to license our technology, software and patents in a highly scalable, profitable and sustainable infrastructure.

The licensing offering is also tailored for startup and emerging technology service companies that desire a license to our technology in exchange for equity and ongoing royalty payments to us.  We plan to secure customized software development and service contracts that add specialized revenue streams from these partner organizations.

Progression of Equity, Royalty and Service Contract Licensing Model

We have developed, along with the Eller College of Management’s Department of Management Information Systems at the University of Arizona, a technology and vertical sales strategy targeted at post-secondary educational institutions. The business opportunity is focused on marketing our solutions and technology to approximately 10,000 higher education organizations in the United States.  We have completed a trial implementation of the technology and are developing a joint venture with the Management Information Systems department, which is expected to commence in 2014.

We have licensed our technology through a limited field of use license exclusively in the mobile couponing space to Internet start-up Couponicate, Inc.  In exchange for the license, we retain a 19.5% ownership of Couponicate and have established a revenue stream in form of royalties to be paid by Couponicate on all future revenues generated from the use of our inventions.

Government Market

The patent portfolio owned by us and our Internet software platform enable mobility, usability and accessibility, and are primarily marketed through marketing partnerships, resellers and licensed operations.  This strategy enables us to address all of the broad markets covered by our technology and allows for a depth and market penetration that we could never approach on our own.

Our management believes that a fertile market exists within the U.S. government, which we can pursue and develop directly. Further, our management believes that this direct connection with the government market will allow us to improve reseller and partner-based channel support services in a more efficient manner.  We believe this tactic provides our management the ability to better anticipate the needs of and respond to our reseller network and partners with improvements and innovations in our products and services.

Our management believes that the government market imposes certain barriers to entry to new potential entrants. However, our management believes that the potential for recurring revenue generation, the data value appreciation that occurs over time, and low turnover upon establishment of government business all contribute to ideal long term conditions that make this a good market for us to conduct direct sales.

The Rehabilitation Act of 1973 requires that individuals with disabilities, who are members of the public seeking information or services from a federal department or agency, have access to and use of information and data that is comparable to that provided to the public without disabilities.  The federal government also requires vendors selling to the government to be compliant under Section 508 of the Rehabilitation Act of 1973, unless covered by a provable exception.  Canada and the European Union have similar requirements.

Elderly and print-impaired individuals need the Internet’s critical access to fundamental state, local and federal government services and information such as tax forms, social programs, emergency services and legislative representatives.  In addition, the roughly 120,000 federal employees with disabilities require Internet accessibility for workplace productivity.  Our category-creating audio browser provides an intuitive

Internet experience across all Internet-enabled devices without imposing any additional costs on end users.  For government site administrators, our media creation tools are designed to be user-friendly so that sites can be made accessible and maintained as part of any web management process.

Marketing and Sales

The federal government boasts nearly 2,000 top-level .gov domains and 24,000 websites of varying purpose, design, navigation, usability and accessibility. There are over 600,000 government websites, including the 50 state and all local government websites in the United States.

The UK research company Netcraft released their April 2013 survey and concluded there are 187 million active websites in the world today.

We employ a partner-oriented marketing strategy for our technology licenses and software offerings.  Our marketing strategy to be focused primarily on value added resellers, partners and licensed operations.  We directly market our Audio Internet® SaaS platform to U.S. government customers.

Competition

Our management believes that our technology and solutions will compete primarily against various proprietary solutions of large search and browser market players.  Our management groups these solutions into three main categories:

1.             Mobile and Internet Browser Solutions.  A serious competitive threat to us comes from the Internet browsers that we believe may have already begun to infringe upon our technology and have started to provide voice navigation and multi-format content consumption.

2.             Mobile Device Operating Solutions.  Our management believes that this segment may involve the highest volume and presence of technology infringement of apparatus and device claims of our patent portfolio.  In view of this segment also offering competing audio navigation and audio control of device features and functions, our management has determined that this segment has the highest priority.

3.             Tablets and E-readers. Internet e-readers and tablet computers with competing functionalities and audio navigation commands and controls pose a potential competitive threat.  Our competitive analysis is ongoing; licensing strategy requires additional investment and focus in this area of ongoing competitive analysis.

Intellectual Property and Patent Rights

Our intellectual property is primarily comprised of trade secrets, patented know-how, issued and pending patents, copyrights and technological innovation.

We have a portfolio comprised of six patents in the United States, we have received a notice of allowance from the U.S. Patent and Trademark Office for a seventh patent, and we have several additional patents that are either pending or are being prepared for filing in the United States and internationally.  Our portfolio includes a number of patents that describe unique systems and methods for navigating devices and Internet content, as well as publication and automated solutions that connect to any content management system, and can deliver a mobile, usable, and accessible user experience to any consumer device.  Our software and technology solutions also have direct sales potential that can be expanded but are currently focused on the U.S. government market.  We have extensive indirect sales channels developed through a network of value added resellers, partners and licensed operations that make up the majority of the projected sales volume.

The following is a list of our patents, both issued and pending.  The patents have been extended and cover a period from 2002 through 2026.

No.	I.D.	Status	Title
1	US7966184	Issued	System and method for audible website navigation
2	US7653544	Issued	Method and apparatus for website navigation by the visually impaired
3	US8260616	Issued	System and method for audio content generation
4	US8046229	Issued	Method and apparatus for website navigation by the visually impaired
5	US8296150	Issued	System and method for audio content navigation
6	US8589169	Issued	System and method for creating audio files
7	13/483758	Notice of Allowance	System and method for generating audio content
8	13/280184	Pending	System and method for audio content management
9	14/055366	Pending	System and method for communicating audio files

We have also registered the following trademarks with the U.S. Patent and Trademark Office:

•                                          AUDIO INTERNET U.S. Trademark Application Serial No. 85/396,756

•                                          AUDIOEYE U.S. Trademark Application Serial No. 85/676,991

Government Regulation

Government regulation in the United States that affects the market and commercial potential for our products and services includes the Rehabilitation Act of 1973, the American with Disabilities Act of 1990 and the Twenty-First Century Communications and Video Accessibility Act of 2010.

The Rehabilitation Act of 1973 requires that individuals with disabilities, who are members of the public seeking information or services from a federal department or agency, have access to and use of information and data that is comparable to that provided to the public without disabilities.  The federal government also requires vendors selling to the government be compliant under Section 508 of the Rehabilitation Act of 1973, unless covered by a provable exception.  Canada and the European Union have similar requirements.

The Americans with Disabilities Act of 1990 includes provisions that require that all telecommunications companies in the United States take steps to ensure functionally equivalent services for consumers with disabilities. The applicability of these provisions is relevant to today’s environment where an increasing amount of voice and video communications occur over the Internet.

In October 2010, Congress passed and the President signed into law the Twenty-First Century Communications Act of 2010 to update existing federal laws requiring communications and video programming accessibility and to fill in any current gaps in accessibility so as to ensure the full inclusion of people with disabilities in all aspects of daily living through accessible, affordable and usable communication and video programming technologies.

Our management believes that our patents are pertinent to the development of the government-accessible market as well as the solution for Internet publishers and device manufactures requiring compliance with Sections 504 and 508 of the Rehabilitation Act of 1973.  Our product positioning is centered in audio technology that enables mobility, usability and accessibility.  In addition to the federal mandates for technology adoption, we have focused on providing comprehensive features and capabilities that bolster our value propositions and product demand creation through distribution of our proprietary enabling technologies.

Competitive Strengths

Our management believes the following competitive strengths will enable our success in the marketplace:

•                                          Unique patented technology.  We are focused on developing innovations in the field of networked and device-embedded audio technology.  Our first patent family entitled “Method and Apparatus for Website Navigation by the Visually Impaired” U.S. patent #7,653,544 filed in 2003 and issued on January 29, 2010 provides technology claims that cover audio content navigation.  Our second family of patents is entitled “System and Method for Audible Web Site Navigation.”  Our key foundational patent, U.S. patent #7,966,184 filed in 2007 and issued on June 23, 2011, includes additional mobile smartphone navigation and audio publishing capabilities. We have filed continuations within both patent families keeping both open for the filing of continuations and continuations in part.  We own a unique patent portfolio comprised of six issued patents in the United States, we have received a notice of allowance from the U.S. Patent and Trademark Office for a seventh patent, and have additional U.S. patents pending.  Our portfolio includes patents and pending patent applications in the United States with over 60 issued claims that encompass Internet and mobile markets that support our business and technology licensing process

•                                          Licensing business model.  We are pursuing agreements under which we will license our technology within key identified vertical end-markets including but not limited to the U.S. government, mobile carrier, higher education, digital couponing, content delivery networks, marketing organizations, e-learning organizations, e-commerce operations, device manufactures, internet technology and communications.

•                                          Highly experienced inventors, technologists and product development team.  Our team is comprised of experienced software, e-commerce, mobile marketing and Internet broadcasting developers and technologists that have worked together for over fifteen years.  During their careers, this team has developed several technologies programs for Fortune 500 organizations; federal, state and local governments in the United States; and several leading organizations in a wide range of end-markets.

Employees

As of January 31, 2014, we had 16 full-time employees.  None of our employees are subject to a collective bargaining agreement and we believe that relations with our employees are very good.

Description of Property

Our principal executive offices are located at 5210 E. Williams Circle, Fifth Floor, Tucson, Arizona 85711, consisting of approximately 6,003 square feet. We also maintain satellite offices in Tucson, Arizona and Chicago, Illinois consisting of an aggregate of approximately 2,500 square feet. All offices are leased for an aggregate amount of $12,927 per month. Our total rent expense was approximately $30,165 and $9,328 under office leases for the years ended December 31, 2012 and 2011, respectively.

We believe our current premises are adequate for our current operations although we may require additional premises in the foreseeable future.

Legal Proceedings

We are not a party to any pending legal proceeding nor is our property the subject of a pending legal proceeding that is not in the ordinary course of business or is otherwise material to the financial condition of our business.

From time to time in the future, we may be subject to various lawsuits, claims and proceedings that arise in the normal course of business, including employment, commercial, safety and health matters.  In addition, in the future, we may from time to time commence litigation to enforce our patents.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock Information

Our common stock started being listed on the OTCQB and the OTC Bulletin Board effective April 25, 2013 under the symbol “AEYE.”  The following table sets forth the high and low sale prices of our common stock on the OTC Bulletin Board for the periods indicated:

	High	Low
Quarter ended June 30, 2013	$1.40	$0.30
Quarter ended September 30, 2013	$0.53	$0.34
Quarter ended December 31, 2013	$0.51	$0.25

As of January 31, 2014, we had approximately 276 stockholders of record and a greater number of beneficial holders for whom shares are held in a “nominee” or “street” name.

The transfer agent of our common stock is Corporate Stock Transfer, 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209, telephone number: (303) 282-4800.

Dividend Policy

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. There are no restrictions in our certificate of incorporation or by-laws that prevent us from declaring dividends. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Securities Authorized for Issuance Under Equity Compensation Plans

On December 19, 2012, we adopted the AudioEye, Inc. 2012 Incentive Compensation Plan (the “2012 Plan”) pursuant to which we are authorized to grant stock options, stock awards and stock appreciation rights of up to 5,000,000 shares of common stock to our employees, officers, directors and consultants.  On August 20, 2013, we adopted the AudioEye, Inc. 2013 Incentive Compensation Plan (the “2013 Plan”) pursuant to which we are authorized to grant stock options, stock awards and stock appreciation rights of up to 5,000,000 shares of our common stock to our employees, officers, directors and consultants.  On January 27, 2014, we adopted the AudioEye, Inc. 2014 Incentive Compensation Plan (the “2014 Plan”) pursuant to which we are authorized to grant stock options, stock awards and stock appreciation rights of up to 5,000,000 shares of our common stock to our employees, officers, directors and consultants.  Approximately 30,000 shares are still available for issuance under the 2012 Plan, 1,000,000 shares under the 2013 Plan and 3,500,000 shares under the 2014 Plan as of January 31, 2014.  The Plans are administered by the Board of Directors of the Company.  Except for the 2014 Plan, there are no equity compensation plans outstanding that are not approved by shareholders. The following table provides information with respect to outstanding options as of September 30, 2013 pursuant to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

Below is a table summarizing the Company’s outstanding options as of December 31, 2012 and September 30, 2013:

	Number of shares	Wtd. Avg.	Wtd. Avg.	Intrinsic
	Shares	Exercise Price	Remaining Term	Value
Outstanding at December 31, 2012	2,820,000	0.25	5.00	211,500

Granted	1,750,000	0.58	—	—

Exercised	142,500	0.25	—	—

Outstanding at September 30, 2013	4,427,500	0.38	4.23	177,323

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion should be read in conjunction with our consolidated audited financial statements and related notes for the years ended December 31, 2012 and 2011 and our consolidated unaudited financial statements and the related notes for the three and nine months ended September 30, 2013 and 2012 that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this prospectus.

Background

Our company was formed as a Delaware corporation on May 20, 2005. On March 31, 2010, CMG Holdings Group, Inc. (“CMGO”) acquired our company.  In connection with the acquisition, the former stockholders of our company retained rights to receive cash from the exploitation of our technology (the “Rights”) consisting of 50% of any cash received from income earned, settlements or judgments directly resulting from our patent strategy and a share of our net income for 2010, 2011 and 2012 from the exploitation of our company’s technology.  The Rights were then contributed to a newly formed Nevada corporation, AudioEye Acquisition Corporation (“AEAC”), in exchange for shares of AEAC.  During the period as a wholly-owned subsidiary of CMGO, we continued to expand our patent portfolio to protect our proprietary Internet content publication and distribution technology.

On June 22, 2011, CMGO entered into a Master Agreement with AEAC pursuant to which: (i) the stockholders of AEAC would acquire from the CMGO 80% of our capital stock (the “Separation”) and (ii) CMGO would distribute to its stockholders, in the form of a dividend, 5% of our capital stock (the “Spin-off”).  Pursuant to the Master Agreement, AEAC was required to arrange for the release of senior secured notes (the “Senior Notes”) issued by CMGO in an aggregate principal amount of $1,025,000, which CMGO had been unable to service.  On August 15, 2012, we, CMGO and AEAC completed the Separation.  In connection with the Separation, AEAC arranged for the release of CMGO under the Senior Notes by payment to the holders thereof of $700,000, the delivery of a secured promissory note in the principal amount of $425,000 and the issuance of 1,500,000 shares of the common stock of AEAC.  On January 29, 2013, the Securities and Exchange Commission declared effective our registration statement on Form S-1 with respect to 1,500,259 shares of our common stock to be issued in the Spin-off. On February 6, 2013, the secured promissory note was repaid in full. On February 22, 2013, CMGO completed the Spin-off.

In connection with the Separation, we entered into a Royalty Agreement with CMGO. Pursuant to the Royalty Agreement, for a period of five years, we would pay to CMGO 10% of cash received from income earned or settlements on judgments directly resulting from our patent enforcement and licensing strategy, whether received by us on any of our affiliates, net in either case of any direct costs or tax implications incurred in pursuit of such strategy as they relate to the patents described in the Master Agreement.  Additionally, we entered into a Services Agreement with CMGO whereby, without duplication to the amounts payable under the Royalty Agreement, for a period of 5 years, CMGO will receive a commission of 7.5% of all revenues received by us after the Separation from all business, clients or other sources of revenue procured by CMGO or its employees, officers or subsidiaries and directed to us and 10% of net revenues obtained from a specified customer.

On March 22, 2013, we and AEAC entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which AEAC would be merged with and into our company (the “Merger”) with our company being the surviving entity.  Pursuant to the Merger Agreement, each share of AEAC common stock issued and outstanding immediately prior to the Merger effective date would be converted into .94134 shares of our common stock and the outstanding convertible debentures of AEAC (the “AEAC Debentures”) in the aggregate principal amount of $1,400,200, together with accrued interest thereon, would be assumed by us and then exchanged for convertible debentures of our company (the “AE Debentures”).

Effective March 25, 2013, the Merger was completed.  In connection with the Merger, the stockholders of AEAC received on a pro-rata basis the 24,004,143 shares of our common stock that were held by AEAC, and the former holders of the AEAC Debentures received an aggregate of 5,871,752 shares of our common stock pursuant to their conversion of all of the AE Debentures issued to replace the AEAC Debentures.  The principal asset of AEAC was the Rights that had been contributed to AEAC by the former stockholders of our company.  As a result of the Merger, the Rights have been extinguished.

On November 12, 2013, we and CMGO terminated the Royalty Agreement.

On December 30, 2013, we completed the repurchase of 2,184,583 shares of our common stock owned by CMGO which shares were transferred to us in January, 2014 and retired to treasury.  In connection, with the repurchase, we paid CMGO $573,000 and forgave a $50,000 payable from an affiliate of CMGO.

Overview

We have developed patented Internet content publication and distribution software that enables conversion of any media into accessible formats and allows for real time distribution to end users on any Internet-connected device. We have a patent portfolio comprised of six patents in the United States, as well as additional pending U.S. patents.  Our portfolio includes a number of patents that describe unique systems and methods for navigating devices and Internet content, as well as publication and automated solutions that connect to any content management system, and can deliver a mobile, usable, and accessible user experience to any consumer device.

This patented technology is the foundation of our mission to become a leader in Internet accessibility, mobile audio Internet navigation, and multi-format publishing technology as well as Internet content publication and distribution software.  Our management believes that there is significant market opportunity for our services as most websites are developed with the assumption that users can see the site, with the result that visually-impaired users have difficulty using such websites. Accordingly, providing accessibility services for these websites has become a significant market opportunity, as there are approximately 33 million computer users who have some form of visual impairment.

In October 2010, Congress passed and the President signed into law the Twenty-First Century Communication and Video Accessibility Act of 2010, which mandates that all government websites (city, state and federal) be compliant and provide accessibility to persons with disabilities. As a result, our management believes that providing accessibility services for these government websites has become a significant market opportunity in view of the potential demand for our patented solution.

Result of Operations

Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”).  The discussion of the results of our operations compares the year ended December 31, 2012 with the year ended December 31, 2011 and three and nine months ended September 30, 2013 with the three and nine months ended September 30, 2012, and is not necessarily indicative of the results which may be expected for any subsequent periods. Our prospects should be considered in light of the risks, expenses and difficulties encountered by companies in similar positions. We may not be successful in addressing these risks and difficulties.

Comparative for the Years ended December 31, 2012 and December 31, 2011

Results of Operations

	Year Ended December 31,
	2012	2011
Revenue	$279,062	$125,521
Revenue from related party	3,000	12,500
Cost of sales	265,330	641,124
Gross profit (loss)	16,732	(503,103)
General and administrative expenses	823,228	810,341
Patent impairment expense	—	147,908
Operating (loss)	(806,496)	(1,461,352)
Unrealized gain (loss) on marketable securities	12,000	(3,000)
Loss attributable to non-controlling interest	—	—
Interest expense	(98,543)	(280,050)
Net (loss)	$(893,039)	$(1,744,402)

Net (loss) per weighted average common shares outstanding — basic and diluted	$(0.03)	$(0.06)

Revenue

For the years ended December 31, 2012 and 2011, revenue in the amount of $279,062 and $125,521, respectively, consisted primarily of various levels of website design and maintenance. Revenues increased due to increased demand for our services. Additionally, for the years ended December 31, 2012 and 2011, revenue from related party in the amount of $3,000 and $12,500, respectively, consisted primarily of various levels of website design and maintenance.

Cost of Sales

For the years ended December 31, 2012 and 2011, cost of sales in the amount of $265,330 and $641,124, respectively, consisted primarily of sub-contracting to outside sources, direct labor and direct technology costs. Cost of sales decreased due to a reduction of sub-contracting costs and efficient implementation of our products.

Gross Profit

The increase in revenue and decrease in sub-contracting and direct labor resulted in a gross profit of $16,732 and a gross loss of $503,103 for the years ended December 31, 2012 and 2011, respectively. Gross profit increased as a result of increasing sales combined with a reduction in sub-contracting costs and efficient implementation of our products.

General and Administrative Expenses

General and administrative expenses were $823,228 and $810,341 for the years ended December 31, 2012 and 2011, respectively. General and administrative expenses increased as a result of fees associated with the spin off from CMGO.

Liquidity and Capital Resources

Working Capital

	At December 31,
	2012	2011
Current Assets	$246,928	$70,188
Current Liabilities	1,719,520	804,255
Working Capital (Deficit)	$(1,472,592)	$(734,067)

The working capital deficit for the years end December 31, 2012 and 2011 was $1,472,592 and $734,067, respectively. The increase in deficit was primarily due to increases in current portion of related party payables and notes and loans payable.

Cash Flows

	For the year ended
	December 31,
	2012	2011

Net Cash (Used in) Operating Activities	$(250,951)	$(957,282)
Net Cash Provided by (Used in) Investing Activities	(2,928)	(102,624)
Net Cash Provided by Financing Activities	237,600	1,083,724
Increase (Decrease) in Cash	$(16,279)	$23,815

We had cash in the amount of $11,147 and $27,426 as of December 31, 2012 and 2011, respectively.

During the year ended December 31, 2011, we entered into several promissory notes with one of our officers. The promissory notes totaled $1,084,224, bore interest at 15% and were due before August 2011.  On August 30, 2011, the officer and our company entered into a modified promissory note agreement in which the nine promissory notes (the “Notes”) totaling $1,084,224 were modified into one promissory note of $1,084,224 (the “Modified Note”). Any interest accrued on the Notes prior to the modification was adjusted and recalculated at a rate of 7% per annum. Any penalties assessed on the Notes prior to August 30, 2011 were waived. Interest was accrued at a rate of 7% per annum commencing August 31, 2011. The term of the Modified Note extended to August 31, 2013. The Modified Note was convertible into our common stock at a conversion price of $0.25 per share by August 31, 2013. On December 16, 2011, an additional $3,500 was loaned to us by the officer, which amount was interest free and payable upon demand. No payments of principal or interest were made during 2011. During the year ended December 31, 2012, an additional $62,500 was loaned to us by the officer, which amount was interest free and payable upon demand. Accrued interest in the amount of $85,649 and $158,116 has been expensed for the years ended December 31, 2012 and 2011, respectively. There was a principal amount of $10,000 and $1,245,840 as related party loans payable as of December 31, 2012 and 2011, respectively.

On December 5, 2012, we received notice from the officer of his intent to convert 100% of all outstanding monies owed to him into shares of our common stock at a price of $0.25 per share.  As a result, on December 20, 2012, the entire related party debt owed to the officer of $1,296,544, plus additional interest of $171 was converted, and 5,186,860 shares of our common stock were issued to the officer’s designees.  The related notes were extinguished December 20, 2012. This transaction resulted in a forgiveness of $84,581 of accrued interest to the officer.

As of December 31, 2012 and 2011, there were related party payables of $829,418 and $398,270, respectively, for services performed by related parties.

As of December 31, 2012 and 2011, there were outstanding receivables of $16,125 and $13,125, respectively, for services performed for related parties.

For the years ended December 31, 2012 and 2011, there were revenues earned of $3,000 and $12,500, respectively, for services performed for related parties.

We suffered recurring losses from operations of $893,039 and $1,744,402 for the years ended December 31, 2012 and 2011, respectively. In addition, we had an accumulated deficit of $4,091,030 and $3,197,991 for the years ending December 31, 2012 and 2011, respectively. Our continuation is dependent upon us attaining and maintaining profitable operations and raising additional capital as needed. Our management anticipates that we will have to raise additional funds through private placements of our equity securities and/or debt financing to execute our business plan. We cannot assure you that the financing will be completed as planned or at all. If our management is unable to secure adequate capital to continue our planned operations, our stockholders may lose some or all of their investment and our business may fail.

As stated above, when our company was sold to CMGO in 2010, the former stockholders of our company retained certain Rights.  Subsequently, in anticipation of the Separation of our company from CMGO and the Spin-off, AEAC was formed and the former stockholders of our company contributed the Rights to AEAC.  Thereafter, AEAC raised an aggregate of $1,400,200 in exchange for the AEAC Debentures.  The proceeds were used in part to repay the senior notes previously issued by CMGO, the repayment of which was a condition to effect the Separation.  As a result of the Merger of AEAC into our company, the holders of the AEAC Debentures received shares of our common stock and the AEAC Debentures were extinguished.

Comparative for the Three Months ended September 30, 2013 and September 30, 2012

Revenue

For the three months ended September 30, 2013 and 2012, revenue in the amount of $342,164 and $222,459, respectively, consisted primarily of software development, website design and maintenance. Revenues increased due to increased demand for our services. Additionally, for the three months ended September 30, 2013 and 2012, revenue from related party in the amount of $39,375 and $750, respectively, consisted primarily of software development, website design and maintenance.

Cost of Sales

For the three months ended September 30, 2013 and 2012, cost of sales in the amount of $130,771 and $66,895, respectively, consisted primarily of sub-contracting to outside sources, direct labor and direct technology costs. Cost of sales decreased due to a reduction of sub-contracting costs and efficient implementation of our products.

Gross Profit

The increase in revenue and decrease in sub-contracting and direct labor resulted in a gross profit of $250,768 and $156,314 for the three months ended September 30, 2013 and 2012, respectively. Gross profit increased as a result of increasing sales combined with a reduction in sub-contracting costs and efficient implementation of our products.

Selling and Marketing

The selling and marketing expenses were $117,893 and $0 for the three months ended September 30, 2013 and 2012.  The increase results from the establishment of dedicated resources to actively sell and market our products and services.

General and Administrative

General and administrative expenses were $549,433 and $405,482 for the three months ended September 30, 2013 and 2012, respectively. General and administrative expenses increased as a result of additional headcount and the associated wages and benefit charges.

Amortization and Depreciation

Amortization and depreciation expenses were $462,178 and $56,112 for the three months ended September 30, 2013 and 2012, respectively. The increase in expense was primarily related to a substantial increase in intellectual property amortization and amortization of options, warrants and stock-based grants.

Other Income/Expenses

Other income and expenses were expenses of $24,767 and $9,863 for the three months ended September 30, 2013 and 2012, respectively. The resulting change to expense was the result of unrealized losses from marketable equity securities and interest.

Comparative for the Nine Months ended September 30, 2013 and September 30, 2012

Revenue

For the nine months ended September 30, 2013 and 2012, revenue in the amount of $748,693 and $276,587, respectively, consisted primarily of software development, website design and maintenance. Revenues increased due to increased demand for our services. Additionally, for the nine months ended September 30, 2013 and 2012, revenue from related party in the amount of $57,375 and $2,250, respectively, consisted primarily of software development, website design and maintenance.

Cost of Sales

For the nine months ended September 30, 2013 and 2012, cost of sales in the amount of $226,561 and $219,926, respectively, consisted primarily of sub-contracting to outside sources, direct labor and direct technology costs. Cost of sales decreased due to a marginal reduction of implementation expenses.

Gross Profit

The increase in revenue and decrease in sub-contracting and direct labor resulted in a gross profit of $579,507 and $58,911 for the nine months ended September 30, 2013 and 2012, respectively. Gross profit increased as a result of increasing sales combined with a reduction in sub-contracting costs and efficient implementation of our products.

Selling and Marketing Expenses

The selling and marketing expenses were $167,509 and $0 for the nine months ended September 30, 2013 and 2012.  The increase is the result of the establishment of dedicated resources to actively sell and market our products and services.

General and Administrative Expenses

General and administrative expenses were $1,287,693 and $731,515 for the nine months ended September 30, 2013 and 2012, respectively. General and administrative expenses increased as a result of additional headcount and the associated wages and benefit charges.

Amortization and Depreciation

Amortization and depreciation expenses were $894,861 and $57,760 for the nine months ended September 30, 2013 and 2012, respectively. The increase in expense was primarily related to a substantial increase in intellectual property amortization and amortization of options, warrants and stock-based grants.

Other Income/Expenses

Other income and expenses were expenses of $58,933 and $12,000 for the nine months ended September 30, 2013 and 2012, respectively. The resulting change to expense was the result of unrealized losses from marketable equity securities and interest.

Liquidity and Capital Resources

Working Capital

	At September 30,	At December 31,
	2013	2012
Current Assets	$294,210	$74,091
Current Liabilities	688,452	2,849,307
Working Capital (Deficit)	$(394,242)	$(2,775,216)

The working capital deficit for the nine months ended September 30, 2013 was $394,242, a decrease of $2,380,974. The decrease in deficit was primarily due to decreases in the current portion of related party payables, and notes and loans payable.

Cash Flows

	For the nine months ended
	September 30,
	2013	2012

Net Cash (Used in) Operating Activities	$(676,419)	$(297,199)
Net Cash (Used in) Investing Activities	(9,890)	(1,768)
Net Cash Provided by Financing Activities	748,034	349,700
Increase (Decrease) in Cash	$61,725	$50,733

We had cash in the amount of $73,435 and $11,710 as of September 30, 2013 and December 31, 2012, respectively.

In the quarter ended June 30, 2013, pursuant to a private placement, we sold 1,092,000 units, consisting of common stock and warrants, for gross aggregate proceeds of $496,000 and $50,000 of accounts payable was forgiven.

In the quarter ended September 30, 2013, we issued related party notes of $75,000 and a note with a face amount of $150,000.

In view of our working capital deficit, continuing operating losses and limited cash position, we will be required to raise additional capital through the sale of equity or debt securities or borrowings from financial institutions or third parties or a combination of the foregoing. We cannot assure you that we will be able to obtain sufficient funds at all or on acceptable terms.  Without such funds, we will be unable to implement our business plan or continue operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States. Preparing financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by our management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

Our critical accounting policies, as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, relate to capitalized legal patent costs, income taxes, business combinations, goodwill, intangible assets, share-based payments, revenue recognition, and research and other accounting descriptions. There have been no material changes to our critical accounting policies as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

SELLING STOCKHOLDERS

The Selling Stockholders listed in the table below may use this prospectus for the resale of shares of common stock being registered hereunder, although no Selling Stockholder is obligated to sell any such shares. Of the 26,286,836 shares of common stock offered by this prospectus, 12,643,669 shares of common stock are outstanding as of the date hereof, and 13,643,167 shares are issuable upon exercise of outstanding Warrants. The table below sets forth information as of January 31, 2014 to reflect the sale of shares being offered by the Selling Stockholders.

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3(d) promulgated by the Securities Exchange Act pursuant to which a Selling Stockholder is deemed to have beneficial ownership of any shares of common stock that such stockholder has the right to acquire within 60 days of January 31, 2014. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.  The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no selling stockholder has had any material relationship with us or our predecessors or affiliates during the last three years.  We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. None of the selling stockholders are or were broker-dealers or are or were affiliated with broker-dealers.  See our discussion entitled “Plan of Distribution” for further information regarding the method of distribution of these shares.

We are not able to estimate the number of shares that will be held by the Selling Stockholders after the completion of this offering because the Selling Stockholders may offer all or some of the shares and because there are currently no agreements, arrangements or understandings with respect to the sale of any shares offered hereby, except as otherwise noted below. The following table assumes that all of the shares being registered hereby will be sold.

The information provided in the table and discussions below has been obtained from the Selling Stockholders. The Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act. As used in this prospectus, “selling stockholders” includes the person or persons listed in the table below, and the donees, pledgees, transferees or other successors in interest selling stockholders of our common stock received from the named selling stockholders as a gift, pledge, distribution or other non sale-related transfer.

	Beneficial Ownership of Common Shares Prior to this Offering		Number of Shares to be Sold under	Beneficial Ownership of Common Shares After this Offering
Selling Stockholder	Number of Shares	Percent of Class	this Prospectus	Number of Shares(1)	Percent of Class
Ilan Adika	212,306	0.39%	212,306	0	—
Paul R. Arena (22)	1,765,500	3.19%	500,000	1,265,500	2.32%
B.E.D Investments LLC (2)	44,000	0.08%	44,000	0	—
Bradley Brothers LLC (3)	13,289,401	21.72%	1,993,334	11,296,067	20.71%
BTIG, LLC (4)	601,679	1.10%	601,679	0	—
Frank W. Burr. Jr.	200,000	0.37%	200,000	0	—
Grace Burr	400,000	0.73%	400,000	0	—
Carolyn J. Campbell	404,640	0.74%	200,000	204,640	0.38%
Cochise Asset Investment Group LP (5)	40,000	0.07%	40,000	0	—
Cranshire Capital Master Fund, Ltd. (6)	333,334	0.61%	333,334	0	—
Crawdad LLC (7)	426,666	0.78%	426,666	0	—
Daniel E. Eakes Trust (8)	100,000	0.18%	100,000	0	—
Wade DeClaris	1,000,000	1.82%	1,000,000	0	—
David Fullerton	106,153	0.19%	106,153	0	—
GCP Asset Investment, LP (9)	600,000	0.91%	600,000	0	—
Globis Capital Partners, L.P. (10)	1,000,000	1.82%	1,000,000	0	—
Globis Overseas Fund, Ltd. (11)	500,000	0.88%	500,000	0	—
Gloria J. Lowell Living Trust (12)	100,000	0.18%	100,000	0	—
Gerard Hallaren	9,520	0.02%	9,520	0	—
Jan E. Helen	50,000	0.09%	50,000	0	—
Kingsbrook Opportunities Master Fund LP (13)	666,666	1.21%	666,666	0	—
Lincoln Park Capital Fund, LLC (14)	2,000,002	3.60%	2,000,002	0	—
Margaret F. Pendergast Living Trust (15)	100,000	0.18%	100,000	0	—
Marguerite Marshall	100,000	0.18%	100,000	0	—
Victoria Marshall	100,000	0.18%	100,000	0	—
David Moradi (23)	5,757,230	9.99%	7,666,668	0	—
Steven C. Plank	666,666	1.21%	666,666	0	—
PTL Investment Group, LP (16)	40,000	0.07%	40,000	0	—
Quad Capital, LLC (17)	1,000,000	1.82%	1,000,000	0	—
Bradley Louis Radoff	1,666,668	3.01%	1,666,668	0	—
Riverloft Capital Master Fund Ltd. (18)	3,333,334	5.93%	3,333,334	0	—
Roman Stephan Roik	350,000	0.64%	350,000	0	—
Brett Story	19,840	0.04%	19,840	0	—
The Manela/Dingman Revocable Trust (19)	40,000	0.07%	40,000	0	—
The Senne Family Revocable Lifetime Trust (20)	40,000	0.07%	40,000	0	—
Tower Home Rentals LLC (21)	80,000	0.15%	80,000	0	—

(1)              Assumes that all of the shares offered under this prospectus by the Selling Stockholders are sold and that shares owned by such stockholder before this offering but not offered by this prospectus are not sold.

(2)              Ronald W. Richards is the manager of B.E.D. Investments LLC, which is the registered holder of the securities.  Ronald W. Richards, as the manager of B.E.D. Investments LLC, has voting and disposition power of the securities owned by B.E.D. Investments LLC offered under this prospectus.

(3)              Nathaniel Bradley, our Chief Executive Officer, President and Director, and Sean Bradley, our Chief Technology Officer, Vice President and Director, are each 50% owners of Bradley Brothers, LLC, which is the registered holder of the securities. Nathaniel Bradley and Sean Bradley share voting and disposition power of the securities owned by Bradley Brothers, LLC offered under this prospectus.

(4)             BTIG, LLC is the registered holder of the securities.  Brian Endres has voting and disposition power of the securities owned by BTIG, LLC offered under this prospectus.

(5)             Cochise Asset Management Group, LLC is the general partner of Cochise Asset Investment Group LP, which is the registered holder of the securities.  David G. Hendricks and Debra V. Hendricks are authorized agents for Cochise Asset Management Group, LLC.  David G. Hendricks and Debra V. Hendricks, through Cochise Asset Management Group, LLC, share voting and disposition power of the securities owned by Cochise Asset Investment Group LP offered under this prospectus.

(6)             Cranshire Capital Advisors, LLC (“CCA”) is the investment manager of Cranshire Capital Master Fund, Ltd. (“Cranshire Master Fund”) and has voting control and investment discretion over securities held by Cranshire Master Fund. Mitchell P. Kopin (“Mr. Kopin”), the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Cranshire Master Fund.

(7)             James Crawford, our Chief Operating Officer and Director, is the managing member of Crawdad, LLC, which is the registered holder of the securities.  James Crawford, as the managing member of Crawdad, LLC, has voting and disposition power of the securities owned by Crawdad, LLC offered under this prospectus.

(8)             Daniel H. Eakes and Gretchen D. Eakes are co-trustees of the Daniel E. Eakes Trust, which is the registered holder of the securities. Daniel H. Eakes and Gretchen D. Eakes, as co-trustees of the Daniel E. Eakes Trust, share voting and disposition power of the securities owned by the Daniel E. Eakes Trust offered under this prospectus.

(9)             GCP Asset Management Services, LLC is the general partner of GCP Asset Investment, LP, which is the registered holder of the securities.  George G. Hennessey and Peggy G. Hennessey are authorized agents for GCP Asset Management Services, LLC.  George G. Hennessey and Peggy G. Hennessey, through GCP Asset Management Services, LLC, share voting and disposition power of the securities owned by GCP Asset Investment, LP offered under this prospectus.

(10)      Globis Capital Advisors, L.L.C. is the general partner of Globis Capital Partners, L.P., which is the registered holder of the securities.  Paul Packer is the managing member of Globis Capital Advisors, L.L.C.  Paul Packer, through Globis Capital Advisors, L.L.C., has voting and disposition power of the securities owned by Globis Capital Advisors, L.L.C. offered under this prospectus.

(11)      Paul Packer is the director of Globis Overseas Fund, Ltd., which is the registered holder of the securities.  Paul Packer, as the director of Globis Overseas Fund, Ltd., has voting and disposition power of the securities owned by Globis Overseas Fund, Ltd. offered under this prospectus.

(12)      Gloria J. Lowell is the trustee of the Gloria J. Lowell Living Trust, which is the registered holder of the securities. Gloria J. Lowell, as the trustee of the Gloria J. Lowell Living Trust, has voting and disposition power of the securities owned by the Gloria J. Lowell Living Trust offered under this prospectus.

(13)      Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC “Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

(14)       Joshua Scheinfeld and Jonathan Cope are the principals of Lincoln Park Capital Fund, LLC. Joshua Scheinfeld and Jonathan Cope, as the principals of Lincoln Park Capital Fund, LLC, share voting and disposition power of the securities owned by Lincoln Park Capital Fund, LLC offered under this prospectus.

(15)       Joan M. Pendergast is the trustee of the Margaret F. Pendergast Living Trust, which is the registered holder of the securities. Joan M. Pendergast, as the trustee of the Margaret F. Pendergast Living Trust, has voting and disposition power of the securities owned by the Margaret F. Pendergast Living Trust offered under this prospectus.

(16)       Brushmarks, Etc., Inc. is the general partner of PTL Investment Group, LP, which is the registered holder of the securities.  Larry B. Brungardt and Karen E. Brungardt are authorized agents for Brushmarks, Etc., Inc.  Larry B. Brungardt and Karen E. Brungardt, through Brushmarks, Etc., Inc., share voting and disposition power of the securities owned by PTL Investment Group, LP offered under this prospectus.

(17)       John Guarino is the senior managing partner of Quad Capital, LLC, which is the registered holder of the securities.  John Guarino, as the senior managing partner of Quad Capital, LLC, has voting and disposition power of the securities owned by Quad Capital, LLC offered under this prospectus.

(18)       Marc Lehmann is the director of Riverloft Capital Master Fund Ltd., which is the registered holder of the securities.  Marc Lehmann, as the director of Riverloft Capital Master Fund Ltd., has voting and disposition power of the securities owned by Riverloft Capital Master Fund Ltd. offered under this prospectus.

(19)       Lisa Dingman and Michael Manela are co-trustees of The Manela/Dingman Revocable Trust, which is the registered holder of the securities. Lisa Dingman and Michael Manela, as co-trustees of The Manela/Dingman Revocable Trust, share voting and disposition power of the securities owned by The Manela/Dingman Revocable Trust offered under this prospectus.

(20)       William C. Senne and P. Michelle Senne are co-trustees of The Senne Family Revocable Lifetime Trust, which is the registered holder of the securities. William C. Senne and P. Michelle Senne, as co-trustees of The Senne Family Revocable Lifetime Trust, share voting and disposition power of the securities owned by The Senne Family Revocable Lifetime Trust offered under this prospectus.

(21)       Ronald W. Richards is the manager of Tower Home Rentals LLC, which is the registered holder of the securities.  Ronald W. Richards, as the manager of Tower Home Rentals LLC, has voting and disposition power of the securities owned by Tower Home Rentals LLC offered under this prospectus.

(22)       On January 27, 2014, Mr. Arena was appointed our Executive Chairman/Chairman of the Board.

(23)       In connection with the Second Private Placement, Mr. Moradi received warrants to purchase an aggregate of 3,833,334 shares. The warrants contain a provision restricting their exercise if after giving effect to such exercise, Mr. Moradi would beneficially own in excess of 9.99% of our shares outstanding except as otherwise provided in the warrants.

MANAGEMENT

The following information is as of January 31, 2014 with respect to those persons who are serving as our directors and executive officers.

Name	Age	Director/Position
Nathaniel Bradley	36	Chief Executive Officer, President and Director
Paul Arena	55	Executive Chairman/Chairman of the Board
James Crawford	31	Chief Operating Officer, Treasurer and Director
Sean Bradley	31	Chief Technology Officer, Vice President, Secretary and Director
Constantine Potamianos	48	Chief Legal Officer, General Counsel
Edward O’Donnell	48	Chief Financial Officer

Craig Columbus	46	Director
Dr. Carr Bettis	49	Director
Edward Withrow, III	47	Director

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he was employed.

                                                Nathaniel Bradley. Mr. Bradley served as a director of ours from our company’s founding in 2005 to the present and as Chief Executive Officer and President since July 2007. Mr. Bradley is a recognized pioneer and active expert in the new media Internet technology sector. He is the named inventor of several Internet technology patents and patents pending with U.S. Patent and Trademark Office. Over the past decade, Mr. Bradley has been involved in the invention, reduction to practice, commercial licensing, and enforcement of foundational Internet and mobile technology patents. In addition to managing the growth of AudioEye’s patent portfolio through invention, Mr. Bradley is developing an intellectual property operation at the University of Arizona Science & Technology Park in Tucson, Arizona. Prior to AudioEye, Mr. Bradley was Chairman of the Board of Modavox®, founder and Managing Member of Kino Digital, Kino Communications and Kino Interactive and currently serves as a managing member of Bradley Brothers, LLC, an Arizona-based investment company. Mr. Bradley lives in Tucson, Arizona with his wife and two sons. We believe that Mr. Bradley’s executive management experience with companies that do business over the Internet and background in financial business transactions makes him qualified to serve as our Chief Executive Officer and President and as a director.

                                                Paul Arena.  Mr. Arena has served as a director and as our Executive Chairman/Chairman of the Board since January 27, 2014.  From May 2000 to present, Mr. Arena has held the positions of Chairman of the Board, Chief Executive Officer, President and owner of AIM Group, Inc., an investment holding company.  Previously, from June 2010 to December 2012, he held various executive positions including Chairman of the Board, Chief Executive Officer, Principal Financial Officer of Augme Technologies, Inc. and subsidiaries (now known as Hipcricket, Inc.).  From February 2002 to March 2010, Mr. Arena held various executive positions including Chairman of the Board, Chief Executive Officer, Principal Financial Officer and founder of Geos Communications (formerly i2 Telecom International) and its subsidiaries.  Mr. Arena served in various executive capacities including Chairman of the Board, Chief Executive Officer, President and founder of Cereus Technology Partners, Inc. and its subsidiaries, from May 1991 to April 2000. Cereus became a NASDAQ-listed public company that achieved a market capitalization in excess of $350 million prior to Mr. Arena’s departure. During 1994, Mr. Arena was a financial advisor to and became a minority interest owner in Great Lakes Pulp & Fiber, Inc., a $224 million project financing and one of the world’s largest paper recycling facilities.

From June 1990 to August 1991, Mr. Arena was a financial consultant. From February 1988 to January 1990, he was a Senior Vice President and partner of Gulfstream Financial Associates, Inc., a subsidiary of the Kemper Group. During the period 1982 through 1988, Mr. Arena held Vice President positions with Cralin & Co., Drexel, Burnham, Lambert, Inc. and Interstate Securities Corporation, all New York Stock Exchange member investment firms. Mr. Arena assisted in the deal structuring and financing of converting motion picture films into color, mercury detection devices for drilling rigs, ATM debit cards, color video telephones, color fax transmissions, Internet service providers, enterprise application services, mobile marketing and advertising, Internet telephony; various types of manufacturing; and various commercial real estate ventures for hotel, shopping center and multi-family housing projects. We believe that Mr. Arena’s executive management experience and background in financial business transactions makes him qualified to serve as our Executive Chairman/Chairman of the Board and as a director.

James Crawford. Mr. Crawford has been involved with us from our company’s founding in 2005 to the present and has served as a director, Chief Operating Officer and Treasurer since August 2012. Mr. Crawford was a founding member of Kino Interactive, LLC, a developer of enhanced communication software and digital media solutions, and of our company. Mr. Crawford’s experience as an entrepreneur spans the entire life cycle of companies from start-up capital to compliance officer and director of reporting public companies. Mr. Crawford is also the Chief Operating Officer of Marathon Patent Group since March 2013. Prior to his involvement as Chief Operating Officer of our company, Mr. Crawford served as a director and officer of Augme Technologies, Inc. from March 2006 through August 2011, and assisted the company in maneuvering through the initial challenges of acquisitions executed by the company through 2011 that established the company as a leading mobile marketing company in the United States. Mr. Crawford is experienced in public company finance and compliance functions. He has extensive experience in the area of intellectual property creation, management and licensing.  Prior to our company, Mr. Crawford served on the boards of directors of Modavox® and Augme Technologies, and as founder and managing member of Kino Digital, Kino Communications and Kino Interactive. We believe that Mr. Crawford’s experience as a member of Kino’s and Augme Technologies, Inc.’s management team and background in technology makes him qualified to serve as our Chief Operating Officer and Treasurer and as a director.

Sean Bradley. Mr. Bradley has been involved with us from the company’s founding in 2005 to the present and has served as Vice President and Secretary since April 2010, and as a director and Chief

Technology Officer since August 2012.  Mr. Bradley has co-founded several technology companies, including Kino Digital, LLC, and Kino Communications, LLC, from 1999-2005. Mr. Bradley obtained his BA from Arizona International College at the University of Arizona, graduating summa cum laude and with highest academic distinction for all eight undergraduate semesters.  Over the past nine years, he has led an international team of software developers, has produced global webcasting technologies, and planned, designed and managed the fulfillment of intellectual property assets, including the next generation mobile marketing solutions for industry leading Hipcricket. In the past, Mr. Bradley was chief architect of AdLife, BoomBox® Video and Audio Platforms for Augme Technologies, Inc. Mr. Bradley is proficient in several programming and web development languages and has engineered online communications systems for IBM, General Dynamics, Avnet and many others. In 2005, he was recognized by Arizona State’s WP Carey School of Business as a leader in his field for work he completed for the Arizona Department of Health and Human Services. In addition to his role at our company, Mr. Bradley is a managing member of Bradley Brothers, LLC, an Arizona-based investment company. We believe that Mr. Bradley’s extensive education and background in business and technology make him qualified to serve as our Chief Technology Officer, Vice President and Secretary and as a director.

Constantine Potamianos: Mr. Potamianos has served as our outside corporate counsel from our company’s founding in 2005 and as Chief Legal Officer and General Counsel since January 2012. From June 2009 to December 2011, Mr. Potamianos was a partner at Duval & Stachenfeld, LLP, a noted New York law firm that primarily works with large institutional investors and hedge funds. Mr. Potamianos served as the co-leader of the firm’s Corporate Practice. Prior to that, from March 2005 to May 2009, Mr. Potamianos was part of the Corporate and Securities group in the New York office of international law firm Greenberg Traurig, LLP. Mr. Potamianos is an experienced business lawyer who has assisted numerous public and private companies with a broad range of matters including corporate governance, public and private financings, commercial transactions, mergers and acquisitions, securities registration, SEC reporting, technology licensing, litigation, and bankruptcy and corporate restructurings. In the late 1990’s, Mr. Potamianos also served as Vice President — Investment Banking and team leader for the Internet/Networking Group for a New York-based merchant banking firm where he negotiated and structured acquisitions, principal transactions as well as private equity placements with numerous public and private companies, during which time he also served on the boards of directors of various portfolio companies. In addition to his legal and finance experience, Mr. Potamianos has experience in private sector business operations as well as government. Following initial military service, Mr. Potamianos gained experience in systems analysis, business operations and administration, serving as an administrative officer in the federal government and afterwards founding and managing an information systems consulting company and a RF (radio frequency) engineering services company. Mr. Potamianos holds a BA degree, magna cum laude, in Economics and Government from Georgetown University as well as a BS degree in Computer and Information Science from the University of Maryland. Mr. Potamianos received his JD degree as well as his MBA from Georgetown University, during which he also completed the Landegger Honors Program in International Business Diplomacy through the School of Foreign Service, served as an editor on law review, and was also inducted into Beta Gamma Sigma, the national business school honor society. We believe that Mr. Potamianos’s extensive education and background in law and finance makes him qualified to serve as our Chief Legal Officer and General Counsel.

Edward O’Donnell: Mr. O’Donnell joined our company in February 2013 and has served as our Chief Financial Officer since April 2013. Mr. O’Donnell has over 20 years of executive experience in accounting, finance, investor relations, SEC reporting and taxation. From December 2010 until January 2013, Mr. O’Donnell served as Vice President of Finance for Augme Technologies, Inc. (OTC.BB: AUGT), which provides strategic services and mobile marketing technology to leading consumer and healthcare brands. From January 2007 until November 2010, Mr. O’Donnell served as Chief Financial Officer of Carlyle Capital Group LLC, a venture capital and private equity firm. Previously, Mr. O’Donnell also served as Senior Vice President of Finance & Investor Relations of ACTV, Inc. (NASDAQ: IATV), where he developed the investor relations department before the company was purchased by OpenTV, a subsidiary of Liberty Media. Previously, Mr. O’Donnell was a member of Aloysius Lyons, LLC. Aloysius Lyons, LLC filed for protection under Chapter 7 of the federal bankruptcy laws in 2007. Aloysius Lyons, LLC received a discharge relating to the matter in 2009 and has been dissolved. Mr. O’Donnell is a Certified Public Accountant in New York and a member of

NYSSCPAs and AICPA. Mr. O’Donnell received his undergraduate degree in Accountancy from Villanova University and his MBA from Columbia Business School. We believe that Mr. O’Donnell’s extensive education and background in accounting and finance makes him qualified to serve as our Chief Financial Officer.

Craig Columbus. Mr. Columbus has served as a director and as Chairman of the Board since January 2013, and previously served as a director and as Chairman of the Board from our company’s founding in May 2005 until February 2011. Mr. Columbus resigned as Chairman of the Board effective January 27, 2014.  From 2006 until present, Mr. Columbus has served as Chief Market Strategist and President of First Allied Asset Management, Inc., an investment management firm. From 2004 until 2008, Mr. Columbus served as Chief Market Strategist for Greenbrook Investment Management, an investment management firm. Mr. Columbus has served as the Chair of the Entrepreneurship program at Grove City College and as the Executive Director at the Center for Entrepreneurship and Innovation at Grove City College. He is also an author, having co-written “God and Man on Wall Street: The Conscience of Capitalism,” which was published in 2012. Mr. Columbus holds a BA in economics from Loyola University-Chicago, a JD degree from Indiana University-Bloomington, and an MBA from Pennsylvania State University. We believe that Mr. Columbus’ extensive education and background in law and finance makes him qualified to serve as a director.

Dr. Carr Bettis. Dr. Bettis has served as a director of ours since December 2012, and previously served as a director of ours from July 2007 to April 2010.  Dr. Bettis founded and has been the Chief Architect of numerous financial technology innovations and businesses over the last 15 years that have been acquired by Merrill Lynch, Thomson Financial, Primark/Disclosure and Advanced Equities/GreenBrook Financial. From 1996 to 2011, Dr. Bettis was the Chairman and Founder of Gradient Analytics, one of the largest independent equity research firms in the United States.  He has served as Chairman and Co-Founder of Verus Analytics, a quantitative compensation, proxy intelligence and behavioral governance firm since 1996. He also serves on the board of directors of iMemories, an Arizona-founded technology company. Since 2007, he has also managed his family’s private equity portfolio via his firm, Fathom Lab.  Dr. Bettis is a former tenured professor and maintains a clinical-affiliation with Arizona State University as Research Professor of Finance at the W.P. Carey School of Business.  He is frequently cited in national and international financial media. His research has been published in academic and professional journals such as the Journal of Financial Economics, Review of Financial Studies, Journal of Financial and Quantitative Analysis, and the Financial Analyst Journal.  Dr. Bettis holds undergraduate degrees in finance and accounting, and received his Ph.D. from Indiana University in 1992. We believe that Dr. Bettis’ extensive education and background in finance makes him qualified to serve as a director.

Edward Withrow III. Mr. Withrow has served as a director of ours since August 2012. With over 20 years’ experience as a financier, broker, manager, marketer and developer of innovations in various industries, Mr. Withrow has developed an expertise in finding small undervalued and underfunded companies and building them up through his leadership in strategic initiatives and business development activities. In 2000, Mr. Withrow founded Huntington Chase Financial Group, LLC, and Huntington Chase, Ltd. to engage in venture capital, private equity and merchant banking activities. From 2000 until the present, Mr. Withrow acquired, restructured, merged, created and was a senior advisor to approximately 10 companies. In 2002, Mr. Withrow became the CEO of Reward Enterprises, Inc., a public company and early adopter of VoIP technology. Mr. Withrow also founded Symphony Card, LLC, an issuer of stored value debit cards. In 2004, Mr. Withrow became the CEO of Addison-Davis Diagnostics, Ltd., a leading edge point-of-care diagnostic company. In 2005, he was the President of The Cabo Group, Ltd., a publicly traded company whose primary functions were wholesale marketing and distribution of retail products.   In 2006, Mr. Withrow became the President and CEO of Montecito Bio Sciences, Ltd., a multi-faceted medical diagnostics company.  In 2008, Mr. Withrow founded Ecologic Transportation, Inc., a publicly traded company and is presently its Chairman.  Mr. Withrow also founded Parallax Diagnostics, Inc., a fully reporting company headquartered in Cambridge, Massachusetts, currently in its developmental stage.

Mr. Withrow has maintained a business relationship with our company since 2008, contracting our services for the design and development of various websites for Mr. Withrow’s businesses, and has a comprehensive knowledge of the capabilities of our product.  Furthermore, Mr. Withrow, having an extensive background in corporate restructuring, has acted as strategic advisor to our company since 2009. Mr. Withrow is married with one child and lives in the Los Angeles, California area.  He works with Planet Hope a Los Angeles based foundation that works with abused children and battered women. We believe that Mr. Withrow’s background in finance makes him qualified to serve as a director.

All of our directors hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. Our officers are appointed by our board of directors and hold office until their death, resignation or removal from office.

Family Relationships

Nathaniel Bradley and Sean Bradley are brothers. Other than that, there are no family relationships among our directors or executive officers.

Executive Compensation

The table below summarizes the compensation paid to the following persons:

(a)                                 our principal executive officer;

(b)                                 each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2013; and

(c)                                  up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended December 31, 2013, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officer, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Nathaniel Bradley	2013	$75,000	None	None	None		None	None	$627,287	(5)(9)	$702,287
Chief Executive Officer, President and Director (1)	2012	$211,250	None	None	$30,502	(1)	None	None	None		$241,752
	2011	$206,539	None	None	None		None	None	None		$206,536
Sean Bradley	2013	$87,159	None	None	None		None	None	$524,058	(6)(10)	$611,217
Chief Technology Officer, Vice President, Secretary and Director (2)	2012	$176,042	None	None	$30,502	(2)	None	None	None		$206,544
	2011	$191,734	None	None	None		None	None	None		$191,734
James Crawford	2013	$69,375	None	None	None		None	None	$281,157	(7)(11)	$350,532
Chief Operating Officer, Treasurer and Director (3)	2012	$74,111	None	None	$146,409	(3)	None	None	None		$220,520
	2011	$39,537	None	None	None		None	None	None		$39,537
Edward O’Donnell, Chief Financial Officer (4)	2013	$137,500	None	None	$30,991	(4)	None	None	$5,119	(8)	$173,610

(1)                             Nathaniel Bradley was granted 125,000 options on December 19, 2012, with a total value of $30,502.

(2)                             Sean Bradley was granted 125,000 options on December 19, 2012, with a total value of $30,502.

(3)                             James Crawford was granted 600,000 options on December 19, 2012, with a total value of $146,409.

(4)                             Edward O’Donnell was granted 150,000 options on July 29 2013, with a value of $30,991

(5)                             Nathaniel Bradley was granted 1,671,155, 25,000, 32,500 and 103,128 warrants on March, 19, 2013, March 31, 2013, June 30, 2013 and September 30, 2013, with values of $409,818, $6,131, $12,723 and $18,615, respectively, with a total value of $447,287.

(6)                             Sean Bradley was granted 1,471,091, 20,833, 28,333 and 67,033 warrants on March, 19, 2013, March 31, 2013, June 30, 2013 and September 30, 2013, with values of $360,757, $5,109, $11,092 and $12,100, respectively, with a total value of $389,058.

(7)                             James Crawford was granted 454,593, 10,000, 38,333 and 95,394 warrants on March, 19, 2013, March 31, 2013, June 30, 2013 and September 30, 2013, with values of $111,480, $2,452, $15,006 and $17,219, respectively, with a total value of $146,157.

(8)                             Edward O’Donnell was granted 28,360 warrants on September 30, 2013, with a total value of $5,119.

(9)                             Nathaniel Bradley was granted 400,000 performance share units on August 1, 2013, with a total value of $180,000.

(10)                        Sean Bradley was granted 300,000 performance share units on August 1, 2013, with a total value of $135,000.

(11)                        James Crawford was granted 300,000 performance share units on August 1, 2013, with a total value of $135,000.

Director Compensation

We have no formal plan for compensating our directors for their service in their capacity as directors and have not paid any director’s fees or other cash compensation for services rendered as a director since our inception. Although no director received and or/accrued any compensation specifically related to services as a director, directors may receive options at the discretion of our board of directors or a committee, which may be established in the future.  Edward Withrow III, one of our directors, was granted options to purchase 225,000 shares on December 19, 2012 as remuneration for services not related to his service as a director. The options have an exercise price of $0.25 per share with an aggregate fair market value of $54,903.  On August 20, 2013, we granted options to purchase 200,000 shares to each of Craig Columbus, Dr. Carr Bettis, and Edward Withrow, III.  The options have an exercise price of $0.50 per share and a term of five years with an aggregate fair market of $130,591.

Employment Contracts with Executive Officers

On August 7, 2013, we entered into agreements with the following executive officers:

Nathaniel Bradley. Pursuant to an Executive Employment Agreement, Nathaniel Bradley was employed as our Chief Executive Officer.  The term of the Executive Employment Agreement is three years commencing August 7, 2013, subject to extension upon mutual agreement.  He is to receive a base annual salary of $200,000 during the employment period.  He is entitled to receive bonuses at the sole discretion of our board of directors or the compensation committee.  Mr. Bradley is also entitled to equity awards under the AudioEye, Inc. 2012 Incentive Compensation Plan and the AudioEye, Inc. 2013 Incentive Compensation Plan. In connection with entry into the Executive Employment Agreement, we and Mr. Bradley terminated the existing employment agreement, dated April 1, 2010, between us and Mr. Bradley effective as of August 7, 2013.

Pursuant to a Performance Share Unit Agreement, Mr. Bradley was granted an award of up to an aggregate of 200,000 Performance Share Units (“PSUs”), subject to increase of up to a total of 400,000 PSUs over a three-year period.  Each PSU represents the right to receive one share of our common stock.  The number of PSUs for a performance period will be determined by the level of achievement of performance goals in accordance with the terms and provisions of the Performance Share Unit Agreement.

Sean Bradley. Pursuant to an Executive Employment Agreement, Sean Bradley was employed as our Chief Technology Officer.  The term of the Executive Employment Agreement is three years commencing August 7, 2013, subject to extension upon mutual agreement.  He is to receive a base annual salary of $195,000 during the employment period.  He is entitled to receive bonuses at the sole discretion of our board of directors or the compensation committee.  Mr. Bradley is also entitled to equity awards under the AudioEye, Inc. 2012 Incentive Compensation Plan and the AudioEye, Inc. 2013 Incentive Compensation Plan. In connection with entry into the Executive Employment Agreement, we and Mr. Bradley terminated the existing employment agreement, dated April 1, 2010, between us and Mr. Bradley effective as of August 7, 2013.

Pursuant to a Performance Share Unit Agreement, Mr. Bradley was granted an award of up to an aggregate of 200,000 PSUs, subject to increase of up to a total of 300,000 PSUs over a three-year period.  Each PSU represents the right to receive one share of our common stock.  The number of PSUs for a performance period will be determined by the level of achievement of performance goals in accordance with the terms and provisions of the Performance Share Unit Agreement.

James Crawford. Pursuant to an Executive Employment Agreement, James Crawford was employed as our Chief Operating Officer.  The term of the Executive Employment Agreement is three years commencing August 7, 2013, subject to extension upon mutual agreement.  He is to receive a base annual salary of $185,000 during the employment period.  He is entitled to receive bonuses at the sole discretion of our board of directors or the compensation committee.  Mr. Crawford is also entitled to equity awards under the AudioEye, Inc. 2012 Incentive Compensation Plan and the AudioEye, Inc. 2013 Incentive Compensation Plan.

Pursuant to a Performance Share Unit Agreement, Mr. Crawford was granted an award of up to an aggregate of 200,000 PSUs, subject to increase of up to a total of 300,000 PSUs over a three-year period.  Each PSU represents the right to receive one share of our common stock.  The number of PSUs for a performance period will be determined by the level of achievement of performance goals in accordance with the terms and provisions of the Performance Share Unit Agreement.

Edward O’Donnell. Pursuant to an Executive Employment Agreement, Mr. O’Donnell was employed as our Chief Financial Officer.  The term of the Executive Employment Agreement is two years commencing August 7, 2013, subject to extension upon mutual agreement.  He is to receive a base annual salary of $165,000 during the employment period.  He is entitled to receive bonuses at the sole discretion of our board of directors or the compensation committee.  Mr. O’Donnell is also entitled to equity awards under the AudioEye, Inc. 2012 Incentive Compensation Plan and the AudioEye, Inc. 2013 Incentive Compensation Plan.

Constantine Potamianos. Pursuant to an Executive Employment Agreement, Constantine Potamianos was employed as our Chief Legal Officer and General Counsel.  The term of the Executive Employment Agreement is two years commencing August 7, 2013, subject to extension upon mutual agreement.  He is to receive a base annual salary of $150,000 during the employment period.  He is entitled to receive bonuses at the sole discretion of our board of directors or the compensation committee.  Mr. Potamianos is also entitled to equity awards under the AudioEye, Inc. 2012 Incentive Compensation Plan and the AudioEye, Inc. 2013 Incentive Compensation Plan.

Effective January 27, 2014, we entered into agreements with Paul Arena.  Under an Executive Employment Agreement dated as of January 27, 2014 (the “Agreement”), Mr. Arena will have direct responsibility working in conjunction with our Chief Executive Officer, over operations, sales marketing, financial accounting and SEC reporting, operational budgeting, sales costing analysis, billing and auditor interfacing.  The initial term of Mr. Arena’s employment is two years.  Mr. Arena’s base salary is $275,000 per year.  Mr. Arena is to receive a signing bonus of $35,000 and is entitled to a quarterly bonus of up to $50,000 based on recognized revenues for the applicable quarter and additional bonuses at the discretion of our board of directors or compensation committee.  Mr. Arena has been granted five year warrants to purchase 250,000 shares of our common stock at an exercise price of $0.40 per share and stock options to purchase 1,500,000 shares at an exercise price of $0.40 per share subject to vesting as set forth in the Agreement.  Pursuant to a separate Performance Share Unit Agreement dated as of January 27, 2014 (the “PSU Agreement”), we granted to Mr. Arena an award of up to 3,000,000 PSUs.  Each PSU represents the right to receive one share of common stock.  The number of PSUs that Mr. Arena actually earns will be determined by the level of achievement of the performance goals set forth in the PSU Agreement.

AudioEye, Inc. 2012 Incentive Compensation Plan, AudioEye, Inc. 2013 Incentive Compensation Plan and AudioEye, Inc. 2014 Incentive Compensation Plan

On December 19, 2012, our board of directors and holders of a majority of our outstanding shares of common stock adopted and approved the AudioEye, Inc. 2012 Incentive Compensation Plan (the “2012 Plan”), on August 20, 2013, our board of directors and holders of a majority of our outstanding shares of common stock adopted and approved the AudioEye, Inc. 2103 Incentive Compensation Plan and on January 27, 2014, our board of directors adopted and approved the AudioEye, Inc. 2014 Incentive Compensation Plan (the “2014 Plan”, together with the “2013 Plan” and the 2012 Plan, the “Plans”).  The purpose of the Plans is to assist us in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us. The following summary of the Plans is qualified in its entirety by the specific language of the Plans.

Administration.  The Plans are to be administered by a committee elected by the board of directors, provided, however, that except as otherwise expressly provided in the Plans, the board of directors may exercise any power or authority granted to the committee upon formation under the Plans.  Subject to the terms of the Plans, the committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the Plans, construe and interpret the Plans and award agreements, and correct defects, supply omissions or reconcile inconsistencies in them, and make all other decisions and determinations as the committee may deem necessary or advisable for the administration of the Plans.

Eligibility.  The persons eligible to receive awards under the Plans are the officers, directors, employees, consultants and other persons who provide services to us.  An employee on leave of absence may be considered as still in the employ of ours for purposes of eligibility for participation in the Plans.

Types of Awards.  The Plans provide for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, dividend equivalents, bonus stock and awards in lieu of cash compensation, other stock-based awards and performance awards.  Performance awards may be based on the achievement of specified business or personal criteria or goals, as determined by the committee.

Shares Available for Awards; Annual Per Person Limitations.  The total number of shares of common stock that may be subject to the granting of awards under each of the Plans at any time during the term of each of the Plans is equal to 5,000,000 shares.  This limit will be increased by the number of shares with respect to which awards previously granted under the Plans that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements.

The Plans impose individual limitations on the amount of certain awards. Under these limitations, during any fiscal year of ours, the number of options, stock appreciation rights, shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards granted to any one participant under the Plans may not exceed 500,000 shares, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units in any 12-month performance period is $250,000, and the maximum amount that may be paid out as performance units in any performance period greater than 12 months is $500,000.

The board of directors is authorized to adjust the limitations described in the two preceding paragraphs. The board of directors is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Stock Options and Stock Appreciation Rights.  The board of directors is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation rights are determined by the board of directors, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of the Plans, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the board of directors or under procedures established by the committee upon formation.  The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years.

Restricted and Deferred Stock.  The board of directors is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of a stockholder of ours, unless otherwise determined by the board of directors. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. The board of directors is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the board of directors.

Bonus Stock and Awards in Lieu of Cash Obligations.  The board of directors is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under the Plans or other plans or compensatory arrangements, subject to such terms as the board of directors may specify.

Other Stock Based Awards.  The board of directors is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock.  The board of directors determines the terms and conditions of such awards.

Performance Awards.  The board of directors is authorized to grant performance awards to participants on terms and conditions established by the board of directors.  Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the board of directors. Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the board of directors, be subject to provisions that should qualify such awards as “performance based compensation” not subject to the limitation on tax deductibility by us under Internal Revenue Code Section 162(m).

The board of directors may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards.  Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the board of directors. The board of directors may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The board of directors is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the Plan.

Awards under the Plans are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under the Plan, awards under other company plans or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control. The board of directors may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the committee, vesting will occur automatically in the case of a “change in control” of our company, as defined in the Plans (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the board of directors may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination. The board of directors may amend, alter, suspend, discontinue or terminate the Plans or upon formation determine the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the Plans, which might increase the cost of the Plans or alter the eligibility of persons to receive awards.  Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. The Plans will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under the Plans, (b) termination of the applicable Plan by the board of directors, or (c) the tenth anniversary of the effective date of the applicable Plan.  Awards outstanding upon expiration of the applicable Plan will remain in effect until they have been exercised or terminated, or have expired.

INCENTIVE COMPENSATION PLAN

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to each of our named executive officers at December 31, 2013.

Name	Grant Date	Estimated Future Payments under Equity Incentive Plan Awards (1) Target ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares Underlying Options (#)(1)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)

Edward O’Donnell	7/29/13	—	—	150,000	$0.35	$30,991

(1) The amounts in the column under “All Other Option Awards” represent shares underlying options awarded, each of which vest over time.

(2) The amounts in the column under “Grant Date Fair Value of Option Awards” represent the fair value of the awards on the date of grant, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation.

Outstanding Equity Awards

The following table sets forth certain information concerning unexercised stock options for each of our named executive officers at December 31, 2013:

Named Executive Officer	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option Exercise Price ($)	Option Epiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)

Nathaniel Bradley (1)	31,260	62,500	$0.275	12/18/2017	62,500	$3,438

Sean Bradley (2)	31,260	62,500	$0.275	12/18/2017	62,500	$3,438

James Crawford (3)	177,750	300,000	$0.25	12/18/2017	300,000	$24,000

Edward O’Donnell	—	150,000	$0.39	7/28/2018	150,000	$—

(1)                                 Nathaniel Bradley was granted 400,000 performance share units on August 1, 2013, with a total value of $180,000. These performance share units are a part of the 2012 Plan and do not vest.

(2)                                 Sean Bradley was granted 300,000 performance share units on August 1, 2013, with a total value of $135,000. These performance share units are a part of the 2012 Plan and do not vest.

(3)                                 James Crawford was granted 300,000 performance share units on August 1, 2013, with a total value of $135,000. These performance share units are a part of the 2012 Plan and do not vest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2014 by:

•                                          each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•                                          each of our officers and directors; and

•                                          all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3(d) promulgated by the Securities Exchange Act pursuant to which a person is deemed to have beneficial ownership of any shares of common stock that such stockholder has the right to acquire within 60 days of January 31, 2014. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.  The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below.

Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock (2)

CMGO Investors LLC (3)	3,410,410		6.25%
David Moradi (4)	5,757,230	(5)	9.99%
Riverloft Capital Master Fund Ltd.(6)	3,333,334		5.93%

Paul Arena	1,765,500	(7)	3.04%
Dr. Carr Bettis (8)	3,700,730	(9)	6.77%
Nathaniel Bradley	6,785,917	(10)	12.31%
Sean Bradley	6,719,238	(11)	12.20%
Craig Columbus (12)	1,682,050	(13)	3.08%
James Crawford	1,431,963	(14)	2.60%
Edward O’Donnell	28,360	(15)	* %
Constantine Potamianos	62,500	(16)	* %
Edward Withrow III (17)	1,423,357	(18)	2.60%
All directors and executive officers as a group (9 individuals)	23,599,614		42.76%

*                                         Less than one percent.

(1)                                 Unless otherwise indicated, the business address of each of the individuals is 5210 E. Williams Circle, Fifth Floor, Tucson, Arizona 85711.

(2)                                 Based on 55,206,035 shares of our common stock issued and outstanding as of January 31, 2014.

(3)                                 CMGO Investors, LLC business address is 3483 South Federal Highway, Unit A, Boynton Beach, Florida 33435.

(4)                                 Mr. Moradi’s business address is 22 Mercer Street, Second Floor, New York, New York 10013.

(5)                                 In connection with the Second Private Placement, Mr. Moradi received warrants to purchase an aggregate of 3,833,334 shares. The warrants contain a provision restricting their exercise if after giving effect to such exercise, Mr. Moradi would beneficially own in excess of 9.99% of our shares outstanding except as otherwise provided in the warrants.

(6)                                 Riverloft Capital Master Fund Ltd.’s business address is c/o Riverloft Capital Management LP, 300 W 41 Street, Suite 201-A, Miami Beach, FL 33140.

(7)                                 Includes warrants to purchase up to 500,000 shares and vested stock options to purchase up to 650,000 shares.

(8)                                 Dr. Bettis’ business address is 16211 N. Scottsdale Road, Ste A6A-472, Scottsdale, Arizona 85254.

(9)                                 Dr. Bettis is the Managing Member of CSB IV US Holdings, LLC, the record owner of 2,800,927 shares. Dr. Bettis is also co-trustee of the J. Carr & Stephanie V. Bettis Revocable Trust, the record owner of 564,803 shares.  Includes 210,000 shares in two discretionary accounts of Dr. Bettis’.  Includes vested stock options to purchase up to 125,000 shares.

(10)                          Includes 6,644,700 shares held by Bradley Brothers, LLC, the beneficial owner of 13,332,929 shares, which includes warrants to purchase up to 996,667 shares. Nathaniel Bradley and Sean Bradley are each 50% owners of Bradley Brothers, LLC, and share investment power with respect to such shares. Does not include 5,186,860 shares issued on December 20, 2012 related to the conversion of our debt owed to Nathaniel Bradley. The conversion shares were issued to Mr. Bradley’s designees.  Mr. Bradley has no investment or voting power over said shares and is not deemed to be the beneficial owner thereof. Includes warrants to purchase up to 164,028 shares and vested stock options to purchase up to 31,250 shares.

(11)                          Includes 6,644,700 shares held by Bradley Brothers, LLC, the beneficial owner of 13,332,929 shares, which includes warrants to purchase up to 996,667 shares. Nathaniel Bradley and Sean Bradley are each 50% owners of Bradley Brothers, LLC, and share investment power with respect to such shares. Includes warrants to purchase up to 98,566 shares and vested stock options to purchase up to 31,250 shares.

(12)                          Mr. Columbus’ business address is c/o First Allied Asset Management, 655 W. Broadway, 11th Floor, San Diego, CA 92101.

(13)                          Mr. Columbus is Managing Member of Columbus Investments, LLC, the record owner of 1,557,050 shares. Includes vested options to purchase up to 125,000 shares.

(14)                          Mr. Crawford is a controlling member of Crawdad, LLC, which beneficially owns 426,666 shares, which includes warrants to purchase up to 213,333 shares. Includes warrants to purchase up to 136,927 shares and vested stock options to purchase up to 177,750 shares.

(15)                          Consists of warrants to purchase up to 28,360 shares.

(16)                          Consists of vested stock options to purchase up to 62,500 shares. Does not include 304,640 shares held by Mr. Potamianos’ spouse individually, to which shares Mr. Potamianos disavows any interest.

(17)                          Mr. Withrow’s business address is c/o Huntington Chase Financial Group, LLC, 1327 Ocean Avenue, Suite M, Santa Monica, CA 90401.

(18)                          Mr. Withrow is the Managing Member of Huntington Chase Financial Group, LLC, the record owner of 1,129,607 shares. Includes vested stock options to purchase up to 250,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than employment agreements with our executive officers and other payments made to our executive officers, all as described above under the section entitled “Management - Executive Compensation,” and compensation paid to our directors as described above under the section entitled “Management - Director Compensation,” the following is a description of transactions since January 1, 2011 in which the amount involved exceeds $120,000 in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest:

CMGO

On March 31, 2010, CMG Holdings Group, Inc. (“CMGO”) acquired our company.  In connection with the acquisition, our former stockholders retained rights to receive cash from the exploitation of our technology (the “Rights”) consisting of 50% of any cash received from income earned, settlements or judgments directly resulting from our patent strategy and a share of our net income for 2010, 2011 and 2012 from the exploitation of our technology.  The Rights were then contributed to a newly formed Nevada corporation, AudioEye Acquisition Corporation (“AEAC”) in exchange for shares of AEAC.

On June 22, 2011, CMGO entered into a Master Agreement with AEAC pursuant to which: (i) the stockholders of AEAC would acquire from the CMGO 80% of our capital stock (the “Separation”) and (ii) CMGO would distribute to its stockholders, in the form of a dividend, 5% of our capital stock (the “Spin-off”).  Pursuant to the Master Agreement, AEAC was required to arrange for the release of senior secured notes (the “Senior Notes”) issued by CMGO in an aggregate principal amount of $1,025,000, which CMGO had been unable to service.  On August 15, 2012, we, CMGO and AEAC completed the Separation.  In connection with the Separation, AEAC arranged for the release of CMGO under the Senior Notes by payment to CMGO Investors LLC (“Investors”) the holder thereof of $700,000, the delivery of a secured promissory note in the principal amount of $425,000 and the issuance of 1,500,000 shares of the common stock of AEAC.  On February 6, 2013, the note to Investors was paid in full.  Payment consisted of cash payments of $200,000 of which $16,339 was interest and $183,661 was principal.  The balance of the principal of $241,359 was repaid with the issuance to Investors of 1,998,402 common shares of the Company, which was 5.678562% of the outstanding shares on February 6, 2013.  On January 29, 2013, the Securities and Exchange Commission declared effective our registration statement on Form S-1 with respect to 1,500,259 shares of our common stock to be issued in the Spin-off. On February 22, 2013, CMGO completed the Spin-off.

In connection with the Separation, we entered into a Royalty Agreement with CMGO. Pursuant to the Royalty Agreement, for a period of five years, we would pay to CMGO 10% of cash received from income earned or settlements on judgments directly resulting from our patent enforcement and licensing strategy, whether received by us on any of our affiliates, net in either case of any direct costs or tax implications incurred in pursuit of such strategy as they relate to the patents described in the Master Agreement.  Additionally, we entered into a Services Agreement with CMGO whereby, without duplication to the amounts payable under the Royalty Agreement, for a period of 5 years, CMGO will receive a commission of 7.5% of all revenues received by us after the Separation from all business, clients or other sources of revenue procured by CMGO or its employees, officers or subsidiaries and directed to us and 10% of net revenues obtained from a specified customer.

On November 12, 2013, we and CMGO terminated the Royalty Agreement.

On December 30, 2013, we completed the repurchase of 2,184,583 shares of our common stock owned by CMGO which shares were transferred to us in January, 2014 and retired to treasury.  In connection, with the repurchase, we paid CMGO $573,000 and forgave a $50,000 payable from an affiliate of CMGO.

AEAC

On March 22, 2013, we and AEAC entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which AEAC would be merged with and into our company (the “Merger”) with our company being the surviving entity.  Pursuant to the Merger Agreement, each share of AEAC common stock issued and outstanding immediately prior to the Merger effective date would be converted into .94134 share of our common stock and the outstanding convertible debentures of AEAC (the “AEAC Debentures”) in the aggregate principal amount of $1,400,200, together with accrued interest thereon, would be assumed by us and then exchanged for convertible debentures of our company (the “AE Debentures”).

Effective March 25, 2013, the Merger was completed.  In connection with the Merger, the stockholders of AEAC received on a pro rata basis the 24,004,143 shares of our common stock that were held by AEAC, and the former holders of the AEAC Debentures received an aggregate of 5,871,752 shares of our common stock pursuant to their conversion of all of the AE Debentures issued to replace the AEAC Debentures.  The principal assets of AEAC were the Rights that had been contributed to AEAC by the former stockholders of our company. As a result of the Merger, the Rights have been extinguished.

Nathaniel Bradley, President, Chief Executive Officer and Director

During the year ended December 31, 2011, we borrowed from Mr. Bradley an aggregate of $1,084,224 evidenced by promissory notes which bore interest at 15% per annum.  On August 30, 2011, we and Mr. Bradley entered into a modified promissory note agreement in which all outstanding notes were modified into one promissory note of $1,084,224, and any interest accrued on the notes was adjusted and recalculated at a rate of 7% per annum.  During the remainder of 2011 and 2012, we either borrowed from Mr. Bradley or he paid on our behalf an aggregate of $66,000.

As of December 31, 2012, we owed $386,539 in accrued salary to Mr. Bradley.  This amount was converted in the first quarter of 2013 into warrants to purchase 1,546,156 shares of our common stock.

On December 5, 2012, Mr. Bradley converted all of our indebtedness owed to him other than accrued salary into our common stock at a price of $0.25 per share.  As a result, the debt in the amount of $1,296,715, which included accrued interest in the amount of $875, was converted into 5,186,860 shares of our common stock, and the indebtedness owed to Mr. Bradley was deemed paid in full. Accrued interest in the amount of $84,581 was considered forgiven due to this conversion.

In 2013, as part of the private placements referenced herein, Bradley Brothers LLC invested $284,000 and received 946,667 shares of our common stock and warrants to purchase 946,667 shares.  Bradley Brothers LLC is 50% owned by Nathaniel Bradley and 50% owned by Sean Bradley, our Chief Technology Officer, Vice President, Secretary and director.

Sean Bradley, Chief Technology Officer, Vice President, Secretary and Director

As of December 31, 2012, we owed Sean Bradley $341,731 in accrued salary.  This amount was converted in the first quarter of 2013 into warrants to purchase 1,366,924 shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.00001 per share of which 55,206,035 are issued and outstanding as of January 31, 2014.  Each stockholder of our common stock is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by stockholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.  The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors from funds legally available therefore.  Cash dividends are at the sole discretion of our board of directors.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have 10,000,000 authorized shares of preferred stock. $.00001 par value, authorized.  No shares of preferred stock are issued or outstanding.  Our board of directors is authorized to determine the number of series into which the preferred stock may be divided, to determine the designations, powers, preferences, voting and other rights of each series.

Anti-Takeover Provisions

We are governed by the Delaware General Corporation Law (“DGCL”).  Certain provisions of the DGCL and our certificate of incorporation and by-laws could make more difficult our acquisition by means of a tender offer, a proxy contest or otherwise.

Vacancies on Board of Directors

Our certificate of incorporation provides that any newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board.

Stockholder Meetings

Under our certificate of incorporation and subject to the rights of holders of preferred stock, if any, only a majority of the members of the board of directors, the chairman of the board of directors or the Chief Executive Officer or the President may call special meetings of stockholders.  This provision will make it more difficult for stockholders to take action opposed by the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval.  We may issue additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

The overall effect of the foregoing provisions may be to deter a future tender offer.  Our stockholders might view such an offer to be in their best interest should the offer include a substantial premium over the market price of our common stock at that time.  In addition, these provisions may have the effect of assisting our management to retain its position and place it in a better position to resist changes that the stockholders may want to make if dissatisfied with the conduct of our business.

Business Combinations

We are subject to Section 203 of the DGCL, which regulates corporate acquisitions.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

•                                          the board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•                                          upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholders owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                                          the business combination is approved by a majority of the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Warrants

We are registering 12,923,166 shares of common stock hereunder which are issuable upon exercise of the Warrants.  Each Warrant issued in the First Private Placement is exercisable into a common share for a period of three years (four years for the warrants issued to the placement agent) at an exercise price of $0.50 per share, and each Warrant issued in the Second Private Placement is exercisable into a common share for a period of five years at an exercise price of $0.40 per share.

PLAN OF DISTRIBUTION

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions.  The selling stockholders may use any one or more of the following methods when selling shares:

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                          block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately-negotiated transactions;

•                                          settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•                                          broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                                          through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•                                          a combination of any such methods of sale; and

•                                          any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.  If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal.  Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales and in which case may be subject to certain statutory liabilities under the Exchange Act.

The selling stockholders will be subject to the applicable prospectus delivery requirements of the Securities Act unless subject to an exemption therefrom, including under Rule 172 thereunder.

Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.  Upon our being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed 8.0%.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person.  To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.  We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

EXPERTS

The consolidated financial statements as of December 31, 2012 and 2011 included in this prospectus have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as stated in their report appearing herein.  Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by the law firm of TroyGould PC, Los Angeles, California.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As authorized by Section 102(b)(7) of the DGCL, our certificate of incorporation provides that a director of our company will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption for liability or limitation thereof is not permitted under the DGCL.  The DGCL provides that the liability of a director may not be limited (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for liability for payments of dividends or for stock purchases or redemptions in violation of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

While the certificate of incorporation will provide directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty.  Accordingly, the certificate of incorporation will have no effect on the availability of equitable remedies, such as an injunction or rescission based on a director’s breach of such director’s duty of care.

In addition, our by-laws provide that we will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered

Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director of our company or an officer of our company elected by our board of directors or, while a director or an officer of our company elected by our board of directors, is or was serving at our request as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.  Notwithstanding the preceding sentence, except as otherwise provided in the by-laws, we will be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by our board of directors.

We will enter into indemnification agreements with each of our executive officers and directors providing for the indemnification of, and advancement of expenses to, each such person in connection with claims, suits or proceedings arising as a result of such person’s service as an officer or director of ours.  We also will maintain directors’ and officers’ liability insurance policies insuring directors and officers for certain covered losses as defined in the policies.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act covering the sale by the selling stockholders of the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by the SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, please refer to the registration statement and to the exhibits filed therewith.

The registration statement, including all exhibits, may be inspected without charge at the SEC’s Public Reference Room at the SEC’s principal office at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling 1-800-SEC-0330. The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system and is available to the public from the SEC’s web site at http://www.sec.gov .

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

AudioEye, Inc.

9070 S. Rita Road, Suite 1450

Tucson, Arizona 85747

We have audited the accompanying consolidated balance sheets of AudioEye, Inc. and its subsidiary (collectively, the “Company”) as of December 31, 2012 and 2011 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of AudioEye, Inc. and its subsidiary as of December 31, 2012 and 2011 and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that AudioEye, Inc. will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, AudioEye, Inc. suffered losses from operations and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 15, 2013

AUDIOEYE, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
ASSETS
Current Assets
Cash	$11,147	$27,426
Accounts receivable, net	16,256	11,637
Affiliate advances	173,400	—
Related party receivables	16,125	13,125
Marketable securities	30,000	18,000
Total Current Assets	246,928	70,188

Property and equipment, net	7,043	7,998
Total Assets	$253,971	$78,186

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$386,279	$368,790
Deferred revenue	54,823	13,195
Notes and loans payable-current	449,000	24,000
Related party payable	829,418	398,270
Total Current Liabilities	1,719,520	804,255

Long Term Liabilities
Notes and loans payable-long term	97,800	121,800
Related party loans	10,000	1,245,840
Total Long Term Liabilities	107,800	1,367,640
Total Liabilities	1,827,320	2,171,895

STOCKHOLDERS’ DEFICIT
Preferred Stock, $0.00001 par value, 10,000,000 and 500,000 shares authorized, none issued and outstanding as of December 31, 2012 and 2011, respectively	—	—
Common stock, $0.00001 par value, 100,000,000 shares and 4,000,000 authorized, 35,192,045 and 30,005,185 issued and outstanding, as of December 31, 2012 and 2011, respectively	352	300
Additional paid in capital	2,517,329	1,118,683
Accumulated deficit	(4,091,030)	(3,197,991)
Total Stockholders’ Deficit-AudioEye, Inc.	(1,573,349)	(2,079,008)
Non-controlling interest	—	(14,701)
Total Stockholders’ Deficit	(1,573,349)	(2,093,709)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$253,971	$78,186

See Notes to Consolidated Financial Statements

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended
	December 31, 2012	December 31, 2011

Revenue	$279,062	$125,521
Revenue from related party	3,000	12,500
Cost of revenues	265,330	641,124

Gross Profit	16,732	(503,103)

General and administrative expenses	823,228	810,341
Patent impairment expense	—	147,908

Operating income (loss)	(806,496)	(1,461,352)

Other income (expense)
Unrealized gain (loss) on marketable securities	12,000	(3,000)
Interest expense	(98,543)	(280,050)
Total other income (expense)	(86,543)	(283,050)

Net (loss)	$(893,039)	$(1,744,402)

Net (loss) per common share - basic and diluted	$(0.03)	$(0.06)

Weighted average common shares outstanding - basic and diluted	30,161,501	30,005,184

See Notes to Consolidated Financial Statements

AUDIOEYE, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FROM DECEMBER 31, 2010 TO DECEMBER 31, 2012

	COMMON STOCK		PAID IN	NON- CONTROLLING	ACCUMULATED
	SHARES	AMOUNT	CAPITAL	INTEREST	(DEFICIT)	TOTAL
Balance, December 31, 2010	30,005,184	300	996,749	(14,701)	(1,453,589)	(471,241)

Related party gain on troubled debt restructuring	—	—	121,934	—	—	121,934
Net loss	—	—	—	—	(1,744,402)	(1,744,402)

Balance, December 31, 2011	30,005,184	300	1,118,683	(14,701)	(3,197,991)	(2,093,709)

Stock, option & warrant expense	—	—	12,103	—	—	12,103
Capital contribution for services			20,000			20,000
Acquisition of non-controlling interest	—	—	(14,701)	14,701	—	—
Forgiveness of related party accrued interest	—	—	84,581	—	—	84,581
Issuance of stock related to conversion of debt	5,186,860	52	1,296,663	—	—	1,296,715
Net loss	—	—	—	—	(893,039)	(893,039)

Balance, December 31, 2012	35,192,044	$352	$2,517,329	$—	$(4,091,030)	$(1,573,349)

See Notes to Consolidated Financial Statements

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended
	December 31, 2012	December 31, 2011

Cash Flows from Operating Activities:
Net (loss)	$(893,039)	$(1,744,402)
Adjustments to reconcile net loss to net cash
Depreciation and amortization	3,883	13,111
Stock, option and warrant expense	12,103	—
Unrealized (gain) loss on investments	(12,000)	3,000
Bad debt expense	—	2,153
Patent Impairment expense	—	147,908
Changes in operating assets and liabilities:
Accounts receivable	(4,619)	1,553
Related party receivable	(3,000)	(13,125)
Fees and interest incurred on debt	—	280,050
Accounts payable and accruals	172,945	(58,995)
Deferred revenue	41,628	13,195
Related party payables	431,148	398,270
Net cash (used in) operating activities	(250,951)	(957,282)

Cash Flows from investing activities:
Cash (paid for) computer equipment	(2,928)	—
Cash (paid for) patent costs	—	(102,627)
Net cash (used in) investing activities	(2,928)	(102,627)

Cash Flows from financing activities:
Proceeds from related party loans	12,500	1,087,724
Repayment of related party loans	(2,500)	—
Repayment of note payable	(24,000)	(4,000)
Net advances to affiliates	251,600	—
Net cash provided by financing activities	237,600	1,083,724

Increase (decrease) in cash	(16,279)	23,815
Cash - beginning of period	27,426	3,611
Cash - end of period	$11,147	$27,426

NON-CASH FINANCING ACTIVITIES
Notes payable acquired from related party	$425,000	$—
Conversion of notes payable and interest into common stock	1,296,715	—
Forgiveness of related party accrued interest	84,581	—
Accounts payable converted into notes payable	50,000	—
Marketable securities received for accounts receivable	—	7,000
Gain on troubled debt restructuring with related party	—	121,934
Interest reclassed to principal	—	74,900
Acquisition of non-controlling interest	14,701	—
Capital contribution for services	20,000	—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Interest paid	$2,864	$9,679
Income taxes paid	$—	$—

See Notes to Consolidated Financial Statements

AUDIOEYE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 1: OVERVIEW

AudioEye, Inc. (the “Company”) was incorporated on May 20, 2005 in the state of Delaware. On March 31, 2010, the Company was acquired by CMG Holdings Group, Inc., a Nevada corporation (“CMG”).  Effective August 17, 2012, AudioEye Acquisition Corporation, a Nevada corporation (“AEAC”), acquired 80% of the Company’s then-outstanding common stock from CMG.

The Company has developed patented, Internet content publication and distribution software that enables conversion of any media into accessible formats and allows for real time distribution to end users on any Internet connected device. The Company’s focus is to create more comprehensive access to Internet, print, broadcast and other media to all people regardless of their network connection, device, location, or disabilities.

The Company is focused on developing innovations in the field of networked and device embedded audio technology.  The Company owns a unique patent portfolio comprised of five issued patents in the United States, as well as three U.S. patents pending with additional patents being drafted for filing with the U.S. Patent and Trademark Office and internationally.

On August 17, 2012, AEAC acquired 80% of the Company from CMG.  Pursuant to the agreement:

1.                                      CMG would retain 15% of the Company.

2.                                      CMG would distribute to its stockholders, in the form of a dividend, 5% of the capital stock of the Company.

3.                                      The Company entered into a Royalty Agreement with CMG to pay to CMG 10% of cash received from income earned, settlements or judgments directly resulting from the Company’s patent enforcement and licensing strategy whether received by the Company or any of its affiliates, net of any direct costs or tax implications incurred in pursuit of such strategy pertaining to the patents.

4.                                      The Company entered into a Services Agreement with CMG whereby CMG will receive a commission of not less than 7.5% of all revenues received by the Company after the closing date from all business, clients, or other sources of revenue procured by CMG or its employees, officers or subsidiaries, and directed to the Company, and 10% of net revenues obtained from a third party described in the agreement.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements.  These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation and Non-Controlling Interest

The consolidated financial statements include the accounts of the Company and its subsidiary, Empire Technologies, LLC (“Empire”).  All significant inter-company accounts and transactions have been eliminated. In October 2010, the Company formed Empire as part of a joint venture with LVS Health Innovations, Inc. (“LVS”) whereby the Company owned 50% of Empire. Empire is considered a variable interest entity as defined by ASC 805-10 “Business Combinations” and the primary beneficiary of Empire as defined by ASC 805-10 and therefore consolidates the accounts of Empire for the year ending December 31, 2011. On April 30, 2012, LVS agreed to sell its 50% membership interest in Empire to the Company for consideration of $10 and the sum of previous LVS capital contributions paid in cash to Empire. The non-controlling interest was then eliminated and Empire is now treated as a 100% owned consolidated subsidiary.

During the year ended December 31, 2012 and 2011, Empire had no activity.  Empire had no assets or liabilities as of December 31, 2012 and December 31, 2011.

The Company acquired 19.5 % of Couponicate for a nominal cost in the year ended December 31, 2012. The entity has no assets or liabilities and has no net income or loss.

Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Revenue Recognition

Sales are recognized when revenue is realized or realizable and has been earned. Most revenue transactions represent sales of services. The Company’s policy is to recognize revenue when services are preformed and/or the project is completed.

Under the terms of the Company’s standard agreement for website design and development, revenue is recognized upon completion of the project. Revenue received prior to project completion is recognized as deferred revenue.

Under the terms of the Company’s standard agreement for website hosting, revenue is recognized as services are provided.  Invoices are generated, and revenue is recognized on a monthly basis.

The Company had two major customers generate 81% of its revenue in the fiscal year ended December 31, 2012.

Deferred Revenue

Revenue is recognized when services are performed and/or the project is completed.  Certain contracts contain payment terms of 2-3 installments, which become due upon the completion of various stages of the project or service.

The Company evaluates contracts upon receipt of installment payments to determine if the project and/or service has been completed.  In the event an installment payment is received prior to the full completion of the contracted project or service, it is held as deferred revenue until the completion of the project and/or service.

Certain website hosting contracts are prepared and invoiced on an annual basis.  Any funds received for hosting services not provided yet are held in deferred revenue, and are recorded as revenue is earned.

Fiscal Year End

The Company has a fiscal year ending on December 31.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Marketable Securities

Marketable securities are classified as trading and consist of common stock holdings of publicly traded companies.  These securities are marked to market at the end of each reporting period based on the closing price of the security at each balance sheet date.  Changes in fair value are recorded as unrealized gains or losses in the consolidated statement of operations in accordance with ASC 320.

Allowance for Doubtful Accounts

The Company establishes an allowance for bad debts through a review of several factors including historical collection experience, current aging status of the customer accounts, and financial condition of our customers. The Company does not generally require collateral for its accounts receivable. There was an allowance for doubtful accounts of $102,000 and $102,000 as of December 31, 2012 and 2011, respectively.

Property, Plant and Equipment

Property and equipment are carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repairs and maintenance are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of the Company’s property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are 5 to 7 years.

Impairment of Long-Lived Assets

The Company’s long-lived assets, including intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset.

Due to the Company’s recurring losses, its patents were evaluated for impairment and it was determined that future cash flows were insufficient for recoverability of the asset. The Company recognized impairment losses of $0 and $147,908 during the years ended December 31, 2012 and 2011, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

The Company has net operating loss carryforwards available to reduce future taxable income. Future tax benefits for these net operating loss carryforwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that the Company will not realize a future tax benefit, a valuation allowance is established.

Earnings (Loss) Per Share

Basic earnings (loss) per share are computed by dividing net income, or loss, by the weighted average number of shares of common stock outstanding for the period.  Diluted earnings (loss) per share and basic earnings (loss) per share are not included in the net loss per share computation until the Company has Net Income. Diluted loss per share including the dilutive effects of common stock equivalents on an “as if converted” basis would reduce the loss per share and thereby contradicting application of conservative accounting principles.

Financial Instruments

The carrying amount of our financial instruments, consisting of cash equivalents, short-term investments, account and notes receivable, accounts and notes payable, short-term borrowings and certain other liabilities, approximate their fair value due to their relatively short maturities. The carrying amount of our long-term debt approximates fair value since the stated rate of interest approximates a market rate of interest.

Fair Value Measurements

Fair value is an estimate of the exit price, representing the amount that would be received to, sell an asset or paid to transfer a liability in an orderly transaction between market participants (i.e., the exit price at the measurement date). Fair value measurements are not adjusted for transaction cost. Fair value measurement under generally accepted accounting principles provides for use of a fair value hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three levels:

Level 1:	Unadjusted quoted prices in active markets for identical assets or liabilities

Level 2:

Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3:	Unobservable inputs reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

The following are the Company’s marketable securities as of December 31, 2012 and 2011:

	Fair Value	Fair Value Hierarchy
Marketable securities, December 31, 2012	$30,000	Level 1
Marketable securities, December 31, 2011	$18,000	Level 1

New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 3: GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred net losses of $893,039 and $1,744,402 for the years ended December 31, 2012 and 2011, respectively. In addition, the Company had an accumulated deficit of $4,091,030 and $3,197,991 and a working capital deficit of $1,472,592 and $734,067 as of December 31, 2012 and 2011, respectively. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. In response to these conditions, the Company may raise additional capital through the sale of equity securities, through an offering of debt securities or through borrowings from financial institutions or individuals. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4: MARKETABLE SECURITIES

As of the years ended December 31, 2012 and 2011, the Company held 150,000 and 150,000 shares of the common stock of Ecologic Transportation, Inc. with a fair value of $30,000 and $18,000, respectively. An unrealized gain of $12,000 was recorded for the year ended December 31, 2012. An unrealized loss of $3,000 was recorded for the years ended December 31, 2011.

NOTE 5: PROPERTY, PLANT & EQUIPMENT

Property, plant and equipment consists of the following:

	December 31,	December 31,
	2012	2011

Computer & Peripherals	$25,478	$22,550
Accumulated Deprecation	(18,435)	(14,552)
Property Plant & Equipment, Net	$7,043	$7,998

Depreciation expense totaled $3,883 and $5,553 for the years ended December 31, 2012 and 2011, respectively.

NOTE 6: INTANGIBLE ASSETS

Prior to December 31, 2012, patents, technology and other intangibles with contractual terms were generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Prior to any impairment adjustment, intangible assets consisted of the following:

	December 31,	December 31,
	2012	2011

Patents	$—	$157,865
Domains	—	440
Accumulated Amortization	—	(10,397)
Intangible Assets, Net	$—	$147,908

Amortization expense totaled $0 and $7,558 for the years ended December 31, 2012 and 2011, respectively.

Due to the Company’s recurring losses, its patents were evaluated for impairment and it was determined that at December 31, 2011, future cash flows were insufficient for recoverability of the asset. The Company recognized impairment losses of $0 and $147,908 during the years ended December 31, 2012 and 2011, respectively.

NOTE 7: RELATED PARTY TRANSACTIONS

Related Party Debt

During the year ended December 31, 2011, the Company entered into several promissory notes with one of its officers. The promissory notes total $1,084,224, bore interest at 15% and were due before the end of August 2011.

On August 30, 2011, the Company and the officer entered into a modified promissory note agreement in which the nine promissory notes (the “Notes”) totaling $1,084,224 were modified into one promissory note of $1,084,224 (the “Modified Note”). Any interest accrued on the Notes prior to the modification were adjusted and recalculated at a rate of 7% per annum. Any penalties assessed on the Notes prior to August 30, 2011 were waived. Interest was accrued at a rate of 7% per annum commencing August 31, 2011. The term of the Modified Note extends to August 31, 2013. The Modified Note is convertible into common stock of the Company at a conversion price of $0.25 per share by August 31, 2013.

The Company analyzed the convertible notes for derivative accounting consideration under FASB ASC 815-15 and FASB ASC 815-40. The Company determined the embedded conversion option in the convertible notes met the criteria for classification in stockholders equity under ASC 815-15 and ASC 815-40 “Derivatives and Hedging”.  In addition, the Company determined that the convertible notes did not contain a beneficial conversion feature under FASB ASC 470-20 “Debt with Conversion and Other Options”.

The Company also analyzed the modification of the term under ASC 470-60 “Trouble Debt Restructurings”. The Company is experiencing financial difficulty and the creditor has a granted a concession under the Modified Note terms. The Company concluded the modification should be accounted under ASC 470-60 “Trouble Debt Restructurings”. The total future cash payments specified by the new terms is $1,242,340, which was less than the carrying amount of the promissory note of $1,364,274 (including accrued interest and penalties) prior to the modification.  Accordingly, the Company has reduced the carrying amount to an amount equal to the future cash payments and the difference of $121,934 was recognized as a related party gain on troubled debt restructuring in additional paid in capital during the year ended December 31, 2011.

Subsequent to the restructuring of debt, an additional $3,500 was loaned to the Company on December 16, 2011, which amount is interest free and payable upon demand. No payments of principal or interest were made during the year ended December 31, 2011.

On August 31, 2012, the officer paid $50,000 of the Company’s accounts payable.  As a result, the Company issued the officer a Convertible Promissory Note, which is payable within two years, accrues interest at 8% per annum, and is convertible into common stock of the Company at a price of $0.25 per share.

On November 27, 2012 and December 12, 2012, the officer loaned the Company $2,500 and $10,000, respectively. As a result, the Company issued the officer a Convertible Promissory Note, which is payable within two years, accrues interest at 8% per annum, and is convertible into common stock of the Company at a price of $0.25 per share.

The Company analyzed the convertible notes for derivative accounting consideration under FASB ASC 815-15 and FASB ASC 815-40. The Company determined the embedded conversion option in the convertible notes met the criteria for classification in stockholders equity under ASC 815-15 and ASC 815-40 “Derivatives and Hedging”.  In addition, the Company determined that the convertible notes did not contain a beneficial conversion feature under FASB ASC 470-20 “Debt with Conversion and Other Options.”

On December 5, 2012, the Company received a Notice to Convert from its president, Mr. Nathaniel Bradley, in which Mr. Bradley requested that 100% of his debt be converted into the Company’s common stock at a price of $0.25 per share.  As a result, the debt in the amount of $1,296,715, which includes accrued interest in the amount of $875, was converted into 5,186,860 shares of the Company’s common stock, and the related Promissory Note was deemed paid in full. Accrued interest in the amount of $84,581 was considered forgiven due to this conversion.

As of December 31, 2012 and 2011, Related Party Loans totaled $10,000 and $1,245,840, respectively.

Transactions with AEAC (affiliate)

As noted in Note 1, on August 17, 2012, AEAC acquired 80% of the Company’s common stock from CMG.  In conjunction with the transaction, the Company assumed a $425,000 convertible loan on behalf of AEAC.  See footnote 8 for more information.  As a result, a $425,000 receivable from AEAC was recorded on the same date.

During the year ended December 31, 2012, the Company received net advances from AEAC of $251,600.  The loans bear no interest, and are payable upon demand.  As of December 31, 2012 and 2011, there were amounts due from AEAC of $173,400 and $0, respectively.

During 2012, AEAC paid $20,000 of the Company’s accounts payable and forgave the debt. This amount has been recorded into Paid in Capital.

Other Transactions

As of December 31, 2012 and 2011, there were Related Party Payables of $829,418 and $398,270, respectively, for services performed by related parties.

As of December 31, 2012 and 2011, there were outstanding receivables of $16,125 and $13,125, respectively, for services performed for related parties.

For the years ended December 31, 2012 and 2011, there were revenues earned of $3,000 and $12,500, respectively, for services performed for related parties.

NOTE 8: NOTES PAYABLE

As of December 31, 2012 and 2011, the Company had an outstanding loan to a third party in the amount of $74,900, which was originally issued during 2006 as part of an Investment Agreement.  The loan was unsecured and bore interest at 25% per year for four years.  The Company had accrued interest of $74,900, which was included in accounts payable and accrued expenses on the balance sheet.  The note was in default until October 24, 2011, at which time the Company entered into a MTTF Termination and Release Agreement (“Release”) with the third party.  The terms of the Release, among other things, terminated the Investment Agreement between the parties, and required the Company to issue a Promissory Note to the third-party in the combined amount of principal and accrued interest to date, for a total principal amount of $149,800.  The note is interest free, and is payable in monthly installments of $2,000 beginning November 1, 2011.  As of December 31, 2012 and 2011, the principal amount owing was $121,800 and $145,800, respectively, of which $24,000 and $24,000, has been recorded as the current portion of the note, and $97,800 and $121,800 as the long-term portion of the note, respectively.

On August 17, 2012, the Company issued a Secured Promissory Note to CMGO Investors LLC, the agent for the former holders of CMG’s senior debt, in the amount of $425,000, related to acquisition of the Company by AEAC.  The note is payable in full pursuant to the extension in the payoff agreement by February 6, 2013, and bears interest at 8% per annum (360-day year).  The noteholder has the option to convert the principal and interest into 10% of the Company’s total issued and outstanding restricted common shares as of the date of the notice to convert, but in no event more than 6,000,000 shares. As of December 31, 2012, interest in the amount of $13,033 has been accrued. On February 6, 2013 the Secured Promissory Note to CMGO Investors LLC was repaid in full.

NOTE 9: COMMITMENTS AND CONTINGENCIES

On April 1, 2010, Nathaniel Bradley signed an employment agreement with the Company to serve as Chief Executive Officer and President of the Company. The employment agreement calls for Mr. Bradley to be paid $150,000 per year for a period of 4 years. The employment agreement provides for annual bonus compensation, standard health benefits, incentive programs, incentive compensation, and restricted stock compensation.  As of December 31, 2012 and 2011, the Company has accrued $386,539 and $206,539, respectively, in unpaid executive salaries owed to Nathaniel Bradley, which is included in related party payable in the consolidated balance sheet.

On April 1, 2010, Sean Bradley signed an employment agreement with the Company to serve as Vice President of Product Development of the Company. The employment agreement calls for Mr. Bradley to be paid $125,000 per year for a period of 4 years. The employment agreement provides for annual bonus compensation, standard health benefits, incentive programs, incentive compensation, and restricted stock compensation.  As of December 31, 2012 and 2011, the Company has

accrued $341,731 and $191,731, respectively, in unpaid executive salaries owed to Sean Bradley, which is included in related party payable in the consolidated balance sheet.

As of December 31, 2012 and 2011, the Company has accrued $101,148 and $39,537, respectively, in unpaid executive salaries owed to Jim Crawford, which is included in related party payable in the consolidated balance sheet.

NOTE 10: STOCKHOLDERS’ EQUITY

The total number of authorized shares of common stock that may be issued by the Company was 4,000,000 with a par value of $0.00001 per share. On August 17, 2012, the Company increased the total number of authorized shares of common stock to 100,000,000 shares, with a par value of $0.00001.

On August 30, 2011, the Company and one of its officers entered into a modified promissory note agreement. See details in Note 7. The transaction resulted in a related party gain on troubled debt restructuring of $121,934 recorded to Paid in Capital.

On August 17, 2012, in connection with the separation of the Company from CMG, the Company effectuated a forward split of its outstanding shares of common stock.  As a result, each outstanding share of common stock was forward split into 11.78299032 shares of the Company’s common stock, resulting in a total number of shares issued of 30,005,184.

On December 5, 2012, the Company received a Notice to Convert from its president, Mr. Nathaniel Bradley, in which Mr. Bradley requested that 100% of his debt be converted into the Company’s common stock at a price of $0.25 per share.  As a result, the debt in the amount of $1,296,715, which includes accrued interest in the amount of $875, was converted into 5,186,860 shares of the Company’s common stock on December 20, 2012, and the related Promissory Note was deemed paid in full. Accrued interest in the amount of $84,581 was considered forgiven due to this conversion.

On April 30, 2012, LVS agreed to sell its 50% membership interest in Empire to the Company for consideration of $10 and the sum of previous LVS capital contributions paid in cash to Empire. The non-controlling interest was then eliminated and Empire is now treated as a 100% owned consolidated subsidiary.

NOTE 11: INCOME TAXES

The Company accounts for income taxes under ASC 740, “Income Taxes”. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded when the ultimate realization of a deferred tax as The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

Deferred tax assets:	December 31, 2012	December 31, 2011
Net operating loss carry forwards	$1,170,000	$870,000
Less valuation allowance	(1,170,000)	(870,000)
Net deferred tax asset	$—	$—

At this time, the Company is unable to determine if it will be able to benefit from its deferred tax asset. There are limitations on the utilization of net operating loss carry forwards, including a requirement that losses be offset against future taxable income, if any. In addition, there are limitations imposed by certain transactions, which are deemed to be ownership changes. Accordingly, a valuation allowance has been established for the entire deferred tax asset. The approximate net operating loss carry forward was $3,440,000 and $2,550,000 as of December 31, 2012 and 2011, respectively and will start to expire in 2029.

NOTE 12: OPTIONS

As at December 31, 2012 the Company has 2,820,000 options issued and outstanding. The AudioEye, Inc. 2012 Incentive Compensation Plan has a total of 5,000,000 authorized shares and a balance of 2,180,000 shares remaining in the plan. These options were issued on December 19, 2012, vest 25% at each 6 month anniversary of the grant date, have an exercise price of $0.25 per share, and expire on December 19, 2017.

	Outstanding and Exercisable Options
		Remaining	Exercise Price	Weighted
	Number of	Contractual Life	times Number	Average	Intrinsic
Exercise Price	Shares	(in years)	of Shares	Exercise Price	Value
$0.25	2,820,000	5	$705,000	$0.25	$0
	2,820,000		$705,050	$0.25	0

The options were valued using the Black-Scholes pricing model. Significant assumptions used in the valuation include expected term of 3.25 years, expected volatility of 250%, risk free interest rate of 0.39%, and expected dividend yield of 0%. The grant date fair value of the options were determined to be $688,005.

For the year ended December 31, 2012, stock compensation expense related to the options totaled $12,103.

NOTE 13: SUBSEQUENT EVENTS

On February 6, 2013 the Secured Promissory Note to CMGO Investors LLC described in Note 8 was repaid in full. Cash payments were made totaling $200,000 for principal and total interest in the amounts of $183,661 and $16,339, respectively. The remaining $241,339 of principal was repaid with the issuance of 1,998,402 shares of the Company’s common stock.

On March 19, 2013, the Company’s board of directors approved the issuance of warrants to James Crawford, Nathaniel Bradley and Sean Bradley to purchase up to 464,593, 1,696,155 and 1,491,924, respectively, shares of Company common stock. The warrants have an issuance date of March 19, 2013, expire on March 19, 2018, have a strike price of $0.25 per share, and vest in 1/3 increments on the annual anniversaries of the issuance. The warrants to purchase up to an aggregate of 3,652,672 shares of common stock were valued at $889,595 using a strike and value price of $0.25, term of 3.167 years, volatility of 250% and discount rate of 0.75%.

On March 22, 2013, the Company and AEAC entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which AEAC would be merged with and into the Company (the “Merger”) with the Company being the surviving entity.  Pursuant to the Merger Agreement, each share of AEAC common stock issued and outstanding immediately prior to the Merger effective date would be converted into .94134 share of the Company’s common stock and the outstanding convertible debentures of AEAC (the “AEAC Debentures”) in the aggregate principal amount of $1,400,200, together with accrued interest thereon of $67,732, would be assumed by the Company and then exchanged for convertible debentures of the Company (the “AE Debentures”). Effective March 25, 2013, the Merger was completed.  In connection with the Merger, the stockholders of AEAC received on a pro rata basis the 24,004,143 shares of the Company’s common stock that were held by AEAC, and the former holders of the AEAC Debentures received an aggregate of 5,871,752 shares of the Company’s common stock pursuant to their conversion of all of the AE Debentures issued to replace the AEAC Debentures.  The principal assets of AEAC were certain rights to receive cash from the exploitation of the Company’s technology (the “Rights”) consisting of 50% of any cash received from income earned, settlements or judgments directly resulting from the Company’s patent strategy and a share of the Company’s net income for 2010, 2011 and 2012.  As a result of the Merger, the Rights have been extinguished.

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013

AUDIOEYE, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2013	December 31, 2012
ASSETS
Current Assets
Cash	$73,435	$11,710
Accounts receivable, net	120,650	16,256
Related party trade receivables	88,125	16,125
Marketable securities	12,000	30,000
Total Current Assets	294,210	74,091

Property and equipment, net	4,646	7,043
Intangible assets, net	3,161,773	3,418,621
Goodwill	700,528	700,528
Total Assets	$4,161,157	$4,200,283

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$430,132	$498,366
Deferred revenue	—	54,823
Notes and loans payable - current	167,070	1,466,700
Related party payable	91,250	829,418
Total Current Liabilities	688,452	2,849,307

Long Term Liabilities
Notes and loans payable - long term	79,800	97,800
Related party loans - long term	—	10,000
Total Long Term Liabilities	79,800	107,800
Total Liabilities	768,252	2,957,107

STOCKHOLDERS’ EQUITY
Common stock, $0.00001 par value, 100,000,000 shares authorized, 44,496,699 and 35,192,045 issued and outstanding, as of September 30, 2013 and December 31, 2012, respectively	445	352
Additional paid in capital	9,586,103	5,639,671
Accumulated deficit	(6,193,643)	(4,396,847)
Total Stockholders’ Equity	3,392,905	1,243,176
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,161,157	$4,200,283

See Notes to Unaudited Consolidated Financial Statements

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months ended		For the Nine Months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Revenue	$344,414	$222,459	$748,693	$276,587
Revenue from related party	37,125	750	57,375	2,250
Cost of revenues	130,771	66,895	226,561	219,926

Gross profit	250,768	156,314	579,507	58,911

OPERATING EXPENSES:
Selling & marketing	117,893	—	167,509	—
General and administrative	549,433	405,482	1,287,693	731,515
Amortization and depreciation	429,485	56,112	862,168	57,760
Total operating expenses	1,096,811	461,594	2,317,370	789,275
Operating (loss)	(846,043)	(305,280)	(1,737,863)	(730,364)

OTHER INCOME (EXPENSE)
Unrealized gain (loss) on marketable securities	(9,000)	15,000	(18,000)	36,000
Interest expense	(15,767)	(24,863)	(40,933)	(48,000)
Total other income (expense)	(24,767)	(9,863)	(58,933)	(12,000)

Net (loss)	$(870,810)	$(315,143)	$(1,796,796)	$(742,364)

Net (loss) per common share - basic and diluted	$(0.02)	$(0.01)	$(0.04)	$(0.02)
Weighted average common shares outstanding - basic and diluted	44,385,177	30,005,185	41,668,724	30,005,185

See Notes to Unaudited Consolidated Financial Statements

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months ended
	September 30, 2013	September 30, 2012

Cash Flows from operating activities:
Net (loss)	$(1,796,796)	$(742,364)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	269,135	57,760
Stock, option and warrant expense	593,019	—
Shares issued for services	50,000	—
Unrealized (gain) loss on investments	18,000	(36,000)
Changes in operating assets and liabilities:
Accounts receivable	(104,394)	(18,361)
Related party receivable	(72,000)	(2,250)
Accounts payable and accruals	146,857	171,730
Deferred revenue	(54,823)	(11,193)
Other Assets	—	(3,173)
Related party payables	274,583	286,652
Net cash (used in) operating activities	(676,419)	(297,199)

Cash Flows from investing activities:
Cash (paid for) computer equipment	—	(1,768)
Cash (paid for) patent costs	(9,890)	—
Net cash (used in) investing activities	(9,890)	(1,768)

Cash Flows from financing activities:
Payments on debt	(218,000)	(718,000)
Borrowings on debt	502,500	1,017,700
Borrowings on debt — related party	—	50,000
Proceeds from exercise of options	37,188	—
Proceeds from shares issued for cash, net	426,346
Net cash provided by financing activities	$748,034	$349,700

Increase in cash	61,725	50,733
Cash — beginning of period	11,710	32,156
Cash — end of period	$73,435	$82,889

NON-CASH FINANCING ACTIVITIES
Common stock issued for conversion of debt	$1,709,291	$—
Warrants issued for accounts payable and related party payables	1,073,751	—
Common stock issued for accounts payable	50,000	—
Accounts payable converted into debt	30,000	—
Debt discount from warrants issued with debt	6,930	—
Intangible asset from the purchase of AudioEye by AEAC	—	4,252,342

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$24,967	$—
Income taxes paid	$—	$—

See Notes to Unaudited Consolidated Financial Statements

AUDIOEYE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 (Unaudited)

NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of AudioEye, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Annual Report filed with the SEC on Form 10-K.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the year ended December 31, 2012 as reported in the Company’s Annual Report on Form 10-K have been omitted.

Corporate Organization

The Company was formed as a Delaware corporation on May 20, 2005. On March 31, 2010, CMG Holdings Group, Inc. (“CMGO”) acquired the Company.  In connection with the acquisition, the former stockholders of the Company retained rights to receive cash from the exploitation of the Company’s technology (the “Rights”), consisting of 50% of any cash received from income earned, settlements or judgments directly resulting from the Company’s patent strategy and a share of its net income for 2010, 2011 and 2012 from the exploitation of the Company’s technology.  The Rights were then contributed to a newly formed Nevada corporation, AudioEye Acquisition Corporation (“AEAC”), in exchange for shares of AEAC.  During the period as a wholly-owned subsidiary of CMGO, the Company continued to expand its patent portfolio to protect its proprietary Internet content publication and distribution technology.

On June 22, 2011, CMGO entered into a Master Agreement with AEAC pursuant to which: (i) the stockholders of AEAC would acquire from the CMGO 80% of the Company’s capital stock (the “Separation”) and (ii) CMGO would distribute to its stockholders, in the form of a dividend, 5% of the Company’s capital stock (the “Spin-off”).  Pursuant to the Master Agreement, AEAC was required to arrange for the release of senior secured notes (the “Senior Notes”) issued by CMGO in an aggregate principal amount of $1,025,000, which CMGO had been unable to service.  On August 15, 2012, the Company, CMGO and AEAC completed the Separation.  In connection with the Separation, AEAC arranged for the release of CMGO under the Senior Notes by payment to the holders thereof of $700,000, the delivery of a secured promissory note in the principal amount of $425,000 and the issuance of 1,500,000 shares of the common stock of AEAC.  On January 29, 2013, the Securities and Exchange Commission declared effective the Company’s registration statement on Form S-1 with respect to 1,500,259 shares of its common stock to be issued in the Spin-off. On February 6, 2013, the secured promissory note was repaid in full. On February 22, 2013, CMGO completed the Spin-off.

In connection with the Separation, the Company entered into a Royalty Agreement with CMGO. Pursuant to the Royalty Agreement, for a period of five years, the Company will pay to CMGO 10% of cash received from income earned or settlements on judgments directly resulting from the Company’s patent enforcement and licensing strategy, whether received by the Company on any of its affiliates, net in either case of any direct costs or tax implications incurred in pursuit of such strategy as they relate to the patents described in the Master Agreement.  Additionally, the Company entered into a Services Agreement with CMGO whereby, without duplication to the amounts payable under the Royalty Agreement, for a period of 5 years, CMGO will receive a commission of 7.5% of all revenues received by the Company after the Separation from all business, clients or other sources of revenue procured by CMGO or its employees, officers or subsidiaries and directed to the Company and 10% of net revenues obtained from a specified customer.

On March 22, 2013, the Company and AEAC entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which AEAC would be merged with and into the Company (the “Merger”)

with the Company being the surviving entity.  Pursuant to the Merger Agreement, each share of AEAC common stock issued and outstanding immediately prior to the Merger effective date would be converted into .94134 shares of the Company’s common stock and the outstanding convertible debentures of AEAC (the “AEAC Debentures”) in the aggregate principal amount of $1,400,200, together with accrued interest thereon, would be assumed by the Company and then exchanged for the Company’s convertible debentures (the “AE Debentures”).

Effective March 25, 2013, the Merger was completed.  In connection with the Merger, the stockholders of AEAC received on a pro rata basis the 24,004,143 shares of the Company’s common stock that were held by AEAC, and the former holders of the AEAC Debentures received an aggregate of 5,871,752 shares of the Company’s common stock pursuant to their conversion of all of the AE Debentures issued to replace the AEAC Debentures.  The principal asset of AEAC was the Rights that had been contributed to AEAC by the Company’s former stockholders.  As a result of the Merger, the Rights have been extinguished.

NOTE 2: GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred net losses of $1,829,489 and $742,364 for the nine months ended September 30, 2013 and 2012, respectively. In addition, the Company had an accumulated deficit of $6,226,336 and $4,396,847 and a working capital deficit of $394,242 and $2,775,216 as of September 30, 2013 and December 31, 2012, respectively. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. In response to these conditions, the Company is attempting to raise additional capital through the sale of equity securities, an offering of debt securities or borrowings from financial institutions or other third parties, or a combination of the foregoing. No assurance can be given that the Company will be able to raise sufficient financing to implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3: RELATED PARTY TRANSACTIONS

As of September 30, 2013 and December 31, 2012, short-term related party payables totaled $91,250 and $829,418, respectively.

As of September 30, 2013 and December 31, 2012, there were long-term related party loans of $0 and $10,000, respectively, for services performed by related parties.

As of September 30, 2013 and December 31, 2012, there were outstanding receivables of $88,125 and $16,125, respectively, for services performed for related parties.

For the three and nine months ended September 30, 2013 and 2012, there were revenues earned of $39,325 and $750 and $57,375 and $2,250, respectively, for services performed for related parties.

NOTE 4: NOTES PAYABLE

As of December 31, 2012, the Company had an outstanding loan to a third party in the amount of $74,900, which was originally issued during 2006 as part of an Investment Agreement.  The loan was unsecured and bore interest at 25% per year for four years. The Company had accrued interest of $74,900, which was included in accounts payable and accrued expenses on the balance sheet.  The note was in default until October 24, 2011, at which time the Company entered into a Termination and Release Agreement (“Release”) with the third party.  The terms of the Release, among other things, terminated the Investment Agreement between the parties, and required the Company to issue a Promissory Note to the third-party in the combined amount of principal and accrued interest to date, for a total principal amount of $149,800.  The note is interest free, and is payable in monthly installments of $2,000 beginning November 1, 2011.  As of September 30, 2013 and December 31, 2012, the principal amount owing was $103,800 and $121,800, respectively, of which $24,000 and $24,000, respectively, has been recorded as the current portion of the note, and $79,800 and $97,800, respectively, as the long-term portion of the note, respectively. The Company has paid $18,000 in monthly installments for the nine months ended September 30, 2013.

On August 15, 2012, the Company issued a Secured Promissory Note to CMGO Investors LLC, the agent for the former holders of CMGO’s senior debt, in the amount of $425,000, related to the separation of the Company from CMGO, which took place on August 17, 2012.  The note bore interest at 8% per annum.  Pursuant to an extension granted by the noteholder, the note was due on February 6, 2013.  The noteholder had the option to convert the principal and interest into 10% of the Company’s total issued and outstanding common shares as of the date of the notice to convert, but in no event more than 6,000,000 shares. On February 6, 2013, the Secured Promissory Note was repaid in full. Payment consisted of cash payments of $200,000, of which $16,339 was interest and $183,661 was principal. The balance of the principal of $241,359 was repaid with the issuance of 1,998,402 common shares of the Company, which represented 5.678562% of the outstanding shares on February 6, 2013.

During the period ended March 31, 2013, AEAC borrowed an additional $382,500 which was evidenced by the issuance of AEAC Debentures, $30,000 of which was accounts payable converted into debt. These debentures bore interest at 8% per annum and were due one year from the date of issuance. The debenture holders had the option to convert the principal and interest at an exercise price $0.25 per share.

In connection with the Merger that occurred March 25, 2013, the Company assumed the obligations under the AEAC debentures and issued new AE Debentures, which in turn were converted by the holders thereof into an aggregate of 5,871,752 shares of the Company’s common stock. These shares were issued for the conversion of total principal of $1,400,200 and accrued interest of $67,732 on the former AE Debentures.

On August 3, 2013 the Company borrowed $150,000 with a coupon rate of 10%, due on September 10, 2013 with a warrant to purchase 20,000 common shares, vesting immediately with a strike price of $0.50. The 20,000 common share warrant was valued at $6,930 on August 3, 2013 using a closing price that day of $0.47, a strike price of $0.50, term of 5 years, volatility of 100%, dividends of 0%, and a discount rate of 1.36%. The value of the warrant of $6,930 is reflected as a discount to the note for a net amount of $143,070. For the period ended September 30, 2013, interest was accrued in the amount of $2,384.

NOTE 5: COMMITMENTS AND CONTINGENCIES

On August 7, 2013, the Company entered into agreements with the following executive officers:

•                                          Nathaniel Bradley. Pursuant to an Executive Employment Agreement, Nathaniel Bradley was employed as the Company’s Chief Executive Officer.  The term of the Executive Employment Agreement is three years commencing August 7, 2013, subject to extension upon mutual agreement.  He is to receive a base annual salary of $200,000 during the employment period.  He is entitled to receive bonuses at the sole discretion of the Company’s board of directors or the compensation committee.  Mr. Bradley is also entitled to equity awards under the Company’s incentive compensation plans. In connection with entry into the Executive Employment Agreement, the Company and Mr. Bradley terminated the existing employment agreement, dated April 1, 2010, between the Company and Mr. Bradley effective as of August 7, 2013.

•                                          Sean Bradley. Pursuant to an Executive Employment Agreement, Sean Bradley was employed as the Company’s Chief Technology Officer.  The term of the Executive Employment Agreement is three years commencing August 7, 2013, subject to extension upon mutual agreement.  He is to receive a base annual salary of $195,000 during the employment period.  He is entitled to receive bonuses at the sole discretion of the Company’s board of directors or the compensation committee.  Mr. Bradley is also entitled to equity awards under the Company’s incentive compensation plans. In connection with entry into the Executive Employment Agreement, the Company and Mr. Bradley terminated the existing employment agreement, dated April 1, 2010, between the Company and Mr. Bradley effective as of August 7, 2013.

•                                          James Crawford. Pursuant to an Executive Employment Agreement, James Crawford was employed as the Company’s Chief Operating Officer.  The term of the Executive Employment Agreement is three years commencing August 7, 2013, subject to extension upon mutual agreement.  He is to receive a base annual salary of $185,000 during the employment period.  He is entitled to receive bonuses at the sole discretion of the Company’s board of directors or the compensation committee.  Mr. Crawford is also entitled to equity awards under the Company’s incentive compensation plans.

•                                          Edward O’Donnell. Pursuant to an Executive Employment Agreement, Mr. O’Donnell was employed as the Company’s Chief Financial Officer.  The term of the Executive Employment Agreement is two years commencing August 7, 2013, subject to extension upon mutual agreement.  He is to receive a base annual salary of $165,000 during the employment period.  He is entitled to receive bonuses at the sole discretion of the Company’s board of directors or the compensation committee.  Mr. O’Donnell is also entitled to equity awards under the Company’s incentive compensation plan.

•                                          Constantine Potamianos. Pursuant to an Executive Employment Agreement, Constantine Potamianos was employed as the Company’s Chief Legal Officer and General Counsel.  The term of the Executive Employment Agreement is two years commencing August 7, 2013, subject to extension upon mutual agreement.  He is to receive a base annual salary of $150,000 during the employment period.  He is entitled to receive bonuses at the sole discretion of the Company’s board of directors or the compensation committee.  Mr. Potamianos is also entitled to equity awards under the Company’s incentive compensation plan.

NOTE 6: STOCKHOLDERS’ EQUITY

As of September 30, 2013 and December 31, 2012, the Company had 44,496,699 and 35,192,045 shares of common stock issued and outstanding, respectively.

On February 6, 2013, the Secured Promissory Note to CMGO Investors LLC was repaid in full. Payment consisted of cash payments of $200,000 of which $16,339 was interest and $183,661 was principal. The balance of the principal of $241,359 was repaid with the issuance of 1,998,402 common shares of the Company, which was 5.678562% of the outstanding shares on February 6, 2013.

In connection with the Merger that occurred March 22, 2013, the former holders of the AEAC Debentures received an aggregate of 5,871,752 shares of the Company’s common stock pursuant to their conversion of all of the AE Debentures issued to replace the AEAC Debentures totaling $1,400,200 of principal and $67,732 of interest. These shares were issued for the conversion of total principal and accrued interest on the former AE Debentures.

On April 5, 2013, the Company issued 200,000 shares of the Company’s common stock for services valued at $50,000.

In the quarter ended June 30, 2013, pursuant to a private placement (the “Private Placement”), the Company sold 1,092,000 units to a group of accredited investors, with each unit consisting of one share of the Company’s common stock and and a three-year warrant to purchase one share of the Company’s common stock.  The warrants included in the units have an exercise price of $0.50 per share. The purchase price of each unit was $0.50. As of June 30, 2013, 1,092,000 shares of the Company’s common stock and warrants to purchase up to a total of 1,092,000 shares of the Company’s common stock were to be issued in connection with the Private Placement. The Company received net cash of $426,346 and $50,000 of accounts payable were forgiven from the sale of units.

On September 10, 2013, the Company issued 142,500 common shares for the exercise of options and received proceeds of $37,188.

NOTE 7: OPTIONS

As of September 30, 2013, the Company has 4,427,500 options issued and outstanding. The AudioEye, Inc. 2012 Incentive Compensation Plan has a total of 5,000,000 authorized shares and had a balance of 30,000 shares remaining in the plan as of September 30, 2013. The AudioEye, Inc. 2013 Incentive Compensation Plan has a total of 5,000,000 authorized and had a balance of 4,400,000 shares remaining in the plan as of September 30, 2013. The AudioEye, Inc. 2013 Incentive Compensation Plan was adopted by the Company’s board of directors on August 20, 2013 and approved by the Company’s stockholders thereafter.

The Company issued 400,000 options on May 10, 2013, which vest 50% on grant date and 12.5% every 90 days thereafter, have an exercise price of $1.00 per share, and expire on May 9, 2016. On July 29, 2013, the Company issued 350,000 options, which vest 50% on July 29, 2014 and 50% on July 29, 2015, have an exercise price of $0.35 and expire on July 29, 2018. On August 20, 2013, the Company issued 300,000 options, which vest 50% in February 2014 and 50% in August 2014, have an exercise price of $0.40 and expire on August 20, 2018. On August 20, 2013, the Company issued 100,000 options, which vest 50% immediately and 12.5% every 90 days thereafter, have an exercise price of $0.50 and expire on August 20, 2016. On August 20, 2013, the Company issued 600,000 options, which vest 50% immediately and 12.5% every 90 days thereafter, have an exercise price of $0.50 and expire on August 20, 2018.

Below is a table summarizing the Company’s outstanding options as of December 31, 2012 and September 30, 2013:

	Number of shares	Wtd. Avg.	Wtd. Avg.	Intrinsic
	Shares	Exercise Price	Remaining Term	Value
Outstanding at December 31, 2012	2,820,000	0.25	5.00	211,500

Granted	1,750,000	0.58	—	—

Exercised	142,500	0.25	—	—

Outstanding at September 30, 2013	4,427,500	0.38	4.23	177,323

The 1,750,000 options granted for the nine months ended September 30, 2013 were valued using the Black-Scholes pricing model. Significant assumptions used in the valuation included expected term between 1.42 — 3.25 years, expected volatility of 100%, risk free rate between 0.82% - 1.57%, and expected dividend yield of 0%. The grant date fair value of the options were determined to be $439,748.

For the nine months ending September 30, 2013, the Company has incurred options based expense of $257,275.

NOTE 8: WARRANTS

On March 19, 2013, the Company’s board of directors approved the issuance of warrants to James Crawford, Nathaniel Bradley and Sean Bradley to purchase up to 464,593, 1,696,155 and 1,491,924, respectively, shares of Company common stock in consideration for the release of an aggregate of $913,168 due to the issuees. The warrants have an issuance date of March 19, 2013, expire on March 19, 2018, have a strike price of $0.25 per share, and vest in 1/3 increments on the annual anniversaries of the issuance. The warrants to purchase up to an aggregate of 3,652,672 shares of common stock were valued at $913,168, which is the same amount as the related party payables forgiven.

On May 10, 2013, the Company’s board of directors approved the issuance of a warrant to a third party to purchase up to 41,872 shares of Company common stock in settlement of accounts payable. The warrant expires on May 7, 2018, has a strike price of $1.22 per share, and was vested upon grant. The warrant was valued at $51,000, which is the same amount as the accounts payable forgiven.

On June 30, 2013, the Company’s board of directors approved the issuance of warrants to James Crawford, Nathaniel Bradley and Sean Bradley to purchase up to 38,333, 32,500 and 28,333, respectively, shares of Company common stock in consideration for the release of an aggregate of $38,333 due to the issuees. The warrants have an issuance date of June 30, 2013, expire on June 30, 2016, have a strike price of

$0.50 per share, and were vested upon grant. The warrants to purchase up to 99,166 an aggregate of shares of common stock were valued at $38,333, which is the same amount as the related party payables forgiven.

In the nine months ended September 30, 2013, pursuant to a private placement (the “Private Placement”), the Company sold 1,092,000 units to a group of accredited investors, with each unit consisting of one share of the Company’s common stock and a three-year warrant to purchase one share of the Company’s common stock.  The warrants included in the units have an exercise price of $0.50 per share. The purchase price of each unit was $0.50. As of September 30, 2013, 1,092,000 shares of the Company’s common stock were issued and warrants to purchase up to a total of 1,092,000 shares of the Company’s common stock were to be issued in connection with the Private Placement. These warrants will not be issued until the final closing of the Private Placement.

On July 29, 2013, the Company’s board of directors approved the issuance of warrants to two entities to purchase up to 250,000, in aggregate, shares of Company common stock as a part of two service contracts. The warrants have an issuance date of July 29, 2013, expire on July 29, 2018, have a strike price of $0.50 - $0.60 per share, and were vested upon grant. The warrants to purchase up to 250,000 an aggregate of shares of common stock were valued at $95,642.

On August 3, 2013, the Company issued a warrant to purchase up to 20,000 shares of Company common stock to the issuer of the $150,000 note detailed in Note 4. The warrant has an issue date of August 3, 2013, expires on August 3, 2018, has a strike price of $0.50, and was vested upon grant. The warrant was valued at $6,930 and recorded as a debt discount to the note.

On September 30, 2013, the Company’s board of directors approved the issuance of warrants to James Crawford, Nathaniel Bradley, Sean Bradley and Ted O’Donnell to purchase up to 95,394, 103,128, 67,033, and 28,360, respectively, shares of Company common stock in consideration for the release of an aggregate of $71,250 due to the issuees. The warrants have an issuance date of September 30, 2013, expire on September 30, 2016, have a strike price of $0.39 per share, and were vested upon grant. The warrants to purchase up to 293,915 an aggregate of shares of common stock were valued at $71,250, which is the same amount as the related party payables forgiven.

Below is a table summarizing the Company’s outstanding warrants as of December 31, 2012 and September 30, 2013:

	Number of	Wtd Avg.	Wtd Avg.	Intrinsic
	Shares	Exercise Price	Remaining Term	Value
Outstanding at December 31, 2012	—	—	—	—

Granted	4,357,625.29		—	—

Outstanding at September 30, 2013	4,357,625.29		4.36	—

The warrants were valued using the Black-Scholes pricing model. Significant assumptions used in the valuation include expected term of 3.5 to 5.0 years, expected volatility of 100% to 250%, risk free interest rate of 0.82% to 1.40%, and expected dividend yield of 0%.

For the nine months ending September 30, 2013, the Company has incurred warrants based expense of $286,770.

NOTE 9: PERFORMANCE SHARE UNITS

On August 7, 2013, the Company entered into Performance Share Unit Agreements under the AudioEye, Inc. 2012 Incentive Compensation Plan with Nathaniel Bradley, Sean Bradley and James Crawford:

•                                          Nathaniel Bradley. Mr. Bradley was granted an award of up to an aggregate of 200,000 Performance Share Units (“PSUs”), subject to increase of up to a total of 400,000 PSUs over a three-year period.  Each PSU represents the right to receive one share of the Company’s common stock.  The number of PSUs for a performance period will be determined by the level of achievement of performance goals in accordance with the terms and provisions of the Performance Share Unit Agreement.

•                                          Sean Bradley. Mr. Bradley was granted an award of up to an aggregate of 200,000 PSUs, subject to increase of up to a total of 300,000 PSUs over a three-year period.  Each PSU represents the right to receive one share of the Company’s common stock.  The number of PSUs for a performance period will be determined by the level of achievement of performance goals in accordance with the terms and provisions of the Performance Share Unit Agreement.

•                                          James Crawford. Mr. Crawford was granted an award of up to an aggregate of 200,000 PSUs, subject to increase of up to a total of 300,000 PSUs over a three-year period.  Each PSU represents the right to receive one share of the Company’s common stock.  The number of PSUs for a performance period will be determined by the level of achievement of performance goals in accordance with the terms and provisions of the Performance Share Unit Agreement.

The Company estimates that 100% of the PSUs or 1,000,000 incentive shares will be issued. The closing stock price on the date of the agreements on August 7, 2013 was $0.45. Total PSUs expense of $450,000 will be amortized over the performance period from grant through March 31, 2016.

For the nine months ending September 30, 2013, the Company has incurred performance share unit based expense of $75,000.

NOTE 10: ACQUISITION OF AUDIOEYE, INC. BY AUDIOEYE ACQUISITION CORPORATION

On August 17, 2012, AEAC acquired 80% of AudioEye, Inc. for $1,125,000 and 1,500,000 shares of AEAC common stock with a fair value of $375,000.

On August 17, 2012, the Company determined the fair value of its patents to be $3,551,814. The following table sets forth the purchase price allocation for the acquisition of AudioEye, Inc. as of August 17, 2012:

Purchase Price Allocation

Purchase Price: Cash	$1,125,000
1,500,000 shares of AEAC stock	375,000	$1,500,000

Add: Net Assets (deficit)		2,752,342	*
Less: Identifiable Intangibles - Patents		(3,551,814)
Goodwill		$700,528

Net Assets (deficit)

Book Value
at 08/17/12
Current Assets	$109,521
Property, Plant & Equipment, net	7,688
Patents	—
Current Liabilities	(1,517,724)
L/T Liabilities	(1,351,827)
Contingent Liabilities (Note 2)	—
Net Assets (deficit)	$(2,752,342)*

In accordance with ASC 805, the Company has accounted for the combination using the Acquisition Method for the purpose of allocating the purchase price and determining goodwill. The fair value of the Company’s current tangible assets, property and equipment and liabilities approximated book value on the date of the acquisition. Therefore no adjustment has been made to the book value of the Company’s existing tangible assets and liabilities. The Company has determined that the value of goodwill is $700,528, based upon the Company’s enterprise allocation, less the Company’s net assets at the time of purchase, less any identifiable intangible assets, and is comprised of the expected synergies and intangible assets that do not qualify for separate recognition. While the Company uses its best estimates and assumptions as part of the purchase price allocation process to value net assets as of the Separation date of August 17, 2012, the purchase price allocation could change during the measurement period (not to exceed one year) if new information is obtained about facts and circumstances that existed as of the Separation date that, if known, would have resulted in the recognition of additional, or change in existing, assets and liabilities as of that date.

The Company has identified its patents as qualifying for separate recognition, in accordance with ASC 820.  In determining the fair market value associated with the patents, the Company used the Income Method. Inasmuch as the Company has previously determined that there existed an impairment of the patent based upon an analysis utilizing the Company’s historical cash flows, it was necessary for the Company to consider any identifiable future cash flows that were reliably estimable at the date of Separation. The Company has determined that the only identifiable revenue stream for future cash flows directly related to the patents at the date of the Separation are those related to the licensing of its technology to the U.S. government.  All other potential revenue is highly speculative, and/or not directly related to the patents at the date of the Separation. Based on the analysis performed, the Company determined the fair value of the patents on the date of separation to be $3,551,814.

NOTE 11: MERGER OF AUDIOEYE, INC. AND AUDIOEYE ACQUISITION CORPORATION

On March 22, 2013, the Company and AEAC entered into the Merger Agreement.  Pursuant to the Merger Agreement, each share of AEAC common stock issued and outstanding immediately prior to the Merger effective date would be converted into .94134 shares of the Company’s common stock, and the outstanding AEAC Debentures in the aggregate principal amount of $1,400,200, together with accrued interest thereon of $67,732, would be assumed by the Company and then exchanged for AE Debentures. Effective March 25, 2013, the Merger was completed.  In connection with the Merger, the stockholders of AEAC received on a pro-rata basis the 24,004,143 shares of the Company’s common stock that were held by AEAC, and the former holders of the AEAC Debentures received an aggregate of 5,871,752 shares of the Company’s common stock pursuant to their conversion of all of the AE Debentures issued to replace the AEAC Debentures.

This transaction was accounted for as a combination of entities under common control under ASC 805-10-15.  Accordingly, the historical financial statements have been adjusted retroactively assuming the transaction occurred on January 1, 2012.  The Company recorded the following net assets after elimination of intercompany receivables and payables:

Assets
Cash	4,593
Intangible Assets	3,551,814
Goodwill	700,528
Total Assets	4,256,935

Liabilities
Accounts payable and accrued expenses	117,162

Net Assets	4,139,773

NOTE 12: INTANGIBLE ASSETS

Prior to September 30, 2013, patents, technology and other intangibles with contractual terms were generally amortized over their estimated useful lives of ten years. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Prior to any impairment adjustment, intangible assets consisted of the following:

	September 30,	December 31,
	2013	2012

Patents	$3,563,541	$3,553,651
Accumulated Amortization	(401,768)	(135,030)
Intangible Assets, Net	$3,161,773	$3,418,621

Amortization expense totaled $266,738 and $55,288 for the nine months ended September 30, 2013 and 2012, respectively.

NOTE 13: SUBSEQUENT EVENTS

On October 10, 2013, options were exercised for 42,250 shares of common stock.

On November 22, 2013, 1.3 million shares of common stock were issued for consulting services.

On November 25, 2013, the Company conducted a final closing of the Private Placement pursuant to which an additional 50,000 units were sold to an affiliate of a director (which is part of the Selling Stockholders). Each unit consisted of one share of the Company’s common stock and a three-year warrant to purchase one share of the Company’s common stock.  The warrants included in the units have an exercise price of $0.50 per share. The purchase price of each unit was $0.50.

On December 23, 2013 and January 30, 2014, the Company sold an aggregate of 11,501,669 units to 15 accredited investors (who are part of the Selling Stockholders) for gross proceeds of $3,450,500 in a separate private placement (the “Second Private Placement”).  The units in the Second Private Placement consisted of 11,501,669 shares of the Company’s common stock and warrants to purchase an additional 12,421,807  shares of the Company’s common stock, which warrants include warrants to purchase 920,138 shares of the Company’s common stock issued to the placement agent in connection with their services.  The warrants in the Second Private Placement are for a term of five years and have an exercise price of $0.40 per share.

On December 30, 2013, the Company completed the repurchase of 2,184,583 shares of the Company’s Common stock owned by CMGO which shares were transferred to the Company in January, 2014 and retired to treasury. In connection, with the repurchase, the Company paid CMGO $573,000 and forgave a $50,000 payable from an affiliate of CMGO.

Effective January 27, 2014, the Company entered into agreements with Paul Arena.  Under an Executive Employment Agreement dated as of January 27, 2014 (the “Agreement”), Mr. Arena will have direct responsibility working in conjunction with the Company’s Chief Executive Officer, over operations, sales marketing, financial accounting and SEC reporting, operational budgeting, sales costing analysis, billing and auditor interfacing.  The initial term of Mr. Arena’s employment is two years.  Mr. Arena’s base salary is $275,000 per year.  Mr. Arena is to receive a signing bonus of $35,000 and is entitled to a quarterly bonus of up to $50,000 based on recognized revenues for the applicable quarter and additional bonuses at the discretion of the Company’s board of directors or compensation committee.  Mr. Arena has been granted five year warrants to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.40 per share and stock options to purchase 1,500,000 shares at an exercise price of $0.40 per share subject to vesting as set forth in the Agreement.  Pursuant to a separate Performance Share Unit Agreement dated as of January 27, 2014 (the “PSU Agreement”), the Company granted to Mr. Arena an award of up to 3,000,000 PSUs.  Each PSU represents the right to receive one share of common stock.  The number of PSUs that Mr. Arena actually earns will be determined by the level of achievement of the performance goals set forth in the PSU Agreement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is a statement of the expenses to be incurred by us in connection with the distribution of the securities registered under this registration statement. All amounts are estimated except the SEC registration fee.

Item	Amount
SEC Registration Fee	$1,152
Accounting Fees and Expenses	6,000
Legal Fees and Expenses	30,000
Transfer Agent Fees	1,000
Miscellaneous	1,000
Total	$39,152

Item 14. Indemnification of Directors and Officers.

As authorized by Section 102(b)(7) of the DGCL, our certificate of incorporation provides that a director of our company will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption for liability or limitation thereof is not permitted under the DGCL. The DGCL provides that the liability of a director may not be limited (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for liability for payments of dividends or for stock purchases or redemptions in violation of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

While the certificate of incorporation will provide directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the certificate of incorporation will have no effect on the availability of equitable remedies, such as an injunction or rescission based on a director’s breach of such director’s duty of care.

In addition, our by-laws will provide that we will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director of our company or an officer of our company elected by our board of directors or, while a director of our company or an officer of our company elected by our board of directors, is or was serving at the request of our company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in the bylaws, we will be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by our board of directors.

We will maintain directors’ and officers’ liability insurance policies insuring directors and officers of our company for certain covered losses as defined in the policies.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.                                                  Recent Sales of Unregistered Securities.

During the years ended December 31, 2012 and 2011 there were no sales of unregistered securities. Other transactions in stockholders’ equity are described in other areas of this annual report, including advances made by Nathaniel Bradley that were converted into common stock.

On December 5, 2012, we received a Notice to Convert from our Chief Executive Officer, Nathaniel Bradley, in which Mr. Bradley requested that 100% of his debt be converted into shares of our common stock at a price of $0.25 per share.  As a result, the debt in the amount of $1,296,715, which includes accrued interest, was converted into 5,186,860 shares of our common stock, and the related promissory note was deemed paid in full. Accrued interest in the amount of $84,581 was considered forgiven due to this conversion. The issuance of the notes and common shares were issued pursuant to Section 4(2) of the Securities Act.

During the period from June 17, 2013 to November 13, 2013, we sold an aggregate of 1,142,000 units to 16 accredited investors (who are part of the Selling Stockholders) for gross proceeds of $571,000 in a private placement (the “First Private Placement”).   The units in the First Private Placement consisted of 1,142,000 shares of our common stock and warrants to purchase an additional 1,221,360 shares of common stock, which warrants include warrants to purchase 79,360 shares of our common stock issued to the placement agent in connection with their services.  The warrants in the First Private Placement are for a term of three years (four years for the warrants issued to the placement agent) and have an exercise price of $0.50 per share.  On December 23, 2013, we sold an aggregate of 10,835,002 units to 15 accredited investors (who are also part of the Selling Stockholders) for gross proceeds of $3,250,500 and on January 30, 2014, we sold an additional 667,667 units to two accredited investors (who participated in the December 23, 2013 tranche) for gross proceeds of $200,000 in a separate private placement (the “Second Private Placement”).  The units in the Second Private Placement consisted of 11,501,669 shares of our common stock and warrants to purchase an additional 12,421,807 shares of our common stock, which warrants include warrants to purchase 920,138 shares of our common stock issued to the placement agent in connection with their services.  The warrants in the Second Private Placement are for a term of five years and have an exercise price of $0.40 per share.

Item 16.                                                  Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation of AudioEye, Inc. (1)

3.2	Certificate of Amendment of the Certificate of Incorporation of AudioEye, Inc. (1)

3.3	Certificate of Amendment of the Certificate of Incorporation of AudioEye, Inc. (2)

3.4	By-laws of AudioEye, Inc. (1)

4.1	Form of Warrant (First Private Placement) (9)

4.2	Form of Warrant (Second Private Placement) (9)

5.1*	Opinion of TroyGould PC regarding the validity of securities being registered

10.1	Master Agreement dated as of September 22, 2011 between CMG Holdings Group, Inc. and AudioEye Acquisition Corporation (1)

10.2	Form of Services Agreement between CMG Holdings Group, Inc. and AudioEye, Inc. (1)

10.3	Termination and Release Agreement dated October 24, 2011 between Maryland Technology Development Corp. and AudioEye, Inc. (3)

Exhibit No.	Description

10.4	Promissory Note dated October 24, 2011 between Maryland Technology Development Corp. and AudioEye, Inc. (3)

10.5	AudioEye, Inc. 2012 Incentive Compensation Plan effective December 19, 2012 (4)

10.6	AudioEye, Inc. 2013 Incentive Compensation Plan effective August 20, 2013 (8)

10.7	Agreement and Plan of Merger dated as of March 22, 2013 between AudioEye, Inc. and AudioEye Acquisition Corporation (5)

10.8	Executive Employment Agreement dated August 7, 2013 between Nathaniel Bradley and AudioEye, Inc. (7)

10.9	Executive Employment Agreement dated August 7, 2013 between Sean Bradley and AudioEye, Inc. (7)

10.10	Executive Employment Agreement dated August 7, 2013 between James Crawford and AudioEye, Inc. (7)

10.11	Executive Employment Agreement dated August 7, 2013 between Edward O’Donnell and AudioEye, Inc. (7)

10.12	Executive Employment Agreement dated August 7, 2013 between Constantine Potamianos and AudioEye, Inc. (7)

10.13	Performance Share Unit Agreement dated August 7, 2013 between Nathaniel Bradley and AudioEye, Inc. (7)

10.14	Performance Share Unit Agreement dated August 7, 2013 between Sean Bradley and AudioEye, Inc. (7)

10.15	Performance Share Unit Agreement dated August 7, 2013 between James Crawford and AudioEye, Inc. (7)

10.16	Registration Rights Agreement dated as of November 13, 2013 by and among the Company and the investors identified on the signature pages thereto (First Private Placement) (9)

10.17	Registration Rights Agreement dated as of December 23, 2013 by and among the Company and the investors identified on the signature pages thereto (Second Private Placement) (9)

10.18	Executive Employment Agreement dated January 27, 2014 between Paul Arena and AudioEye, Inc. (10)

10.19	Performance Share Unit Agreement dated January 27, 2014 between Paul Arena and AudioEye, Inc. (10)

10.20*	AudioEye, Inc. 2014 Incentive Compensation Plan effective January 27, 2014

14.1	Code of Ethics (6)

23.1*	Consent of MaloneBailey, LLP, independent registered public accounting firm

23.2	Consent of TroyGould PC (included in Exhibit 5.1, above)

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definitions Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*                 Filed herewith.

(1)              Incorporated by reference to Form S-1, filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 21, 2011.

(2)              Incorporated by reference to Form S-1/A, filed with the SEC on October 1, 2012.

(3)              Incorporated by reference to Form S-1/A, filed with the SEC on February 10, 2012.

(4)              Incorporated by reference to Form S-1/A, filed with the SEC on January 11, 2013.

(5)              Incorporated by reference to Form 8-K, filed with the SEC on March 27, 2013.

(6)              Incorporated by reference to Form 10-K, filed with the SEC on April 15, 2013.

(7)              Incorporated by reference to Form 10-Q, filed with the SEC on August 9, 2013.

(8)              Incorporated by reference to Form S-8, filed with the SEC on August 28, 2013.

(9)             Incorporated by reference to Form 8-K, filed with the SEC on December 26, 2013.

(10)      Incorporated by reference to Form 8-K, filed with the SEC on January 30, 2014.

Item 17.                                                  Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, in Tucson, Arizona on February 4, 2014.

AudioEye, Inc.

By:	/s/ Nathaniel Bradley
Name:	Nathaniel Bradley
Title:	President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Edward O’Donnell
Name:	Edward O’Donnell
Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Nathaniel Bradley	Chief Executive Officer, President and Director (Principal Executive Officer)	February 4, 2014
Nathaniel Bradley

/s/ Edward O’Donnell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 4, 2014
Edward O’Donnell

/s/ Paul Arena	Executive Chairman/Chairman of the Board	February 4, 2014
Paul Arena

/s/ Sean Bradley	Chief Technology Officer, Secretary and Director	February 4, 2014
Sean Bradley

/s/ James Crawford	Chief Operating Officer, Treasurer and Director	February 4, 2014
James Crawford

/s/ Edward W. Withrow III	Director	February 4, 2014
Edward W. Withrow III

/s/ Dr. Carr Bettis	Director	February 4, 2014
Dr. Carr Bettis

/s/ Craig Columbus	Director	February 4, 2014
Craig Columbus